UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __ )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Meet Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: The Meet Group, Inc. common stock, par value $0.001 per share (“Company Common Stock”).
(2)

Aggregate number of securities to which transaction applies: The maximum number of shares of Company Common Stock to which this transaction applies is estimated to be 80,083,859, which consists of (a) 71,009,300 shares of Company Common Stock outstanding; (b) 3,522,205 shares of Company Common Stock issuable pursuant to outstanding options with exercise prices below the per share merger consideration of $6.30; and (c) 5,552,354 shares of Company Common Stock issuable pursuant to outstanding stock-based awards and rights.

(3)

Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated as the sum of: (a) the product of 71,009,300 shares of Company Common Stock outstanding and the per share merger consideration of $6.30; (b) the product of (i) 3,522,205 shares of Company Common Stock issuable upon exercise of outstanding options to purchase shares of Company Common Stock with exercise prices below the per share merger consideration of $6.30 and (ii) the difference between $6.30 and the weighted average exercise price of such options of $3.63; and (c) 5,552,354 shares of Company Common Stock issuable pursuant to outstanding stock-based awards and rights.

	(4)	Proposed maximum aggregate value of transaction: $496,851,865
(5)

Total fee paid: $64,491.37

In accordance with Section14(g) of the Securities Exchange Act of 1934, as amended, the filed fee was determined by multiplying $496,851,865 (the proposed maximum aggregate value of the transaction) by .0001298

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED April 2, 2020

[                ], 2020

Dear Fellow Stockholders:

You are cordially invited to attend a special meeting of the stockholders of The Meet Group, Inc. (“we,” “our,” “The Meet Group” or the “Company”), which we will hold at the offices of our outside legal counsel Morgan, Lewis & Bockius LLP located at 1701 Market Street, Philadelphia, Pennsylvania 19103, on [            ], 2020 at 10:00 a.m. local time.

While we currently intend to hold the special meeting in-person as planned, as part of our precautions regarding the coronavirus (COVID-19), we are sensitive to the public health and travel concerns that our stockholders may have, as well as any protocols that federal, state and local governments may impose. In the event we determine it is necessary or appropriate to take additional steps regarding how we conduct our special meeting, including the possibility that the special meeting will be held virtually over the internet, we will announce this decision in advance, and details regarding how to participate will be posted on our website and filed with the Securities and Exchange Commission (the “SEC”).

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (as amended, modified or supplemented from time to time, the “Merger Agreement”), dated as of March 5, 2020, by and among The Meet Group, eHarmony Holding, Inc., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Parship Group, GmbH, which is a platform company of ProSiebenSat.1 Media SE’s (“ProSieben”) and General Atlantic Coöperatif U.A.’s (“General Atlantic”) jointly-held company NCG – NUCOM GROUP SE, a European stock corporation (“NuCom”), Holly Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer (“Merger Sub”) and, solely for the purpose of guaranteeing Buyer’s obligations under the Merger Agreement as set forth therein, NuCom. Upon the terms and subject to the conditions of the Merger Agreement, Buyer’s wholly owned subsidiary will merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger and a direct wholly owned subsidiary of Buyer.

If the Merger Agreement is adopted and the Merger is completed, each share of common stock of the Company, par value $0.001 per share (“Company Common Stock”) (other than certain shares specified in the Merger Agreement) will be converted into the right to receive $6.30 per share in cash, without interest and subject to any required tax withholding, representing a 30% and 43% premium to the unaffected 30-day and 60-day volume-weighted average share price, respectively, of the Company Common Stock through December 13, 2019, the last trading day prior to published market speculation regarding a potential transaction involving the Company.

The Meet Group’s board of directors unanimously recommends that our stockholders vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the other matters to be considered at the special meeting.

The enclosed proxy statement describes the Merger Agreement, the Merger and related matters, and attaches a copy of the Merger Agreement. We urge stockholders to read the entire proxy statement, including the Merger Agreement, carefully, as it sets forth the details of the Merger Agreement and other important information related to the Merger.

Your vote is very important. The Merger cannot be completed unless the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote at the special meeting vote in favor of the proposal to adopt the Merger Agreement and approve the Contemplated Transactions. If you fail to vote in person or by proxy, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

More information about the special meeting, the Merger and the other proposals for consideration at the special meeting is contained in the accompanying proxy statement.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Okapi Partners LLC, with respect to banks and brokers, collect at (212) 297-0720 and, with respect to shareholders and all others, toll-free at (877) 869-0171.

On behalf of The Meet Group’s entire board of directors, we thank you for your continued support.

Sincerely,

The Meet Group, Inc.

Geoff Cook

Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, the Merger Agreement or the other transactions contemplated by the Merger Agreement or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [                ], 2020 and is first being mailed to stockholders on or about [                ], 2020.

THE MEET GROUP, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	[ ], 2020

Time:	10:00 a.m. local time

Place:	Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103*

Record Date:	[ ], 2020

Meeting Agenda:

To consider and vote upon the following proposals:

1.

to (i) adopt the Agreement and Plan of Merger (as amended, modified or supplemented from time to time, the “Merger Agreement”), dated as of March 5, 2020, by and among The Meet Group, eHarmony Holding, Inc., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Parship Group, GmbH, which is a platform company of ProSiebenSat.1 Media SE’s (“ProSieben”) and General Atlantic Coöperatif U.A.’s (“General Atlantic”) jointly-held company NCG – NUCOM GROUP SE, a European stock corporation (“NuCom”), Holly Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer (“Merger Sub”) and, solely for the purpose of guaranteeing Buyer’s obligations under the Merger Agreement as set forth therein, NuCom, and (ii) approve the transactions contemplated thereby (the “Contemplated Transactions”), pursuant to which, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub shall merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”), and the Surviving Corporation becoming a wholly owned subsidiary of Buyer;

2.	to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger; and

3.

to approve the adjournment of the special meeting and any adjourned session of the special meeting, if necessary or appropriate, including to allow additional time to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum.

Please vote your shares. If you are a stockholder of record, you may vote in the following ways:

We encourage stockholders to vote promptly. If you fail to vote, the effect will be the same as a vote “AGAINST” the proposal to adopt the Merger Agreement.	By Telephone	By Internet	By Mail	In Person
In the U.S. or Canada you can vote by calling 1-800-690-6903.	You can vote online at www.proxyvote.com. You will need the 12-digit control number on the proxy card.	You can vote by mail by marking, dating and signing your proxy card and returning it in the postage-paid envelope.	You can vote in
person at the special
meeting. Please refer
to the section of this
proxy statement
entitled “The Special
Meeting — Date,
Time and Place of
the Special Meeting”
for further
information
regarding attending
the special meeting.

If your shares of Company Common Stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

*

While we currently intend to hold the special meeting in-person as planned, as part of our precautions regarding the coronavirus (COVID-19), we are sensitive to the public health and travel concerns that our stockholders may have, as well as any protocols that federal, state and local governments may impose. In the event we determine it is necessary or appropriate to take additional steps regarding how we conduct our special meeting, including the possibility that the special meeting will be held virtually over the internet, we will announce this decision in advance, and details regarding how to participate will be posted on our website and filed with the SEC.

The board of directors of the Company (the “Company Board”) has unanimously determined that the Merger Agreement and the Contemplated Transactions, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, declared it advisable to enter into the Merger Agreement and approved the execution, delivery and performance of the Merger Agreement and the consummation of the Contemplated Transactions, including the Merger. The Company Board has unanimously directed that the Merger Agreement and the Contemplated Transactions be submitted to the Company’s stockholders at the special meeting for adoption and approval as contemplated by the Merger Agreement and unanimously recommends that the stockholders of The Meet Group, Inc. vote (i) “FOR” the proposal to adopt the Merger Agreement and to approve the Contemplated Transactions, (ii) “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger, and (iii) “FOR” the proposal to approve the adjournment of the special meeting and any adjourned session of the special meeting, if necessary or appropriate, including to allow additional time to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum. If you sign, date and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted “FOR” each of the foregoing proposals in accordance with the Company Board Recommendation.

Your vote is important, regardless of the number of shares of Company Common Stock you own. The adoption of the Merger Agreement and the approval of the Contemplated Transactions require the affirmative vote of the holders of a majority of the outstanding shares of the common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), entitled to vote at the special meeting and is a condition to the completion of the Merger. The approval of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger and the approval of the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement and approve the Contemplated Transactions or in the absence of a quorum, each requires the affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon, but approval of these two proposals is not a condition to the completion of the Merger. If you fail to vote in person or by proxy, or fail to instruct your broker, bank or other nominee on how to vote, the shares of Company Common Stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Contemplated Transactions.

Under Delaware law, stockholders who do not vote in favor of the proposal to adopt the Merger Agreement and approve the Contemplated Transactions will have the right to seek appraisal of the fair value of their shares of Company Common Stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for an appraisal before the vote on the proposal to adopt the Merger Agreement and to approve the Contemplated Transactions and comply with the other Delaware law procedures explained in the accompanying proxy statement. See the section of this proxy statement entitled “Appraisal Rights.”

You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

Only holders of record of shares of Company Common Stock as of the close of business on [            ], 2020, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting.

Before voting your shares of Company Common Stock, we urge you to, and you should, read the entire proxy statement carefully, including its annexes and the documents incorporated by reference in the proxy statement.

By order of the Company Board,

Spencer Rhodes

Chairman of the Board

New Hope, Pennsylvania

ANNEX A	Agreement and Plan of Merger
ANNEX B	Opinion, dated March 4, 2020 of BofA Securities, Inc.
ANNEX C	Section 262 of the General Corporation Law of the State of Delaware

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the Merger Agreement and the Merger. We encourage you to, and you should, carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. We have included page references to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”

The Companies (page 21)

The Meet Group, Inc.

The Meet Group, Inc. (“we,” “our,” “The Meet Group” or the “Company”) is a Delaware corporation. The Meet Group is a leading provider of interactive livestreaming solutions designed to meet the universal need for human connection. The Meet Group’s ecosystem of livestreaming apps enables users around the world to interact through one-to-many livestreaming broadcasts and text-based conversations. The Meet Group is publicly listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “MEET” and headquartered in New Hope, Pennsylvania.

Additional information about The Meet Group is contained in its public filings, certain of which are incorporated by reference herein. For more information, see the sections of this proxy statement entitled “Where You Can Find Additional Information” and “The Companies — The Meet Group, Inc.”

eHarmony Holding, Inc.

eHarmony Holding, Inc. (“Buyer”) is a Delaware corporation and a subsidiary of Parship Group GmbH (“Parship Group”). Parship Group is a portfolio company of NCG NUCOM GROUP SE, a European stock corporation (“NuCom”) and jointly-held company of ProSiebenSat.1 Media SE (“ProSieben”) and General Atlantic Coöperatif U.A. (“General Atlantic”), and operates a platform of matchmaking brands, including Parship, Elite Partner and eHarmony. For more information, see the section of this proxy statement entitled “The Companies — eHarmony Holding, Inc.”

Holly Merger Sub, Inc.

Holly Merger Sub, Inc. (“Merger Sub”) is a Delaware corporation and a direct, wholly owned subsidiary of Buyer that will function as the merger subsidiary in the Merger. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement (the “Contemplated Transactions”) and it has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities in connection with Buyer’s acquisition of the Company. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease. For more information, see the section of this proxy statement entitled “The Companies — Holly Merger Sub, Inc.”

The Special Meeting (page 22)

Date, Time and Place of the Special Meeting

The special meeting of The Meet Group’s stockholders (the “special meeting”) will be held at the offices of Morgan, Lewis & Bockius LLP located at 1701 Market Street, Philadelphia, Pennsylvania 19103, on [                ], 2020 at 10:00 a.m. local time.

Purposes of the Special Meeting

At the special meeting, Company stockholders will be asked to consider and vote on the following proposals:

•

to adopt the Agreement and Plan of Merger, dated as of March 5, 2020 (as amended, modified or supplemented from time to time, the “Merger Agreement”), by and among the Company, Buyer, Merger Sub, and, solely for the purposes of guaranteeing Buyer’s obligations under the Merger Agreement, NuCom and to approve the Contemplated Transactions (the “Merger Proposal”);

•

to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger Proposal — Interests of the Company’s Directors and Named Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” (the “Compensation Proposal”); and

•

to approve the adjournment of the special meeting and any adjourned session of the special meeting , if necessary or appropriate, including to allow additional time to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal or in the absence of a quorum (the “Adjournment Proposal”).

The Company’s stockholders must approve the Merger Proposal for the Merger to occur. If the stockholders fail to approve the Merger Proposal, the Merger will not occur. For more information, see the sections of this proxy statement entitled “The Special Meeting” and “The Merger Agreement.”

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting.

The Meet Group’s board of directors (the “Company Board”) has unanimously determined that the Merger Agreement and the Contemplated Transactions, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, declared it advisable to enter into the Merger Agreement, and approved the execution, delivery and performance of the Merger Agreement and the consummation of the Contemplated Transactions, including the Merger. The Company Board has unanimously directed that the Merger Proposal be submitted for consideration by the Company’s stockholders at the special meeting and unanimously recommends that the Company’s stockholders vote “FOR” the Merger Proposal at the special meeting and “FOR” the other proposals to be considered at the special meeting.

Record Date, Notice and Quorum

The holders of record of outstanding shares of The Meet Group common stock, par value $0.001 per share (The “Company Common Stock”), as of the close of business on [ ], 2020, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, [ ] shares of Company Common Stock were outstanding and entitled to vote at the special meeting.

The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the aggregate voting power of the shares of the capital stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Abstentions will be counted as shares present for purposes of determining the presence of a quorum. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Required Vote

Each share of Company Common Stock outstanding as of the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

For the Company to complete the Merger, stockholders holding a majority of the shares of Company Common Stock outstanding as of the close of business on the record date must vote “FOR” the Merger Proposal. An abstention with respect to the Merger Proposal, or a failure to vote your shares of Company Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” this proposal.

Approval of each of (i) the Compensation Proposal and (ii) the Adjournment Proposal requires the affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon, but is not a condition to the completion of the Merger. An abstention with respect to either proposal will have the same effect as a vote “AGAINST” these proposals. A failure to return your proxy card or otherwise vote your shares of Company Common Stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on these proposals, assuming a quorum is present.

The Company’s directors and named executive officers have informed us that they intend to vote their shares of Company Common Stock in favor of the Merger Proposal and the other proposals to be considered at the special meeting, although they have no obligation to do so.

As of the record date, our directors and named executive officers owned and were entitled to vote, in the aggregate, approximately [                ] shares of Company Common Stock, or approximately [    ]% of the outstanding shares of Company Common Stock entitled to vote at the special meeting.

Proxies; Revocation

Any Company stockholder of record entitled to vote at the special meeting may submit a proxy by telephone or over the Internet, by returning the enclosed proxy card, or by attending the special meeting and voting in person. If your shares of Company Common Stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee.

Any proxy may be revoked at any time prior to its exercise by submitting a properly executed, later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary at The Meet Group, Inc., 100 Union Square Drive, New Hope, Pennsylvania 18938, or by attending the special meeting and voting in person. Attending the special meeting without taking one of the foregoing actions will not in itself revoke your proxy.

The Merger Proposal (page 27)

You will be asked to consider and vote upon the Merger Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement and incorporated in its entirety by reference herein. The Merger Agreement provides, among other things, that at the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”).

In the Merger, (i) all shares of Company Common Stock that are owned, directly or indirectly, by Buyer, the Company (including shares held as treasury stock or otherwise) or Merger Sub immediately prior to the Effective Time will be automatically cancelled and will cease to exist, (ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with the terms of the Merger Agreement and shares owned by holders that have exercised their appraisal rights under Delaware law) will, at the Effective Time, be converted into the right to receive $6.30 in cash, without interest (the “Per Share Merger Consideration”), payable to the holder in accordance with the terms of the Merger Agreement, less any withholding, and (iii) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation. From and after the Effective Time, all shares of Company Common Stock converted into the right to receive the Per Share Merger Consideration will cease to be outstanding and will be automatically cancelled and retired.

Upon completion of the Merger, the Surviving Corporation will be a wholly owned subsidiary of Buyer, the Company Common Stock will no longer be publicly traded and the Company’s existing stockholders will cease to have any ownership interest in the Company. The Surviving Corporation will therefore be a privately held company, wholly owned by Buyer.

Treatment of Company Equity Awards (page 58)

Except as otherwise agreed upon by the holder and the Buyer in writing, the following will apply to the Company’s equity awards:

Company Stock Options. At the Effective Time of the Contemplated Transactions, each stock option to acquire shares of Company Common Stock that is outstanding at the Effective Time (each, a “Company Stock Option”), whether or not then vested or exercisable, will be cancelled in exchange for a cash payment, without interest and less applicable tax withholding, equal to the product of (A) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock issuable upon the exercise of such Company Stock Option as of immediately prior to the Effective Time. Any Company Stock Option that has an exercise price per share that is greater than or equal to the Per Share Merger Consideration will be cancelled at the Effective Time without payment of any consideration.

Company RSAs. At the Effective Time of the Contemplated Transactions, each share of restricted stock of the Company outstanding immediately prior to the Effective Time (each, a “Company RSA”) will fully vest and become free of restrictions and repurchase rights and the holder thereof shall then become entitled to receive a cash payment, without interest and less applicable tax withholding, equal to the Per Share Merger Consideration.

Company PSUs. At the Effective Time of the Contemplated Transactions, each outstanding restricted stock unit award that is subject to performance-based vesting and is outstanding immediately prior to the Effective Time (each, a “Company PSU”) will be cancelled in exchange for the right to receive a cash payment, without interest and less applicable tax withholding, equal to the product of (A) the Per Share Merger Consideration, multiplied by (B) the number of units that vest with respect to each Company PSU determined based on the achievement of the applicable performance goals through the date immediately preceding the Effective Time. Any restricted stock units underlying a Company PSU that do not vest will be forfeited and cancelled without payment of any consideration.

Conditions to Completion of the Merger (page 72)

The respective obligations of each party to effect the Merger is subject to the satisfaction or waiver in writing at or prior to the closing of the Merger (the “Closing”) of the following conditions:

•

no law or order (whether temporary, preliminary or permanent) issued by a governmental authority of competent jurisdiction, shall be in effect which prohibits, restrains, enjoins or makes illegal the consummation of the Merger or any of the Contemplated Transactions;

•	the approval of the Merger Proposal by the holders of a majority of the outstanding shares of Company Common Stock (“Company Stockholder Approval”) shall have been obtained;

•

the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) shall have expired or been subject to early termination, and approvals from the Bundeswettbewerbsbehörde (Austria’s Federal Competition Authority) and Bundeskartellamt (Germany’s Federal Cartel Office) shall have been granted or deemed to have been granted; and

•	review and clearance by the Committee on Foreign Investment in the United States (“CFIUS”) shall have been obtained.

The respective obligations of Buyer and Merger Sub to effect the Merger are subject to the satisfaction, or waiver in writing by Buyer, at or prior to the Closing of certain additional conditions, including:

•

certain of the Company’s representations and warranties shall be true and correct in all respects (both as of the date of this Agreement and as of the date of Closing (the “Closing Date”) as though made on and as of such date) except for de minimis deviations with respect to capitalization, and all other representations and warranties of the Company shall be true and correct (both as of the date of this Agreement and as of the Closing Date as though made on and as of such date) except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For more information, see the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Merger”;

•

the performance and compliance by the Company in all material respects with each of its covenants and agreements required to be performed or complied with under the Merger Agreement at or prior to the Closing Date; and

•	no Company Material Adverse Effect having occurred after the date of the Merger Agreement.

The obligation of the Company to effect the Merger is subject to the satisfaction, or waiver in writing by the Company, on or prior to the Closing of certain additional conditions, including:

•

the representations and warranties of Buyer and Merger Sub contained in the Merger Agreement shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made on and as of such date, interpreted without giving effect to any Buyer Material Adverse Effect or materiality qualifications, except where all failures of such representations and warranties to be true and correct have not had, and would not reasonably be expected to have, a Buyer Material Adverse Effect. For more information, see the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Merger”; and

•

the performance and compliance by each of the Buyer and the Merger Sub in all material respects with each of its covenants and agreements required to be performed or complied with under the Merger Agreement at or prior to the Closing Date.

Company Board Recommendation (page 36)

The Company Board has unanimously determined that the Merger Agreement and the Contemplated Transactions, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, declared it advisable to enter into the Merger Agreement, and approved the execution, delivery and performance of the Merger Agreement and the consummation of the Contemplated Transactions, including the Merger. The Company Board has unanimously directed that the Merger Proposal be submitted for consideration by the Company’s stockholders at the special meeting and recommends that the Company’s stockholders vote “FOR” the Merger Proposal at the special meeting and “FOR” the other proposals to be considered at the special meeting (the “Company Board Recommendation”).

Reasons for the Merger (page 36)

For a description of the reasons considered by the Company Board in resolving to recommend in favor of the approval of the Merger Proposal, see the section of this proxy statement entitled “The Merger Proposal — Reasons for the Merger; Company Board Recommendation.”

Opinion of The Meet Group’s Financial Advisor (page 40)

In connection with the Merger, BofA Securities, Inc. (“BofA Securities”), the Company’s financial advisor, delivered to the Company’s Board a written opinion, dated March 4, 2020, as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Company common stock of the Consideration to be received by such holders. The full text of the written opinion, dated March 4, 2020, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety.

BofA Securities provided its opinion to the Company’s Board (in its capacity as such) for the benefit and use of the Company’s Board in connection with and for purposes of its evaluation of the Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Merger or any other matter.

Interests of the Company’s Directors and Named Executive Officers in the Merger (page 49)

In considering the recommendation of the Company Board that Company stockholders approve the Merger Proposal, Company stockholders should be aware that the directors and named executive officers of the Company have potential interests in the Contemplated Transactions, that may be different from, or in addition to, the interests of Company stockholders generally, including, among others:

•

members of the Board and the named executive officers of the Company are entitled to new and continued rights of indemnification and advancement of expenses and insurance coverage under the Merger Agreement;

•

subject to continued employment on the payment date, each of the Company’s named executive officers, other than Mr. Cook, will receive on the closing of the Contemplated Transactions a transaction bonus equal to 50% of the officer’s base salary in effect as of the Closing;

•

the treatment of the Company Stock Options, Company RSAs and Company PSUs held by the Company’s named executive officers as of the Effective Time and the Company RSAs held by the Company’s non-employee directors as described herein; and

•	severance payments upon a termination without cause or resignation with good reason.

The Company Board was aware of these interests and considered them, among other matters, in making its recommendation that Company stockholders vote in favor of the Merger Proposal. For more information, see the section of this proxy statement entitled “The Merger Proposal — Interests of the Company’s Directors and Named Executive Officers in the Merger.”

Equity Commitment Letters (page 49)

Concurrently with the execution of the Merger Agreement, Buyer has delivered to the Company equity commitment letters (together, the “Equity Commitment Letters”) from each of (i) General Atlantic and (ii) ProSieben pursuant to which, subject to the conditions contained in such Equity Commitment Letters, General Atlantic and ProSieben commit to $282,800,000.00 and $214,100,000.00, respectively, of equity financing to Buyer to enable it to consummate the Merger.

Material U.S. Federal Income Tax Consequences of the Merger (page 53)

The receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of Company Common Stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For more information, see the section of this proxy statement entitled “The Merger Proposal — Material U.S. Federal Income Tax Consequences of the Merger.”

Regulatory Approvals (page 54)

Antitrust Clearance. Completion of the Merger is conditioned on the expiration or early termination of the applicable waiting period under the HSR Act and approval from the Bundeswettbewerbsbehörde (Austria’s Federal Competition Authority) and Bundeskartellamt (Germany’s Federal Cartel Office). The Company and Buyer filed a Notification and Report Form with the Antitrust Division and the FTC on March 26, 2020. The Company and Buyer made all required filings to the Bundeswettbewerbsbehörde and the Bundeskartellamt on [            ], 2020 and [            ], 2020, respectively.

Commitments to Obtain Antitrust Approval. Buyer is required to use its best efforts to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to resolve, avoid or eliminate each and every impediment under the HSR Act or any other antitrust laws asserted by any governmental authority with respect to the Merger so as to enable the Closing to occur as promptly as reasonably practicable, subject to certain limitations. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — Antitrust Matters.”

CFIUS Approval. Completion of the Merger is also conditioned on the Committee on Foreign Investment in the United States (“CFIUS”) (i) providing a written notice that it has determined that it has concluded action and there are no unresolved national security concerns with respect to the Contemplated Transactions, (ii) indicating it is not able to conclude action under applicable law with respect to the Contemplated Transactions on the basis of a declaration but has not requested the submission of a joint voluntary notice (and Buyer has determined not to submit a joint voluntary notice), or (iii) if CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the Contemplated Transactions, then (A) the President shall have announced a decision not to take any action to suspend or prohibit the Contemplated Transactions or (B) having received a report from CFIUS requesting the President’s decision, the President shall not have taken any action after fifteen days from the date the President received such report.

Commitments to Obtain CFIUS Approval. The Company must use its reasonable best efforts to cooperate in connection with any actions taken by Buyer in connection with obtaining CFIUS approval. The aforementioned obligation includes the submission of a joint voluntary notice to CFIUS if necessary, in accordance with the Merger Agreement and providing all such assurances as may be customarily and reasonably necessary to address national security, law enforcement, and public safety interests in relation to any services offered by the Company or its subsidiaries or facilities owned or leased by the Company or its subsidiaries, subject to certain limitations set forth in the Merger Agreement. The parties submitted the draft joint voluntary notice to CFIUS on March 19, 2020. The parties must cooperate in connection with resolving any investigation or other inquiry of CFIUS or any other governmental authority related to the CFIUS review process. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — CFIUS Approval.”

Filing Fees. Buyer has agreed to pay all filing fees payable to any governmental authority in connection with any filings made to obtain any required regulatory approval.

Appraisal Rights (page 82)

Under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), stockholders who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Per Share Merger Consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the Merger Proposal and must not vote or otherwise submit a proxy in favor of the Merger Proposal. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety.

Delisting and Deregistration of the Company Common Stock (page 56)

If the Merger is completed, the Company Common Stock will be delisted from NASDAQ and deregistered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Non-Solicitation; Superior Proposal (page 65)

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, the Company has agreed that it will not, nor will it permit any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to the Company’s stockholders), with respect to any Competing Company Transaction, (ii) enter into, maintain, continue or otherwise engage or participate in any discussions or negotiations with any person in furtherance of such inquiries or to obtain a proposal or offer with respect to a Competing Company Transaction, (iii) agree to, approve, endorse, recommend or consummate any Competing Company Transaction, (iv) enter into an agreement with respect to a Competing Company Transaction or (v) resolve, propose or agree to do any of the foregoing.

However, at any time prior to receipt of the Company Stockholder Approval (as defined in the Merger Agreement), the Company may furnish information to, and enter into discussions and negotiations with, any person who has made a written, bona fide proposal or offer with respect to a Competing Company Transaction that did not arise from any material breach by the Company of its non-solicitation obligations if, prior to furnishing such information and entering into such discussions and negotiations, (A) the Company Board has determined, in its good-faith judgment (after consulting with an outside financial advisor and outside legal counsel), that such proposal or offer constitutes, or is reasonably likely to lead to, a Superior Proposal; (B) the Company has provided written notice to Buyer of its intent to furnish information to, and enter into discussions and negotiations with, such person; and (C) the Company has obtained (to the extent not already obtained) from such person an acceptable confidentiality agreement and, promptly upon its execution, delivered to Buyer a copy of such acceptable confidentiality agreement.

Change in the Company Board Recommendation (page 66)

The Company Board has unanimously recommended that the stockholders vote “FOR” the Merger Proposal. Generally, the Company Board shall not effect a Change in the Company Board Recommendation (as defined in the Merger Agreement).

However, the Merger Agreement permits the Company Board to effect a Change in the Company Board Recommendation and/or, in response to a Superior Proposal, terminate the Merger Agreement in order to enter into an acquisition agreement providing for such Superior Proposal, if the Company has received a Superior Proposal that did not result from a breach of the Company’s non-solicitation obligations and the Company Board determines in its good-faith judgment, after consulting with its outside legal counsel, that a failure to make a Change in the Company Board Recommendation with respect to such Superior Proposal would be inconsistent with the Company Board’s fiduciary duties to the Company or the stockholders under applicable law, and subject to the requirements that:

•

the Company provides prior written notice to Buyer advising Buyer that the Company Board has received a Superior Proposal promptly after the Company Board determines it has received a Superior Proposal, stating that the Company Board intends to make a Change in the Company Board Recommendation or terminate the Merger Agreement and describing in reasonable detail the terms and conditions of such Superior Proposal, including a copy of the offer or proposal that constitutes the Superior Proposal;

•

Buyer does not, within five business days of receipt of written notice of a Superior Proposal (the “Notice Period”), make a written offer or proposal to revise the terms of the Agreement (any such offer, a “Revised Transaction Proposal”) in a manner that the Company Board determines in its good-faith judgment, after consulting with an outside financial advisor and outside legal counsel, to be at least as favorable to the Company’s stockholders as such Superior Proposal;

•

during the Notice Period, the Company shall negotiate in good faith with Buyer (to the extent Buyer desires to negotiate) regarding any Revised Transaction Proposal and, following the end of the Notice Period, the Company Board shall have considered in good faith any revisions to the terms of the Agreement proposed in writing by Buyer and shall have determined, after consultation with its outside financial advisor and outside legal counsel, that the Superior Proposal would continue to constitute a Superior Proposal if the revisions proposed by Buyer were to be given effect; and

•

any amendment to the material terms of such Superior Proposal during the Notice Period shall require a new written notice of the material terms of such amended Superior Proposal from the Company and a new notice period shall commence, except that the five-business-day period shall instead be equal to the longer of the three-business-day Notice Period and the period remaining under the initial five-business-day Notice Period, including with respect to the Company’s obligations to negotiate in good faith with Buyer.

In addition, the Company Board may also effect a Change in the Company Board Recommendation in response to an Intervening Event if the Company Board determines in good faith after consultation with its independent financial advisors and outside legal counsel that the failure to effect a Change in the Company Board Recommendation would be inconsistent with its fiduciary duties under applicable law, subject to a three-business-day, or such shorter period in the event that the Special Meeting is scheduled to occur in less than three business days, after Buyer receives written notice from the Company that the Company Board has determined that an Intervening Event requires the Company Board to effect a Change in the Company Board Recommendation and describing in reasonable detail the circumstances underlying such determination, make a written offer to amend this Agreement in such a manner that obviates the need for the Company Board to effect a Change in the Company Board Recommendation, and during such applicable period, the Company engages in good-faith negotiations with Buyer (to the extent that Buyer desires to negotiate) to amend the Agreement in such a manner that obviates the need for the Company Board to effect a Change in the Company Board Recommendation.

Termination and Termination Fee (page 74)

The Merger Agreement may be terminated by either party and the Merger may be abandoned in certain circumstances, including if (i) the Merger is not completed by December 5, 2020 (the “Termination Date”), subject to two extensions of three months each if necessary in connection with the attainment of antitrust approvals, provided that the second three-month extension is only available to permit the parties to fulfill remedies required to attain any such antitrust approval, (ii) the Company’s stockholders fail to adopt the Merger Proposal, (iii) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger and (iv) the other party materially breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases, to the right of the breaching party to cure the breach. The Merger Agreement may also be terminated by mutual written consent of all of the parties.

If the Merger Agreement is terminated because (i) before receipt of the Company Stockholder Approval, the Company Board makes a Change in the Company Board Recommendation or the Company willfully and materially breaches its non-solicitation obligations, (ii) the Company accepts a Superior Proposal, or (iii) the Merger has not closed by the Termination Date and (x) a Competing Company Transaction shall have been publicly announced or shall have been publicly known after the date of the Merger Agreement and is not withdrawn before the approval of the transaction and (y) the Company enters into a definitive agreement with respect to any competing transaction, or completes a competing transaction, within 12 months of termination, the termination fee payable by the Company to Buyer will be $18,631,945.

Market Information for the Company Common Stock (page 79)

Shares of Company Common Stock are listed on NASDAQ under the symbol “MEET.” The closing sale price of shares of Company Common Stock on December 13, 2019, the last trading day prior to published market speculation regarding a potential transaction involving the Company was $5.06 per share. On March 31, 2020, the most recent practicable date before the filing of this proxy statement, the closing price for shares of Company Common Stock was $5.87 per share. You are encouraged to obtain current market quotations for shares of Company Common Stock in connection with voting your shares of Company Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposals to be voted on at the special meeting. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the documents incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”

Q:	Why am I receiving this proxy statement?

A:

On March 5, 2020, the Company entered into the Merger Agreement, providing for the acquisition of the Company by Buyer for a price of $6.30 per share in cash, without interest and subject to any required tax withholding. You are receiving this proxy statement in connection with the solicitation of proxies by the Company Board in favor of the Merger Proposal and to approve the other related proposals to be voted on at the special meeting.

Q:	As a stockholder of The Meet Group, what will I receive in the Merger?

A:

If the Merger is completed you will receive $6.30 in cash, without interest and subject to any required tax withholding, for each outstanding share of Company Common Stock that you own immediately prior to the Effective Time, unless you have properly exercised and perfected your demand for appraisal rights in accordance with Section 262 of the DGCL with respect to such shares.

Q:	When and where is the special meeting?

A:	The special meeting will be held at the offices of Morgan, Lewis & Bockius, LLP, located at 1701 Market Street, Philadelphia, Pennsylvania 19103, on [ ], 2020 at 10:00 a.m. local time.

Q:	What happens if a change to the special meeting is necessary due to exigent circumstances?

A:

While we currently intend to hold the special meeting in-person as planned, as part of our precautions regarding the coronavirus (COVID-19), we are sensitive to the public health and travel concerns that our stockholders may have, as well as any protocols that federal, state and local governments may impose. In the event we determine it is necessary or appropriate to take additional steps regarding how we conduct our special meeting, including the possibility that the special meeting will be held virtually over the internet, we will announce this decision in advance, and details regarding how to participate will be posted on our website and filed with the Securities and Exchange Commission (the “SEC”). A virtual meeting will have no impact on stockholders’ ability to provide their proxy by using the Internet or telephone or by completing, signing, dating and mailing their proxy card, each as explained in this proxy statement. As always, we encourage you to vote your shares prior to the special meeting.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of Company Common Stock as of the close of business on [            ], the record date for the special meeting, are entitled to receive these proxy materials and to vote their shares at the special meeting. Each share of Company Common Stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

Q:	What matters will be voted on at the special meeting?

A:	At the special meeting, you will be asked to consider and approve the following proposals:

•	the Merger Proposal;

•	the Compensation Proposal; and

•	the Adjournment Proposal.

Q:	How do I attend the special meeting?

A:

If you plan to attend the special meeting in person, you must provide proof of ownership of Company Common Stock as of the record date, such as an account statement indicating ownership on that date, and a form of personal identification for admission to the meeting. If you hold your shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a legal proxy, executed in your favor, from your bank or broker.

Q:	How many shares are needed to constitute a quorum?

A:

A quorum will be present if holders of a majority of the aggregate voting power of the shares of capital stock issued and outstanding and entitled to vote at the special meeting are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

As of the close of business on [                ], 2020, the record date for the special meeting, there were [                ] shares of Company Common Stock outstanding.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.

If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:	What vote of the stockholders is required to approve the Merger Proposal?

A:

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding as of the close of business on the record date for the special meeting.

An abstention with respect to the Merger Proposal, or a failure to vote your shares of Company Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” this proposal.

Q:	What vote of the stockholders is required to approve the other proposals to be voted upon at the special meeting?

A:

Each of (i) the Compensation Proposal and (ii) the Adjournment Proposal requires the affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

An abstention with respect to either proposal will have the same effect as a vote “AGAINST” these proposals. A failure to return your proxy card or otherwise vote your shares of Company Common Stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), will have no effect on these proposals, assuming a quorum is present.

Q:	How does the Company Board recommend that I vote?

A:	The Company Board unanimously recommends that the stockholders vote:

•	“FOR” the Merger Proposal;

•	“FOR” the Compensation Proposal; and

•	“FOR” the Adjournment Proposal.

For a discussion of the factors that the Company Board considered in determining to recommend in favor of the approval of the Merger Proposal, see the section of this proxy statement entitled “The Merger Proposal — Reasons for the Merger; Company Board Recommendation.” In addition, in considering the recommendation of the Company Board with respect to the Merger Agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. For a discussion of these interests, see the section of this proxy statement entitled “The Merger Proposal — Interests of the Company’s Directors and Named Executive Officers in the Merger.”

Q:	How do the Company’s directors and named executive officers intend to vote?

A:

The Company’s directors and named executive officers have informed us that they intend to vote their shares of Company Common Stock in favor of the Merger Proposal and the other proposals to be considered at the special meeting, although they have no obligation to do so. As of the record date, our directors and named executive officers owned and were entitled to vote, in the aggregate, approximately [            ] shares of Company Common Stock, or approximately [    ]% of the outstanding shares of Company Common Stock entitled to vote at the special meeting.

Q:	Am I entitled to rights of appraisal under the DGCL?

A:

If the Merger is completed, stockholders who do not vote in favor of the Merger Proposal and who properly demand appraisal of their shares of Company Common Stock will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Company Common Stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest on the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. For more information, see the section of this proxy statement entitled “Appraisal Rights.”

Q:	When is the Merger expected to be completed?

A:

As of the date of this proxy statement, we expect to complete the Merger in the second half of 2020. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to the completion of the Merger, including the expiration of the required regulatory waiting period under the HSR Act, approvals from the German and Austrian antitrust authorities and CFIUS approval and the approval of the Company’s stockholders, which are described in this proxy statement, and we cannot be certain when or if the conditions to the Merger will be satisfied or, to the extent permitted, waived.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by the Company’s stockholders, or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain a public company, and shares of Company Common Stock will continue to be registered under the Exchange Act, as well as listed and traded on NASDAQ. In the event that either the Company or Buyer terminates the Merger Agreement, then, in certain specified circumstances, the Company may be required to pay Buyer a termination fee of $18,631,945. For more information, see the sections of this proxy statement entitled “The Merger Agreement — Company Termination Fee.”

Q:	Why am I being asked to consider and cast a vote on the Compensation Proposal? What will happen if stockholders do not approve this proposal?

A:

The inclusion of this Compensation Proposal is required by the rules of the Securities and Exchange Commission (the “SEC”); however, the approval of the Compensation Proposal is not a condition to the completion of the Merger and the vote on this Compensation Proposal is an advisory vote by stockholders and will not be binding on the Company or Buyer. If the Merger Proposal is approved by the Company’s stockholders and the Merger is completed, the Merger-related compensation will be paid to the Company’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if stockholders fail to approve this Compensation Proposal.

Q:	How does the Per Share Merger Consideration compare to the market price of shares of Company Common Stock?

A:

The Per Share Merger Consideration of $6.30 per share represents a 30% and 43% premium to the unaffected 30-day and 60-day volume-weighted average share price, respectively, to the Company Common Stock through December 13, 2019, the last trading day prior to published market speculation regarding a potential transaction involving the Company.

Q:	What do I need to do now? How do I vote my shares of Company Common Stock?

A:

We urge you to read this entire proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the Merger affects you. Your vote is important, regardless of the number of shares of Company Common Stock you own.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record but instead hold your shares of Company Common Stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

It is not necessary to attend the special meeting in order to vote your shares of Company Common Stock. To ensure that your shares of Company Common Stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Attending the special meeting in person does not itself constitute a vote on any proposal.

Shares of Company Common Stock Held by Record Holder

You can ensure that your shares of Company Common Stock are voted at the special meeting by submitting your proxy via:

•	mail, by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope;

•	telephone, by using the toll-free number 1-800-690-6903; or

•	the Internet, at www.proxyvote.com.

The telephone and Internet voting facilities for stockholders of record will close at [            ] on [            ], 2020.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” (i) the Merger Proposal, (ii) the Compensation Proposal and (iii) the Adjournment Proposal.

We encourage you to vote by proxy even if you plan on attending the special meeting.

A failure to vote or an abstention will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.

Shares of Company Common Stock Held in “Street Name”

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	Can I revoke my proxy?

A:

Yes. You can revoke your proxy before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company in writing, in care of the Secretary, at The Meet Group, Inc., 100 Union Square Drive, New Hope, Pennsylvania 18938, or by submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to [ ] on [ ], 2020, or by completing, signing, dating and returning a new proxy card by mail to the Company. In addition, you may revoke your proxy by attending the special meeting and voting in person; however, simply attending the special meeting will not cause your proxy to be revoked. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting in person at the special meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

Q:	What happens if I do not vote or if I abstain from voting on the proposals?

A:

The requisite number of shares to approve the Merger Proposal is based on the total number of shares of Company Common Stock outstanding on [ ], 2020, the record date, not just the shares that are voted. If you do not vote, or abstain from voting, on the Merger Proposal, or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal.

The requisite number of shares to approve the other two proposals is based on the total number of shares of Company Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. If you abstain from voting on (i) the Compensation Proposal and (ii) the Adjournment Proposal, it will have the same effect as a vote “AGAINST” these proposals. If you do not return your proxy card or otherwise fail to vote your shares of Company Common Stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), it will have no effect on these proposals, assuming a quorum is present.

Q:	Will my shares of Company Common Stock held in “street name” or held in another form of record ownership be combined for voting purposes with shares I hold of record?

A:

No. Because any shares of Company Common Stock you may hold in “street name” will be deemed to be held by a different stockholder (that is, your broker, bank, or other nominee) than any shares of Company Common Stock you hold of record, any shares of Company Common Stock held in “street name” will not be combined for voting purposes with shares of Company Common Stock held of record. Similarly, if you own shares of Company Common Stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of Company Common Stock because they are held in a different form of record ownership. Shares of Company Common Stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:

If your shares of Company Common Stock are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet) to ensure that all of your shares of Company Common Stock are voted.

Q:	What happens if I sell my shares of Company Common Stock before completion of the Merger?

A:

In order to receive the Per Share Merger Consideration, you must hold your shares of Company Common Stock through completion of the Merger. Consequently, if you transfer your shares of Company Common Stock before completion of the Merger, you will have transferred your right to receive the Per Share Merger Consideration.

The record date for stockholders entitled to vote at the special meeting is earlier than the completion of the Merger. If you transfer your shares of Company Common Stock after the record date but before the closing of the Merger, you will have the right to vote at the special meeting but not the right to receive the Per Share Merger Consideration.

Q:	If the Merger is completed, how do I obtain the Per Share Merger Consideration for my shares of Company Common Stock?

A:

Following the completion of the Merger, your shares of Company Common Stock will automatically be converted into the right to receive your portion of the Per Share Merger Consideration. After the Merger is completed, if your shares of Company Common Stock are evidenced by stock certificates, you will receive a letter of transmittal and related materials from the Paying Agent for the Merger with detailed written instructions for exchanging your shares of Company Common Stock evidenced by stock certificates for the Per Share Merger Consideration (without interest and subject to any required tax withholding). If your shares of Company Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Per Share Merger Consideration (without interest and subject to any required tax withholding).

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:

No. You should not return your stock certificates or send in other documents evidencing ownership of Company Common Stock with the proxy card. If the Merger is completed and if your shares of Company Common Stock are evidenced by stock certificates, the Paying Agent for the Merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of Company Common Stock for the Per Share Merger Consideration (without interest and subject to any required tax withholding).

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Company Common Stock held through brokerage firms. If your family has multiple accounts holding Company Common Stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Where can I find more information about The Meet Group?

A:	You can find more information about us from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information.”

Q:	Who will solicit and pay the costs of soliciting proxies?

A:

The Company Board is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Company Common Stock. The Company has retained Okapi Partners LLC (which we refer to as “Okapi”), a proxy solicitation firm, to assist the Company Board in the solicitation of proxies for the special meeting, and we expect to pay Okapi approximately $20,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the Internet by Okapi or, without additional compensation, by certain of the Company’s directors, officers and employees.

Q:	Who can help answer my other questions?

A:

If you have more questions about the Merger or any of the other matters set forth in this proxy statement, or require assistance in submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, please contact Okapi, which is acting as the proxy solicitation agent and information agent for the Company in connection with the special meeting. The Company’s stockholders can contact Okapi, with respect to banks and brokers, collect at (212) 297-0720 and, with respect to shareholders and all others, toll-free at (877) 869-0171.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

(212) 297-0720 (Call Collect)

or

Call Toll-Free: (877) 869-0171

Email: info@okapipartners.com

or

The Meet Group, Inc.

Attn: Secretary

100 Union Square Drive

New Hope, Pennsylvania 18938

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by such sections and other applicable laws. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis as of the date when made. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “forecast,” “believe,” “target,” “indicative,” “preliminary,” or “potential,” or other words of similar meaning.

Forward-looking statements in this proxy statement may include, without limitation, statements about the potential benefits of the proposed Merger; the Company’s plans, objectives, and expectations, including without limitation, the effects on the Company if the Company had not entered into the Merger Agreement and the effects on the Company if the Merger Agreement is not adopted and the Contemplated Transactions are not approved; the anticipated timing of the special meeting and whether any adjournments thereof will be required to have the Merger Agreement adopted and the Contemplated Transactions approved; and the anticipated timing of closing the Merger. Risks and uncertainties include, among other things, risks related to the inability to complete the Merger due to the failure of the Company stockholders to adopt the Merger Agreement or the failure to satisfy the other conditions to the completion of the Merger, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the risk that the Merger Agreement may be terminated in circumstances that require us to pay a termination fee; the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement; risks that the Merger affects our ability to retain or recruit employees; the fact that receipt of the all-cash Per Share Merger Consideration will be taxable to the Company stockholders that are treated as U.S. Holders (as defined under the section of this proxy statement captioned “The Merger Proposal — Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes; the fact that, if the Merger is completed, the Company stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of the Company’s current strategy as an independent company; the possibility that the Company could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of the Company’s assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to the Company stockholders in the Merger; the fact that under the terms of the Merger Agreement, the Company is generally restrained from soliciting other acquisition proposals during the pendency of the Merger; the effect of the announcement or pendency of the Merger on our business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of our management or employees during the pendency of the Merger; other business effects, including the effects of industry, market, economic, political, regulatory or public health conditions, including, without limitation, the effects of the coronavirus (COVID-19) pandemic; future exchange and interest rates; changes in applicable tax and other laws, regulations, principles, rates and policies, or the interpretations thereof; the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger and the possibility that the amounts of such costs, fees, expenses and charges could exceed the amounts expected; the risk that the proposed Merger will not be consummated in a timely manner; the risk that our stock price may decline significantly if the Merger is not completed; and risks related to obtaining the requisite stockholder approval to the Merger; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” and “Cautionary Statements Concerning Forward-Looking Statements” sections of the Company’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. This list of factors is not all-inclusive because it is not possible to predict all factors.

Each “forward-looking statement” speaks only as of the date of the particular statement. The Company does not undertake any obligation to publicly update or revise any “forward-looking statement,” including, without limitation, to reflect events or circumstances that occur after the date of this proxy statement, new information or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

THE COMPANIES

The Meet Group, Inc.

The Meet Group, Inc. (“we,” “our,” “The Meet Group” or the “Company”) is a Delaware corporation. The Meet Group is a leading provider of interactive livestreaming solutions designed to meet the universal need for human connection. The Meet Group’s ecosystem of livestreaming apps enables users around the world to interact through one-to-many livestreaming broadcasts and text-based conversations. The Meet Group is publicly listed on NASDAQ Global Select Market (the “NASDAQ”) under the symbol “MEET.”

The Meet Group’s principal executive offices are located at 100 Union Square Drive, New Hope, Pennsylvania 18938 and its telephone number is (215) 862-1162.

A detailed description of the Company’s business is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020, which is incorporated by reference into this proxy statement. For more information, see the section of this proxy statement entitled “Where You Can Find Additional Information.”

eHarmony Holding, Inc.

eHarmony Holding, Inc. (“Buyer”) is a Delaware corporation and a subsidiary of Parship Group GmbH. Parship Group is a portfolio company of NCG NUCOM GROUP SE, a European stock corporation (“NuCom”) and jointly-held company of ProSiebenSat.1 Media SE and General Atlantic Coöperatif U.A., and operates a platform of matchmaking brands, including Parship, Elite Partner and eHarmony.

Buyer’s principal executive offices are located at 10900 Wilshire Blvd., Suite 17, Los Angeles, CA 90024, United States, and its telephone number is (844) 544-3175.

Holly Merger Sub, Inc.

Holly Merger Sub, Inc. (“Merger Sub”) is a Delaware corporation and a direct, wholly owned subsidiary of Buyer that will function as the merger subsidiary in the Merger. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the Contemplated Transactions and it has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities in connection with Buyer’s acquisition of the Company. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease.

Merger Sub’s principal executive offices are located at 10900 Wilshire Blvd., Suite 17, Los Angeles, CA 90024, United States, and its telephone number is (844) 544-3175.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Company Board for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Company Board for use at the special meeting to be held at the offices of Morgan, Lewis & Bockius LLP located at 1701 Market Street, Philadelphia, Pennsylvania 19103, on [                ], 2020, at 10:00 a.m. local time, or at any adjournment or postponement thereof.

For information regarding attending the special meeting, see “The Special Meeting — Voting; Proxies; Revocation — Attendance.”

Purposes of the Special Meeting

At the special meeting, the Company’s stockholders will be asked to consider and approve the following proposals:

•	the Merger Proposal;

•

the Compensation Proposal, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger Proposal — Interests of the Company’s Directors and Named Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger”; and

•	the Adjournment Proposal.

Our stockholders must approve the Merger Proposal for the Merger to occur. If our stockholders fail to approve the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference herein in its entirety, and certain provisions of the Merger Agreement are described in the section of this proxy statement entitled “The Merger Agreement.”

The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to adopt the Merger Agreement and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on either the Company or Buyer. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of the Company’s stockholders.

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [                 ], 2020.

Record Date, Notice and Quorum

The holders of record of Company Common Stock as of the close of business on [                ], 2020, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, [                ] shares of Company Common Stock were outstanding and entitled to vote at the special meeting.

The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the capital stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for purposes of the special meeting. Once a share is represented at the special meeting, it will be counted for purposes of determining whether a quorum is present at the special meeting. However, if a new record date is set for an adjourned special meeting, a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting.

Required Vote

Each share of Company Common Stock outstanding as of the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

For the Company to complete the Merger, stockholders holding a majority of the shares of Company Common Stock outstanding as of the close of business on the record date must vote “FOR” the Merger Proposal. An abstention with respect to the Merger Proposal, or a failure to vote your shares of Company Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” this proposal.

Approval of each of (i) the Compensation Proposal and (ii) the Adjournment Proposal requires the affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon, but is not a condition to the completion of the Merger. An abstention with respect to either proposal will have the same effect as a vote “AGAINST” these proposals. A failure to return your proxy card or otherwise vote your shares of Company Common Stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on these proposals, assuming a quorum is present.

Stock Ownership and Interests of Certain Persons

Voting by the Company’s Directors and Named Executive Officers

As of the close of business on the record date, directors and named executive officers of the Company were entitled to vote approximately [ ] shares of Company Common Stock, or approximately [ ]% of the shares of Company Common Stock issued and outstanding on that date and entitled to vote at the special meeting. The Company’s directors and named executive officers have informed us that they intend to vote their shares in favor of the Merger Proposal and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Voting; Proxies; Revocation

Attendance

All holders of shares of Company Common Stock as of the close of business on [ ], the record date, including stockholders of record and beneficial owners of Company Common Stock registered in the “street name” of a broker, bank or other nominee, are invited to attend the special meeting.

To attend the special meeting in person, you must provide proof of ownership of shares of Company Common Stock as of the record date, such as an account statement indicating ownership on that date, and a form of personal identification. If you hold your shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a legal proxy, executed in your favor, from your bank, broker or other nominee.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of Company Common Stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting. Attending the special meeting in person does not itself constitute a vote on any proposal.

Providing Voting Instructions by Proxy

To ensure that your shares of Company Common Stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of Company Common Stock Held by Record Holder. If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address specified on the enclosed proxy card. Your shares of Company Common Stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of Company Common Stock will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Merger Proposal, Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card or vote by telephone or via the Internet, and you are a holder of record on the record date, unless you attend the special meeting and vote in person, your shares of Company Common Stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, which will have the same effect as a vote “AGAINST” the Merger Proposal and, assuming a quorum is present, will have no effect on the Compensation Proposal, or Adjournment Proposal.

Shares of Company Common Stock Held in “Street Name”

If your shares of Company Common Stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

In accordance with applicable stock exchange rules, brokers, banks and other nominees that hold shares of Company Common Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to (i) the Merger Proposal, (ii) the Compensation Proposal or (iii) the Adjournment Proposal. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they cannot vote such shares with respect to these proposals. Therefore, unless you attend the special meeting in person with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of Company Common Stock not being present at the meeting and not being voted on any of the proposals. As a result, a failure to vote your shares of Company Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the Merger Proposal, but it will have no effect on the other proposals, assuming a quorum is present.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it before it is voted. If you are a stockholder of record, you may revoke your proxy before the vote is taken at the special meeting by:

•

submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to [ ] on [ ], 2020, or by completing, signing, dating and returning a new proxy card by mail to the Company;

•	attending the special meeting and voting in person; or

•	delivering a written notice of revocation by mail to the Company, in care of the Secretary, at The Meet Group, Inc., 100 Union Square Drive, New Hope, Pennsylvania 18938.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting in person at the special meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

Abstentions

An abstention occurs when a stockholder attends the special meeting, either in person or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Company Common Stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved.

Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, a vote “AGAINST” the Compensation Proposal and a vote “AGAINST” the Adjournment Proposal.

Solicitation of Proxies

The Company Board is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Company Common Stock. The Company has retained Okapi, a proxy solicitation firm, to assist the Company Board in the solicitation of proxies for the special meeting, and we expect to pay Okapi approximately $20,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the Internet by Okapi or, without additional compensation, by certain of the Company’s directors, officers and employees.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed if necessary or appropriate, including to allow additional time to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal or in the absence of a quorum.

Holders of a majority of shares present in person or represented by proxy at the special meeting, whether or not constituting a quorum, and entitled to vote may adjourn the special meeting. In the absence of a quorum at the special meeting, a majority or shares present in person or by proxy and entitled to vote thereat, or any officer entitled to preside at, or to act as secretary of, the special meeting may adjourn the special meeting until stockholders holding the amount of stock requisite for a quorum are present in person or by proxy. Any adjournment may be made without notice other than an announcement at the special meeting of the time, date and place of the adjourned meeting; provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at such adjourned meeting. At the adjourned meeting, the Company may transact any business which might have been transacted at the original special meeting.

The Company’s stockholders are being asked to approve the Adjournment Proposal. If the Adjournment Proposal is approved, the special meeting and any adjourned session of the special meeting could be adjourned by the Company Board to any date (subject to the limitations contained in the Merger Agreement discussed below) to allow additional time to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal or in the absence of a quorum. If the Company’s stockholders approve the Adjournment Proposal, the Company could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted, to approve the Merger Proposal. If the special meeting is adjourned for the purpose of soliciting additional proxies to approve the Merger Proposal, stockholders who have already submitted their proxies will be able to revoke them at any time before their use.

Adjournments and postponements are subject to certain restrictions in the Merger Agreement. If the Company reasonably determines in good faith that Company Stockholder Approval is unlikely to be obtained at the special meeting, including due to an absence of a quorum, the Company may adjourn or postpone the special meeting once, for a period no longer than 30 calendar days, to allow additional time to solicit additional proxies in favor of the Merger Proposal and if Buyer reasonably determines in good faith that Company Stockholder Approval is unlikely to be obtained, Buyer may request on one occasion that the Company adjourn, delay or postpone the special meeting.

Other Information

You should not return your stock certificates or send in other documents evidencing ownership of Company Common Stock with the proxy card. If the Merger is completed and your shares of Company Common Stock are evidenced by stock certificates, the Paying Agent for the Merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of Company Common Stock evidenced by stock certificates for the Per Share Merger Consideration (without interest and subject to any required tax withholding).

THE MERGER PROPOSAL

The description of the Merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety.

Certain Effects of the Merger

Pursuant to the terms of the Merger Agreement, if the Merger Proposal is approved by the Company’s stockholders and the other conditions to the closing of the Merger are satisfied or waived, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”). Upon completion of the Merger, the Surviving Corporation will be a wholly owned subsidiary of Buyer.

Upon the terms and subject to the conditions of the Merger Agreement, in the Merger (i) all shares of Company Common Stock that are owned, directly or indirectly, by Buyer, the Company (including shares held as treasury stock or otherwise) or Merger Sub immediately prior to the Effective Time will be automatically cancelled and will cease to exist, (ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with the terms of the Merger Agreement and shares owned by holders that have exercised their appraisal rights under Delaware law) will, at the Effective Time, be converted into the right to receive $6.30 in cash, without interest (the “Per Share Merger Consideration”), payable to the holder in accordance with the terms of the Merger Agreement, less any withholding, and (iii) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation. From and after the Effective Time, all shares of Company Common Stock converted into the right to receive the Per Share Merger Consideration will cease to be outstanding and will be automatically cancelled and retired.

The Company Common Stock is currently registered under the Exchange Act and is listed on NASDAQ under the symbol “MEET.” Upon completion of the Merger, the Surviving Corporation will no longer be a publicly traded company and will be a wholly owned subsidiary of Buyer. Following the completion of the Merger, the Company Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act, following which the Surviving Corporation will no longer be required to file periodic reports with the SEC with respect to the Company Common Stock in accordance with applicable law, rules and regulations. The Surviving Corporation will therefore be a privately held company wholly owned by Buyer.

Background of the Merger

As part of its long-term planning, the Company Board, together with the Company’s management team, regularly reviews and considers a variety of financial and strategic opportunities, potential operational changes and other ways to enhance value for the Company’s stockholders, including in light of the Company’s performance, competitive dynamics, industry trends and macroeconomic developments. From time to time, these reviews have included discussions, sometimes with the participation of outside legal and financial advisors, as to whether the continued execution of the Company’s strategy as a stand-alone company (including possible operational and capital structure changes) or the possible sale to, or combination with, a third party that offered a better avenue to enhance value for the Company’s stockholders. Additionally, from time to time, representatives of the Company meet with representatives of other companies in the industry to discuss industry trends, the Company’s short- and long-term performance and the broader industry landscape.

In connection with these regular reviews, from time to time over the last several years, the Company has reached out to, been approached by, and engaged in informal communications with, various industry participants, strategic parties and financial sponsors regarding the Company and its business, strategy and financial position, based upon publicly available information, as well as potential strategic opportunities with the Company.

From November 2017 to September 2018, the Company conducted a confidential process to review strategic alternatives for the Company, including exploring interest in potential acquisitions, private placements and a potential sale of the Company. At this time, the Company Board believed that the industry trend of consolidation would continue and that it was in the best interest of the Company’s stockholders to explore such potential strategic opportunities. In connection with this process, the Company and its advisors at such time made confidential outreach to a number of potentially interested parties, including strategic parties and financial sponsors, to assess whether those parties would be interested in exploring potential strategic transactions with the Company. As part of this process, Company management attended meetings with a number of third parties, none of which submitted a proposal for a strategic transaction.

During this period, various representatives of the Company met from time to time with representatives from ProSieben and Parship Group. The meetings occurred both telephonically and in person, primarily during industry conferences. The purpose of the meetings generally was to discuss industry trends, potential synergies and other opportunities between the companies, including potential strategic transactions. No specific proposals were made during these general discussions.

Beginning in September 2018, Company management held discussions with a private equity-backed dating application (“Company B”), including a meeting between Geoff Cook, the Company’s Chief Executive Officer, and the Chief Executive Officer of Company B in February 2019. Mr. Cook informed Spencer Rhodes, the Chairman of the Company Board, of these discussions, including the meeting, in the context of the Company Board’s ongoing discussions of strategic opportunities. The discussions between Mr. Cook and Company B concluded in May 2019. Company B did not submit a proposal to acquire the Company during this time. During the same period, Company management also held discussions with members of management of a large U.S. public company in the online and application-based dating sector (“Company C”) regarding the potential for the Company and Company C to partner on a range of strategic alternatives. Mr. Cook also kept Mr. Rhodes informed of these discussions.

From December 2018 through May 2019, the Company evaluated two transactions to acquire entities of similar or larger size to the Company, in connection with financial sponsors. The Company conducted due diligence and submitted proposals that were not accepted in a competitive bidding process. In this same period, the Company vetted preliminary interest in a strategic acquisition of the Company by a China-based company and concluded on advice of counsel that such a transaction would be unlikely to obtain required regulatory approval. Mr. Cook also kept Mr. Rhodes informed of these discussions.

In the first half of 2019, Geoff Cook corresponded with Tim Schiffers, Parship Group’s Chief Executive Officer, to discuss industry matters, business performance matters with respect to the Company and Parship Group and the potential for collaboration between the Company and Parship Group.

On August 6, 2019, Mr. Cook had a teleconference with Mr. Schiffers, during which Mr. Schiffers expressed unsolicited preliminary interest in a possible strategic transaction. Mr. Schiffers’s expression of interest did not include a specific proposal. Mr. Cook informed Mr. Rhodes of this call in the context of the Company Board’s ongoing discussions of strategic opportunities.

On August 9, 2019, Mr. Cook, Jim Bugden, the Company’s Chief Financial Officer, and Frederic Beckley, the Company’s General Counsel and EVP Business Affairs, had a teleconference with Dominik Mühl, Investment Director at NuCom, in order to have a preliminary discussion about Parship Group’s potential interest in a strategic transaction. Mr. Mühl did not make any specific proposal during the discussion. Mr. Cook informed Mr. Rhodes of this call. Following the call, Mr. Cook sent a draft confidentiality agreement to representatives of ProSieben.

On August 22, 2019, the Company, NCG Commerce GmbH and General Atlantic Service Company, L.P. entered into a confidentiality agreement.

On September 5, 2019, representatives of Company management, including Mr. Cook, Mr. Bugden and Mr. Beckley, met for dinner in Munich, Germany with representatives from ProSieben, including Class van Delden, Co-Chief Executive Officer of NuCom, Mr. Mühl, Mr. Schiffers, Henning Rönneberg, Managing Director and Chief Operating Officer of Parship Group, and Marc Schachtel, Managing Director, Chief Commercial Officer and Chief Technology Officer of Parship Group. The representatives discussed general, ongoing business progress and potential synergies of a possible strategic transaction.

On September 6, 2019, representatives of Company management, including Mr. Cook, Mr. Bugden, Mr. Beckley, Leslie Arena, the Company’s Senior Vice President of Investor Relations, Rich Friedman, the Company’s Senior Vice President of Engineering, and Jeremy Zorn, the Company’s Senior Vice President of Product, met with representatives of ProSieben, NuCom, Parship Group and General Atlantic, including Mr. van Delden, Mr. Mühl, Johannes Grossner, a Director of M&A of ProSieben, Alexander Von Voss, Chief Legal Officer of ProSieben, Mr. Schiffers, Mr. Rönneberg, Mr. Schachtel and Christian Figge, a Principal at General Atlantic at the offices of NuCom in Unterföhring, Germany. During the meeting, the Company’s representatives made presentations regarding the Company’s business, including its strategy, market position, brands and positioning, safety practices, marketing practices, financial results and potential synergies of a possible strategic transaction.

On September 12, 2019, Mr. Cook had a teleconference with Mr. Schiffers to discuss feedback from the meetings held on September 6, 2019.

On September 19, 2019, Mr. Cook and Mr. Bugden met with Mr. Schiffers and Mr. Mühl in Berlin, Germany. Mr. Cook and Mr. Bugden provided an update on the Company’s business performance and discussed potential synergies of a possible strategic transaction.

On September 28, 2019, ProSieben delivered on behalf of Parship Group and NuCom an initial non-binding indication of interest to acquire the Company for a value of $4.50 to $4.90 in cash per share of Company Common Stock. The indication of interest indicated that ProSieben did not require third party debt to finance a potential acquisition of the Company. The indication of interest also indicated that a potential acquisition of the Company would require approval by each of NuCom’s investment committee and ProSieben’s executive board and supervisory board.

During the week of September 30, 2019, Mr. Cook corresponded with Mr. Schiffers, Mr. Mühl, Mr. van Delden, and Mr. Grossner, to confirm receipt of the indication of interest and state that he would be back in touch after the Company Board had met to discuss the indication of interest.

On October 9, 2019, the Company Board held a telephonic meeting. Mr. Bugden, Mr. Beckley, Ms. Arena and Mike Johnson, the Company’s Senior Vice President, Strategic Planning and Treasury, were present at the invitation of the Company Board. The Company presented its five-year forecast, and the Company Board discussed the possible engagement of BofA Securities.

On October 11, 2019, the Company Board held a telephonic meeting to discuss the initial non-binding indication of interest from ProSieben. Mr. Bugden, Mr. Beckley, Ms. Arena, Mr. Johnson and representatives of BofA Securities were present at the invitation of the Company Board. The Company invited BofA Securities on the basis of BofA Securities’ experience in transactions similar to those being reviewed, its reputation in the investment community and its familiarity with the Company and its business. BofA Securities reviewed a presentation, which was distributed to the Company Board prior to the meeting, discussing ProSieben’s September 28, 2019 indication of interest, background information on ProSieben and NuCom and BofA Securities’ preliminary valuation analysis of the price range in the indication of interest. Representatives of BofA

Securities reviewed with the Company Board a memorandum prepared by BofA Securities disclosing certain relationships between BofA Securities and its affiliates, on the one hand, and the Company and certain other parties involved in the transaction, on the other hand, provided in writing by BofA Securities prior to the meeting. At the conclusion of the meeting, the Company Board instructed BofA Securities to go back to ProSieben with certain feedback with respect to their indication of interest, including that the value per share in their indication of interest was too low.

On October 14, 2019, at the request of the Company Board, BofA Securities delivered feedback to ProSieben, that ProSieben’s proposed indication of interest range would have to be meaningfully higher in order for the Company to engage with them on a potential transaction, but that the Company would consider providing limited incremental information at ProSieben’s request as they considered a revised proposal.

On October 23, 2019, ProSieben indicated that, upon further review, there was potential ability to increase their proposed indication of interest range. ProSieben also submitted a preliminary due diligence request list.

On October 28, 2019, BofA Securities, at the direction of the Company Board, provided the Company’s responses to ProSieben’s preliminary due diligence request list.

On November 22, 2019, ProSieben delivered on behalf of Parship Group and NuCom a revised non-binding indication of interest to acquire the Company for a value of $6.00 to $6.50 per share in cash per share of Company Common Stock. The revised indication of interest also requested that the Company provide ProSieben with eight weeks of exclusivity in order for ProSieben and its advisors to conduct due diligence. The revised indication of interest stated that ProSieben would reaffirm their proposed per share value of the Company’s Common Stock by December 20, 2019.

On November 25, 2019, the Company Board held a telephonic meeting. Mr. Bugden, Mr. Beckley, Ms. Arena and representatives of Morgan Lewis and BofA Securities were present at the invitation of the Company Board. At the meeting, at the request of the Company Board, Morgan Lewis reviewed a memorandum regarding the fiduciary duties of a member of the board of directors of a Delaware corporation in a sale transaction context, which was distributed to the Company Board prior to the meeting. At the request of the Company Board, BofA Securities reviewed a presentation, which was distributed to the Company Board prior to the meeting, discussing ProSieben’s November 22, 2019 indication of interest, BofA Securities’ preliminary valuation analysis of the price range in that indication of interest, an overview of selected other potential acquirers of the Company and next steps for discussion in the transaction process. The Company Board then discussed ProSieben’s proposal and recent communications with ProSieben and its advisors, including ProSieben’s request for exclusivity. It was the consensus of the Company Board that it would not be in the best interests of the Company or the stockholders for the Company to grant ProSieben exclusivity at that time and instructed BofA Securities to communicate to ProSieben that exclusivity would not be acceptable. The Company Board also discussed whether any additional parties should be contacted to assess their interest in a possible acquisition of the Company and it was the consensus of the Company Board that BofA Securities should contact certain potential acquirers.

During the weeks of November 25 and December 2, 2019, at the request of the Company Board, BofA Securities delivered feedback to Morgan Stanley and made outreach to additional third parties (and spoke with them on the following dates) to determine their interest in a potential transaction to acquire the Company: Company B (November 27, 2019), a large U.S. public company in the technology sector (November 27, 2019), a second large U.S. public company in the technology sector (November 29, 2019), a third large U.S. public company in the technology sector (December 2, 2019), a large U.S. public company in the technology and social media sectors (December 2, 2019), a large U.S. public company in the social networking sector (December 3, 2019) and a U.S. public company in the social media sector (December 16, 2019). Only Company B expressed interest. BofA Securities was instructed to delay contacting Company C at this time due to the risk of disruption of the Company’s relationship with Company C, without having first evaluated further the strength of the ProSieben indication of interest.

On December 2, 2019, the Company entered into an engagement letter with BofA Securities to formally retain BofA Securities as financial advisor.

On December 5, 2019, representatives of Company management, including Mr. Cook, Mr. Bugden, Mr. Beckley and Ms. Arena and representatives of BofA Securities, met with representatives of ProSieben and General Atlantic, including Mr. Schiffers, Mr. Rönneberg, Mr. Schachtel, Mr. van Delden, Mr. Mühl, Mr. Grossner, Joern Nikolay, a Managing Director of General Atlantic, Felix Burgdorf, a Vice President of General Atlantic, Tobias Hürlimann, a Partner at Bain & Company, Gerrit Daute, a Management Consultant at Bain & Company, and Christian Hertrich, Executive Director – Technology IBD at Morgan Stanley, and Jonathan Chapman, an Associate at Morgan Stanley in Berlin, Germany. The Company’s representatives made a presentation regarding the Company’s business, including the competitive landscape, the addressable market, user demographics, brand attributes, video and dating, marketing, the Company’s vPaaS product, including barriers to entry and monetization, performance of the Company’s products, the Company’s talent team, the Company’s financial performance, and possible synergies of a potential strategic transaction. Afterwards, representatives of Company, including Mr. Cook, Mr. Bugden and Mr. Beckley, met for dinner in Berlin, Germany with Mr. Schiffers, Mr. Rönneberg, Mr. van Delden, Mr. Mühl, Mr. Grossner, and Mr. Nikolay in Berlin, Germany. The representatives of the Company broadly discussed the Company’s business and a potential strategic transaction; however, the occasion was primarily social.

On December 11, 2019, a virtual data room containing due diligence materials of the Company and its subsidiaries opened to ProSieben.

On December 11, 2019, the Company entered into a confidentiality agreement with Company B’s private equity sponsor.

On December 12, 2019, representatives of Company management, including Mr. Cook and Mr. Bugden, met with Company B’s private equity sponsor at their office in New York.

On December 14, 2019, at the direction of the Company Board, BofA Securities held a follow up call with Company B’s private equity sponsor and requested they deliver an initial indication by December 20, 2019 (the same date on which ProSieben indicated they would deliver a proposal).

On December 16, 2019, Reuters published an article reporting that ProSieben, through NuCom, was exploring a potential acquisition of the Company.

On December 16, 2019, the Company held an initial financial due diligence call with ProSieben.

On December 17, 2019, the Company held a business synergy due diligence call with ProSieben. In addition, ProSieben indicated they would need additional time to submit a revised proposal and would no longer be able to meet the December 20, 2019 deadline they had previously established.

On December 17, 2019, a representative of Company C reached out to Mr. Cook to inquire about the news reports of the potential acquisition and express interest in participating in any sale process involving the Company.

On December 19, 2019, Company B’s private equity sponsor indicated they would not be submitting a proposal with respect to a potential acquisition of the Company.

On December 20, 2019, at the direction of the Company Board, BofA Securities informed Company C that BofA Securities may follow up early in 2020 if Company C had interest in submitting a proposal with respect to a potential acquisition of the Company.

On December 23, 2020, ProSieben indicated they would be in a position to submit a revised proposal on January 16, 2020.

On January 6, 2020, at the direction of the Company Board, BofA Securities contacted Company C to request an initial indication of interest in a potential acquisition by January 17, 2020 and to offer a meeting with members of Company management.

On January 9, 2020, the Company provided the Company’s responses regarding selected financial questions from Company C.

On January 13, 2020, the Company held a follow up financial due diligence call with ProSieben.

On January 15, 2020, Company C delivered an initial non-binding indication of interest to acquire the Company at a value of $6.50 per share of Company Common Stock in cash, Company C common stock or a combination of cash and Company C common stock for an aggregate equity value of approximately $500 million. Company C’s indication of interest indicated that a potential acquisition of the Company by Company C would not be subject to third-party or other financing conditions. Company C also requested that the Company provide Company C with a period of exclusivity.

On January 16, 2020, ProSieben submitted on behalf of Parship Group and NuCom a reconfirmed non-binding indication of interest proposing to acquire the Company at a value of $6.30 per share in cash for shares of Company Common Stock. The reconfirmed indication of interest also reiterated that a potential acquisition of the Company would not be subject to any financing condition.

On January 21, 2020, the Company Board held a telephonic meeting to discuss the initial non-binding indication of interest from Company C and the reconfirmed non-binding indication of interest from ProSieben. Mr. Bugden, Mr. Beckley, Ms. Arena, Mr. Johnson and representatives of Morgan Lewis and BofA Securities were present at the invitation of the Company Board. It was the consensus of the Company Board that the Company and BofA Securities should continue discussions with both ProSieben and Company C. The Company Board instructed BofA Securities to reach out to both Company C and ProSieben to provide feedback and indicate that the Company would like to continue discussions with such party, but that the Company was not in a position to grant exclusivity at that time.

On January 21, 2020, BofA Securities, at the direction of the Company Board, contacted a representative of Company C and Morgan Stanley on behalf of ProSieben. Both Company C and Morgan Stanley indicated that the parties remained interested in exploring a potential acquisition and would continue to participate in the sale process.

On January 23, 2020, draft merger agreements were made available to both Company C and ProSieben via the virtual data room.

During the weeks of January 24 through February 17, 2020, the Company held detailed due diligence calls with representatives of Company C and ProSieben and their outside legal counsel and other advisors covering commercial, technical, finance, tax, HR and legal topics, including a call on January 30, 2020 between ProSieben, Boston Consulting Group, NuCom and the Company covering technical interviews and technology diligence, a call on February 6, 2020 between Boston Consulting Group and the Company covering financial diligence, and a call on February 7, 2020 between ProSieben, the Company and Morgan Lewis covering tax and legal diligence, as well as a February 5, 2020 call between the Company and Company C covering financial diligence, a February 7, 2020 call between the Company and Company C covering tax and financial diligence, and a February 11, 2020 call between the Company and Company C covering general diligence topics.

On January 27 and 28, 2020, the Company held on-site due diligence sessions with representatives of Company C, which sessions covered topics including general business; technology and infrastructure; safety, moderation and security; advertising and financial.

On January 30, 2020, representatives from the Company, ProSieben and ProSieben’s technology consultants, Boston Consulting Group, conducted a telephonic diligence session to review the Company’s technical infrastructure and operations.

On February 3, 2020, representatives of Company management, including Mr. Cook, Mr. Bugden and Mr. Beckley, met for dinner in Lambertville, New Jersey, with Mr. van Delden, Mr. Schiffers, and Mr. Rönneberg. The representatives discussed general, ongoing business progress and potential synergies of a possible strategic transaction.

On February 3 through February 5, 2020, the Company held on-site due diligence sessions with representatives from ProSieben, including representatives from NuCom, Parship Group, General Atlantic, Bain, KPMG and Morgan Stanley.

On February 5, 2020, representatives of Milbank LLP (“Milbank”), ProSieben’s outside legal counsel, sent an initial mark-up of the draft merger agreement to representatives of Morgan Lewis. The mark-up reflected, among other things, (i) the structure of the transaction as an all-cash one-step merger, (ii) substantial revisions to the Company’s representations and warranties, (iii) the circumstances in which the Company could provide diligence to and negotiate with a party making an unsolicited acquisition proposal that constituted or could reasonably lead to a superior proposal and (iv) Buyer’s efforts to resolve, avoid or eliminate any impediments to obtaining approval under the HSR Act and other required antitrust approvals.

On February 6, 2020, Bloomberg News published an article reporting that Company C had approached the Company about a possible transaction to acquire the Company.

On February 6, 2020, at the direction of the Company Board, BofA Securities distributed instructions to both Company C and ProSieben requesting submission of final proposals by February 19, 2020 at 5:00 p.m. Eastern Standard Time, along with a further revised draft of the merger agreement due on February 18, 2020.

On February 7, 2020, members of the Company’s legal team, and representatives of Morgan Lewis attended a legal due diligence call with representatives from ProSieben, Milbank and Sheppard, Mullin, Richter & Hampton LLP and Bird & Bird LLP, ProSieben’s outside counsels.

On February 7, 2020, Latham & Watkins LLP (“Latham”), outside legal counsel to Company C, sent an initial mark-up of the draft merger agreement to representatives of Morgan Lewis. The draft reflected, among other things, (i) the structure of the transaction as an all-stock transaction guaranteeing a fixed value per share of Company Common Stock at the closing based on the 10-day volume weighted average price (VWAP) prior to the closing date with the right for Company C, at Company C’s sole discretion, to pay all or a portion of the consideration in cash, (ii) substantial revisions to the Company’s representations and warranties, (iii) an expansion of the events that would each constitute a material adverse effect with respect to the Company, (iv) revisions to the circumstances pursuant to which the Company was permitted to engage with a potential acquirer if a proposed offer constitutes a superior proposal, (v) deletion of the buyer’s requirement to resolve, avoid or eliminate any impediments to obtaining HSR and other required antitrust approvals, (vi) and multiple matters that would potentially delay the closing of a potential transaction.

On February 10, 2020, representatives of Morgan Lewis met with members of the Company’s legal team at the offices of Morgan Lewis in Philadelphia, Pennsylvania to discuss both Milbank’s and Latham’s markups of the merger agreement.

On February 10 and 11, 2020, the Company held on-site technical due diligence sessions with representatives of ProSieben and Boston Consulting Group.

On February 10, 2020, a representative of Company C called a representative of BofA Securities to indicate that Company C did not share the Company’s view regarding the online advertising market and thus felt that there could be a significant decrease in the Company’s EBITDA under Company C’s ownership, with the implication that Company C’s business case could no longer sustain a value per share of $6.50.

On February 11, 2020, representatives of Morgan Lewis sent a revised draft of the merger agreement to representatives of Milbank.

On February 11, 2020, representatives of Company management held due diligence discussions with representatives of Company C management.

On February 13, 2020, representatives of the Company management held follow-up due diligence discussions with representatives of Company C’s management.

On February 14, 2020 representatives of Morgan Lewis sent a material issues list to representatives of Latham in response to Company C’s initial mark-up of merger agreement.

On February 14, 2020, representatives of Milbank sent a revised draft of the merger agreement to representatives of Morgan Lewis. Also on February 14, 2020, representatives of Morgan Lewis sent to representatives of Milbank an initial draft of the Company’s disclosure letter.

On February 14, 2020, Mr. Cook, representatives of Company C and representatives of BofA Securities held a call regarding the outcome of the due diligence calls between the Company and Company C. On this call, Company C indicated that any potential offer from Company C would be below $6.00.

On February 17, 2020, representatives of Morgan Lewis sent revised drafts of the merger agreement and the Company disclosure letter to representatives of Milbank.

On February 19, 2020, a representative of Company C informed a representative of BofA Securities that Company C did not intend to submit a final proposal with respect to a potential acquisition of the Company.

On February 19, 2020, ProSieben submitted on behalf of Parship Group and NuCom a final proposal including an indication of interest to acquire the Company at a valuation of $6.30 per share of Company Common Stock in cash. The final proposal also included a further revised draft of the merger agreement and drafts of the equity commitment letters to be delivered by ProSieben and General Atlantic upon entry into a definitive agreement. The final proposal provided that ProSieben’s indication of interest included therein was subject to ProSieben formalizing due diligence findings and receiving approval from ProSieben’s supervisory board. ProSieben also indicated that they would like to sign a definitive agreement with the Company on Wednesday March 4, 2020 and announce entry into the agreement during their previously scheduled earnings call on Thursday March 5, 2020.

On February 20, 2020, the Company Board held a telephonic meeting to receive an update on the status of the Company’s discussions with ProSieben. Mr. Bugden, Mr. Beckley, Ms. Arena and representatives of Morgan Lewis and BofA Securities were present at the invitation of the Company Board. At the meeting, Morgan Lewis reviewed with the Company Board the current terms of the proposed Merger Agreement, the form of which had been distributed to the Company Board prior to the meeting. BofA Securities reviewed with the Company Board a presentation containing its financial analysis of the proposed price per share of Company Common Stock, which had distributed to the Company Board prior to the meeting. Representatives of BofA Securities provided to the Company Board an updated version of the BofA Securities memorandum disclosing certain relationships between BofA Securities and its affiliates, on the one hand, and the Company and certain parties involved in the transaction, on the other hand. After discussions with representatives of Morgan Lewis and BofA Securities, the Company Board continued to discuss the potential transaction with ProSieben. Following that discussion, the Company Board directed the Company to move forward in seeking to finalize the proposed merger agreement with ProSieben.

On February 20, 2020, at the direction of the Company Board, BofA Securities provided feedback to Morgan Stanley that the Company Board was willing to proceed on the basis of entering into a definitive agreement and announce on Monday, February 24, 2020 that the Company and ProSieben had entered into a definitive agreement, rather than the two-week time frame to sign and announce the transaction that ProSieben had proposed.

From February 21 through February 29, 2020, Morgan Lewis and Milbank continued to negotiate the merger agreement and exchanged drafts of the merger agreement and the disclosure schedules. Negotiations included the size of the termination fee, matters related to equity commitments from ProSieben and General Atlantic, the representations and warranties to be made by the Company, the timing and process around satisfying the closing conditions, and the interim operating restrictions and provisions relating to employees and equity compensation plans.

On February 21, 2020, Morgan Stanley responded to a representative of BofA Securities that the earliest timing that ProSieben could accommodate would be entering into the merger agreement on Thursday, February 27, 2020 following market close and announcing the transaction prior to the market open on February 28, 2020.

On February 22, 2020, Mr. Beckley notified the Company Board of a planned meeting among members of the Company’s management team and members of the NuCom management team scheduled for February 24, 2020 to discuss matters related to the transaction.

On February 24, 2020, Mr. Cook, Mr. Bugden and Mr. Beckley met with Mr. van Delden and Mr. Mühl at the Newark Liberty International Airport in Newark, New Jersey. Mr. Van Delden and Mr. Mühl presented their views of possible synergies of a potential combination, a proposed ownership structure, and the general terms of a proposed compensation scheme for the Company’s employees following the closing of a transaction. Mr. Van Delden also asked for the Company’s senior management to waive the “Good Reason” resignation provision in their employment agreements with respect to the closing of a transaction. Spencer Rhodes, the Chairman of the Company Board, participated in the meeting telephonically.

On February 26, 2020, Morgan Stanley communicated to BofA Securities that ProSieben’s Supervisory Board had delayed approval of the transaction to Wednesday, March 4, 2020 with announcement of the transaction prior to the market open on Thursday, March 5, 2020.

From March 2 through March 4, 2020, Morgan Lewis and Milbank exchanged drafts of the Merger Agreement and the disclosure schedules and engaged in discussions about refinements to both documents.

Over the remainder of March 4, 2020, representatives of Morgan Lewis and Milbank finalized the Merger Agreement and disclosure schedules.

On March 4, 2020, the Company Board held a telephonic meeting to consider the Merger Agreement. Mr. Bugden, Mr. Beckley, Ms. Arena and representatives of Morgan Lewis and BofA Securities were present at the invitation of the Company Board. Morgan Lewis confirmed that the Merger Agreement, the form of which had been distributed to the Company Board prior to the meeting, and other transaction documents, including Mr. Cook’s employment agreement amendments and the amendments to Mr. Bugden’s and Mr. Johnson’s employment agreements, forms of which had been distributed to the Company Board prior to the meeting, had been finalized and that no material modifications or additions had been made to the drafts reviewed in detail during the February 20, 2020 meeting of the Company Board. Also at this meeting, BofA Securities reviewed with the Company Board its financial analysis of the Per Share Merger Consideration and delivered to the Company Board an oral opinion, which was confirmed by delivery of a written opinion dated March 4, 2020, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the consideration to be received by holders of Company Common Stock, was fair, from a financial point of view, to such holders. Mr. Beckley then reviewed the proposed resolutions to be adopted by the Company Board, respectively, copies of which, including copies of all exhibits thereto, including the form of the amendment to the Tax Benefits Plan, had been distributed to the

Company Board prior to the meeting. At the conclusion of such meeting, the Company Board, taking into account all of the foregoing and its previous meetings, presentations, and consultations with Morgan Lewis and BofA Securities, unanimously (i) approved the Merger Agreement and the Contemplated Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the terms of the Merger Agreement and the Contemplated Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (iii) directed that the Merger Agreement and the Contemplated Transactions be submitted to the stockholders of the Company at the Company Stockholder Meeting for adoption and approval and (iv) recommended that the Company’s stockholders adopt the Merger Agreement and approve the Contemplated Transactions. The Company Board also approved an amendment to the Tax Benefits Plan to (A) make it inapplicable to the approval, adoption, execution, delivery, and/or amendment of the Merger Agreement, the public announcement and/or public disclosure by any person of the Merger Agreement or the Contemplated Transactions, including, without limitation, the Merger, and the performance and/or consummation of the Contemplated Transactions, including the Merger, and (B) cause the preferred stock purchase rights issued under the Tax Benefits Plan to expire (to the extent they have not previously expired) immediately prior to the Effective Time, but only if the Effective Time shall occur.

On March 5, 2020, representatives of the Company, ProSieben, General Atlantic, Morgan Stanley and Morgan Lewis held a call to confirm the Merger Agreement and related transaction documents had been finalized and to confirm release of ProSieben’s, General Atlantic’s, NuCom’s, Buyer’s and the Company’s signatures to enter into the Merger Agreement and related transaction documents.

On March 5, 2020, prior to commencement of trading on NASDAQ, ProSieben and the Company each released a press release announcing its respective entry into the Merger Agreement. On March 5, 2020, the Company filed a Current Report on Form 8-K with the SEC, disclosing its entry into the Merger Agreement, among other related matters.

Reasons for the Merger; Company Board Recommendation

The Company Board evaluated, with the assistance of its legal and financial advisors, the Merger Agreement and the Contemplated Transactions, including the Merger, and, on March 4, 2020, unanimously determined that the Merger Agreement and Contemplated Transactions, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, declared it advisable to enter into the Merger Agreement, and approved the execution, delivery and performance of the Merger Agreement and the consummation of the Contemplated Transactions, including the Merger.

In the course of making the unanimous recommendation, the Company Board consulted with outside legal counsel regarding its fiduciary duties, legal due diligence matters and the terms of the Merger Agreement and the Contemplated Transactions and considered the following positive factors (which are not necessarily in order of relative importance) relating to the Merger Agreement and the Contemplated Transactions, including the Merger, each of which the Company Board believed supported their decision:

•

the current and historical market prices of the shares of Company Common Stock, including the market performance of the shares of Company Common Stock relative to those of other participants in the Company’s industry and general market indices, and the fact that the Per Share Merger Consideration represented a premium of approximately 30% and 43% over the unaffected 30-day and 60-day volume-weighted average share price of Company Common Stock, respectively, through December 13, 2019, the last trading day prior to published market speculation regarding a potential transaction involving the Company;

•

the Company Board’s understanding of the Company’s business, assets, financial condition and results of operations, its competitive position and historical and projected financial performance, and the nature of the industry and regulatory environment in which the Company competes, and the prospects for substantially increasing stockholder value as a stand-alone company in excess of the Per Share

Merger Consideration, given the risks and uncertainties in the Company’s business and general market conditions and trends;

•	the Company Board’s concern regarding the potential impact of any potential economic downturn on the price of shares of Company Common Stock;

•

the belief of the Company Board that the Per Share Merger Consideration represents the highest price per share of Company Common Stock that Buyer was willing to pay and that the terms of the Merger Agreement include the most favorable terms to the Company, in the aggregate, to which Buyer was willing to agree;

•	the relative certainty of the value that the Per Share Merger Consideration represents compared to stock or other forms of consideration;

•

the Company’s discussions with Company B and Company C which led the Company Board to believe that neither party was prepared to pursue a potential transaction with the Company on terms more favorable to the Company, in the aggregate, than the terms of the Merger Agreement, including, without limitation, the Per Share Consideration;

•

the belief that (1) possible alternatives to the Merger, including the possibility of continuing to operate the Company as an independent entity or pursuing another transaction, and the desirability and perceived risks of those alternatives; (2) potential benefits to the Company stockholders of these alternatives and the timing and likelihood of effecting such alternatives; and (3) the Company Board’s assessment that none of these alternatives was reasonably likely to present superior opportunities for the Company to create greater value for the Company stockholders, taking into account risks of execution as well as business, competitive, financial, industry, market and regulatory risks;

•	the high degree of certainty that the closing will be achieved in a timely manner, in view of the terms of the Merger Agreement;

•

the opinion of BofA Securities, dated March 4, 2020, to the Company’s Board as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Company Common Stock of the Per Share Merger Consideration to be received by such holders, as more fully described in the section of this proxy statement entitled “The Merger Proposal — Opinion of the The Meet Group’s Financial Advisor”;

•	the terms and conditions of the Merger Agreement and the other transaction documents, including:

•	the requirement that the Merger Agreement be adopted by the holders of a majority of the outstanding shares of Company Common Stock;

•	the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course prior to the consummation of the Merger;

•

the provision of the Merger Agreement allowing the Company Board to withdraw or change its recommendation of the Merger Agreement and to terminate the Merger Agreement, in certain circumstances relating to the presence of a Company Superior Proposal (or to effect a Change in the Company Board Recommendation in response to an Intervening Event) subject, in certain cases, to a termination fee of $18,631,945;

•	the absence of a financing condition in the Merger Agreement;

•

the Termination Date of December 5, 2020, subject to two three-month extensions if necessary in connection with the attainment of antitrust approvals, allowing for sufficient time to complete the Merger;

•

that Buyer had obtained committed equity financing for the transaction from ProSieben and General Atlantic that together provide funding of an amount sufficient to cover the aggregate merger consideration;

•

the availability of appraisal rights under Delaware law to holders of shares of Company Common Stock who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement;

•

the Company Board’s view that the terms of the Merger Agreement would be unlikely to deter interested third parties from making a Company Superior Proposal, including the Merger Agreement’s terms and conditions as they relate to changes in the recommendation of the Company Board and the payment by the Company of $18,631,945 in connection with the termination of the Merger Agreement under certain circumstances (see the sections of this proxy statement entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation”); and

•

the fact that, in the absence of the Merger, the Company would continue to incur significant expenses by remaining a public company, including legal, accounting, transfer agent, printing and filing fees, and that those expenses could adversely affect the Company’s financial performance and the value of shares of Company Common Stock.

In addition, the Company Board also weighed the foregoing advantages and benefits against a variety of risks and other potentially negative factors (which are not necessarily in order of relative importance), including the following:

•

the fact that the Company’s stockholders generally will have no ongoing equity participation in the Company following the Merger, and that such stockholders will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of shares of Company Common Stock, and will not participate in any potential future sale of the Company to a third party;

•

the possibility that Buyer could, at a later date, engage in unspecified transactions with respect to the Company including restructuring efforts, special dividends or the sale of some or all of the Company or its assets to one or more purchasers that could conceivably produce a higher aggregate value than that available to the Company’s stockholders in the Merger;

•	the risk of incurring substantial expenses related to the Merger, including in connection with any litigation that may result from the announcement or pendency of the Merger;

•

the risk that there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed even if the Merger Agreement is adopted and approved by the Company’s stockholders;

•	the risk that certain regulatory approvals required to consummate the Merger, including approval under the HSR Act, from German and Austrian antitrust authorities and from CFIUS, may not be obtained;

•

the Merger Agreement’s restrictions on the conduct of the Company’s business prior to the completion of the Merger, generally requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from pursuing otherwise attractive business opportunities and taking other actions with respect to its business that the Company may consider advantageous pending completion of the Merger;

•

the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

•	the fact that the receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes;

•

the fact that certain of the Company’s directors and named executive officers may have interests in the Merger that may be different from, or in addition to, those of the Company’s stockholders, as further described in the section of this proxy statement entitled “The Merger Proposal — Interests of the Company’s Directors and Named Executive Officers in the Merger”;

•

the requirement that the Company pay Buyer a termination fee, under certain circumstances following termination of the Merger Agreement, including if the Company Board terminates the Merger Agreement to accept a Company Superior Proposal, of $18,631,945 if the Merger Agreement is terminated under certain circumstances to enter into a definitive agreement with respect to a Competing Company Transaction, as further described in the section of this proxy statement entitled “The Merger Agreement — Company Termination Fee”; and

•

the fact that the announcement of the Merger Agreement and pendency of the Merger, or the failure to complete the Merger, may cause substantial harm to the Company’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors and customers and may divert employees’ attention away from the Company’s day-to-day business operations.

After considering the foregoing factors, the Company Board concluded that, overall, the potentially beneficial factors relating to the Merger Agreement and the Contemplated Transactions, including the Merger, outweighed the risks and potentially negative factors.

The foregoing discussion of the information and factors considered by the Company Board is not exhaustive but is intended to reflect the material factors considered by the Company Board in its consideration of the Merger Agreement and the Contemplated Transactions, including the Merger. In view of the complexity and the large number of factors considered, the Company Board, individually and collectively, did not quantify or assign any relative or specific weight to the various factors. Rather, the Company Board based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the Company Board may have given different weights to different factors.

The foregoing discussion of the information and factors considered by the Company Board is forward-looking in nature. This information should be read in light of the factors described under the caption “Cautionary Statement Concerning Forward-Looking Statements.”

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE MEET GROUP VOTE “FOR” THE MERGER PROPOSAL.

Opinion of The Meet Group’s Financial Advisor

The Company has retained BofA Securities to act as the Company’s financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Securities to act as the Company’s financial advisor in connection with the Merger on the basis of BofA Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with the Company and its business.

On March 4, 2020, at a meeting of the Company’s Board held to evaluate the Merger, BofA Securities delivered to the Company’s Board an oral opinion, which was confirmed by delivery of a written opinion dated March 4, 2020, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Per Share Merger Consideration to be received by holders of Company Common Stock was fair, from a financial point of view, to such holders.

The full text of BofA Securities’ written opinion to the Company’s Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the Company’s Board for the benefit and use of the Company’s Board (in its capacity as such) in connection with and for purposes of its evaluation of the Per Share Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Merger or any other matter.

In connection with rendering its opinion, BofA Securities has, among other things:

(1)	reviewed certain publicly available business and financial information relating to the Company;

(2)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Securities by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company, referred to herein as the Company management forecasts;

(3)	reviewed the estimated net operating loss tax attributes of the Company prepared by the management of the Company (collectively, the “NOLs”);

(4)	discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;

(5)	reviewed the trading history for Company Common Stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

(6)	compared certain financial and stock market information of the Company with similar information of other companies BofA Securities deemed relevant;

(7)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

(8)

considered the results of BofA Securities’ efforts on behalf of the Company to solicit, at the direction of the Company, indications of interest from third parties with respect to a possible acquisition of the Company;

(9)	reviewed a draft, dated March 3, 2020, of the Agreement (the “Draft Agreement”); and

(10)	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company management forecasts and the NOLs, BofA Securities was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company and the other matters covered thereby. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Securities did not evaluate the solvency or fair value of the Company, Buyer or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of the Company, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the contemplated benefits of the Merger. BofA Securities also assumed, at the direction of the Company, that the final executed Agreement would not differ in any material respect from the Draft Agreement reviewed by it.

BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Per Share Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger, the form or structure, or financial or other terms, aspects or implications of any related transactions, or any terms, aspects or implications of any voting or support agreements or any governance or other arrangements, agreements or understandings entered into in connection with or related to the Merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by the holders of Company Common Stock and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Per Share Merger Consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. BofA Securities also did not express any view or opinion with respect to, and BofA Securities relied, with the consent of the Company, upon the assessments of representatives of the Company regarding, legal, regulatory, accounting, tax and similar matters relating to the Company and the Merger (including the contemplated benefits thereof) as to which matters BofA Securities understood that the Company obtained such advice as it deemed necessary from qualified professionals. In addition, BofA Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. As of the date of BofA Securities’ opinion, the credit, financial and stock markets had been experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on Buyer, the Company or the Merger. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities. Except as described in this summary, the Company imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.

The discussion set forth below in the section entitled “Summary of Material Company Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Company’s Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.

Summary of Material Company Financial Analyses

Selected Publicly Traded Companies Analysis. BofA Securities reviewed publicly available financial and stock market information for the Company and the following three publicly traded companies in the online social entertainment sector:

•	Match Group, Inc.

•	Momo Inc.

•	Spark Networks SE

BofA Securities reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on March 3, 2020, plus debt, preferred equity and non-controlling interest (as applicable), and less cash and cash equivalents and marketable securities, as a multiple of calendar year 2020 estimated revenues. The overall low to high calendar year 2020 estimated revenue multiples observed for selected publicly traded companies were 0.90x to 9.64x (with a median of 1.72x and an average of 4.09x). BofA Securities also reviewed enterprise values of the selected publicly traded companies as a multiple of calendar year 2020 estimated earnings before interest, taxes, depreciation and amortization, unburdened for stock-based compensation and one-time items, referred to as adjusted EBITDA. The overall low to high calendar year 2020 adjusted EBITDA multiples observed for selected publicly traded companies were 4.6x to 25.4x (with a median of 5.3x and an average of 11.8x). BofA Securities then applied calendar year 2020 revenue multiples of 1.50x to 2.50x derived from the selected publicly traded companies, based on its professional judgment and experience, to the Company’s calendar year 2020 estimated revenue of $247 million and applied calendar year 2020 adjusted EBITDA multiples of 7.0x to 9.0x derived from the selected publicly traded companies, based on its professional judgment and experience, to the Company’s calendar year 2020 estimated adjusted EBITDA of $48 million to obtain indicative ranges of enterprise value for the Company. In applying the calendar year 2020 revenue multiples, BofA Securities took into consideration, among other things, the observed data for the selected publicly traded companies and for the Company, the historical trading prices of the Company’s common stock and the common stock of the selected publicly traded companies and the differences in the financial profiles of the Company and the selected publicly traded companies, including that the Company had next twelve months’ (commonly referred to as NTM) one-month, three-month, six-month, one-year, two-year, and three-year revenue multiples (as of December 13, 2019, prior to news reports about a potential transaction on December 16, 2019) that were 0.78x below, 0.89x below, 0.99x below, 0.62x below, 1.12x below and 1.64x below the corresponding median NTM revenue multiples for the selected publicly traded companies, respectively. From the resulting enterprise values, BofA Securities deducted net debt of $7 million as of December 31, 2019 to derive equity values. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of the Company were based on the Company management forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, rounded to the nearest $0.05, as compared to the Per Share Merger Consideration:

Implied Per Share Equity Value Reference Ranges for the Company		Per Share Merger Consideration
2020E Revenue	2020E Adj. EBITDA
$4.65 – $7.70	$4.25 – $5.45	$6.30

No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

Selected Precedent Transactions Analysis. BofA Securities reviewed, to the extent publicly available, financial information relating to the following 17 selected transactions involving companies in the internet marketplace sector:

Acquiror	Target
• IAC/InterActiveCorp	• Care.com, Inc.
• Blackstone Group, Inc.	• Magic Lab/Badoo (Majority Stake)
• Spark Networks SE	• Zoosk, Inc.
• ProSiebenSat.1 Media SE (NuCom Group and Parship Group)	• eHarmony, Inc.
• Permira Funds and Spectrum Equity (Wedding Wire)	• XO Group Inc.
• The Meet Group, Inc.	• Lovoo GmbH
• KKR & Co.	• WebMD Health Corp.
• Red Ventures Holdco, LP	• Bankrate, Inc.
• Beijing Kunlun Tech Co. Ltd.	• Grindr LLC (38% stake)
• Spark Networks SE	• Affinitas GmbH (Elite Singles)
• IAC/InterActiveCorp	• Angie’s List, Inc.
• j2 Global, Inc.	• Everyday Health, Inc.
• Kunlun Group Limited	• Grindr LLC (62% stake)
• Match Group, Inc.	• PlentyofFish Media, Inc.
• Gannett Co., Inc.	• Cars.com (Classified Ventures LLC)
• Permira Advisors LLC	• Ancestry.com LLC
• Match Group, Inc.	• OkCupid

BofA Securities reviewed transaction values, calculated as the enterprise value implied for the target company based on the Per Share Merger Consideration payable in the selected transaction, as a multiple of the target company’s last twelve months’ (commonly referred to as LTM) adjusted EBITDA. The overall low to high multiples of the target companies’ LTM adjusted EBITDA for the selected transactions were 9.2x to 23.4x (with a median of 11.6x and an average of 13.5x). BofA Securities then applied EBITDA multiples of 10.5x to 13.5x derived from the selected transactions, based on its professional judgment and experience, to the Company’s LTM adjusted EBITDA (as of December 31, 2019) of $42 million to obtain an indicative range of enterprise value for the Company. From the resulting enterprise values, BofA Securities deducted net debt of $7 million as of December 31, 2019 to derive equity values. Estimated financial data of the selected transactions were based on publicly available information. Estimated financial data of the Company were based on the Company management forecasts. This analysis indicated the following approximate implied per share equity value reference range for the Company, rounded to the nearest $0.05, as compared to the Per Share Merger Consideration:

Implied Per Share Equity Value Reference Range for the Company LTM (as of December 31, 2019) Adjusted EBITDA	Per Share Merger Consideration
$5.55 – $7.10	$6.30

No company, business or transaction used in this analysis is identical or directly comparable to the Company or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company and the Merger were compared.

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate during the Company’s fiscal years 2020 through 2024 based on the Company management forecasts. BofA Securities calculated terminal values for the Company by applying terminal multiples of 8.0x to 10.0x to the Company’s fiscal year 2024 estimated EBITDA, which implied perpetuity growth rates of 1.9% to 5.3%. The cash flows and terminal values were then discounted to present value as of December 31, 2019, assuming a mid-year convention for cash flows using discount rates ranging from 7.50% to 10.00%, which were based on an estimate of the Company’s weighted average cost of capital. From the resulting enterprise values, BofA Securities deducted net debt of $7 million as of December 31, 2019 to derive equity values. BofA Securities also calculated the implied per share present value of the tax benefits estimated to result from the NOLs, assuming an effective tax rate of 21.0% and discount rates ranging from 7.00% to 9.00%. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, rounded to the nearest $0.05, as compared to the Per Share Merger Consideration:

	Implied Per Share Equity Value Reference Range for the Company	Per Share Merger Consideration
Without NOLs	$5.30 - $6.95	$6.30
NOLs	$0.10
Including NOLs	$5.40 - $7.05

Other Factors

BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•

historical trading prices and trading volumes of the Company Common Stock during the 52-week period ended December 13, 2019 (prior to news reports about a potential transaction on December 16, 2019), which ranged from $3.16 to $6.17; and

•

publicly available research analysts’ one-year price targets for Company Common Stock, discounted to present value at a rate of 8.9%, reflecting the Company’s estimated cost of equity, which generally indicated values ranging from $4.60 to $6.65.

Miscellaneous

As noted above, the discussion set forth above in the section entitled “Summary of Material Company Financial Analyses” is a summary of the material financial analyses presented by BofA Securities to the Company’s Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Buyer. The estimates of the future performance of the Company and Buyer in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, to the holders of Company Common Stock of the Per Share Merger Consideration to be received by such holders and were provided to the Company’s Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of the Company or Buyer.

The type and amount of consideration payable in the Merger was determined through negotiations between the Company and Buyer, rather than by any financial advisor, and was approved by the Company’s Board. The decision to enter into the Agreement was solely that of the Company’s Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Company’s Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Company’s Board or management with respect to the Merger or the Per Share Merger Consideration.

The Company has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee currently estimated to be approximately $11 million, $1.5 million was payable upon delivery of its opinion and the remainder of which is contingent upon consummation of the Merger. The Company also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and certain of its affiliates, Buyer and certain of its affiliates (including ProSieben, General Atlantic LLC and certain of their respective affiliates and/or portfolio companies).

BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as an administrative agent, bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of the Company and/or certain of its affiliates. From March 1, 2018 through February 29, 2020, BofA Securities and its affiliates derived aggregate revenues from the Company and certain of its affiliates of less than $1 million for investment and corporate banking services.

In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Buyer and certain of its affiliates, including ProSieben, General Atlantic LLC and certain of their respective affiliates and/or portfolio companies, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to certain affiliates and portfolio companies of General Atlantic LLC in connection with certain M&A transactions, (ii) having acted or acting as a bookrunner, global coordinator and/or underwriter for certain equity offerings of certain affiliates and portfolio companies of General Atlantic LLC, (iii) having acted or acting as a lender under certain letters of credit and credit facilities of Buyer and/or certain of its affiliates, including ProSieben, General Atlantic LLC and/or certain of their respective affiliates and/or portfolio companies (including acquisition financing), (iv) having provided or providing certain derivatives, foreign exchange and other trading services to Buyer and/or certain of its affiliates, including ProSieben, General Atlantic LLC and/or certain of their respective affiliates and/or portfolio companies, and (v) having provided or providing certain treasury management products and services to Buyer and/or certain of its affiliates, including ProSieben, General Atlantic LLC and/or certain of their respective affiliates and/or portfolio companies. In addition, a member of the Board of Directors of Bank of America Corporation, the parent company of BofA Securities, also is a Senior Advisor of General Atlantic LLC. From March 1, 2018 through February 29, 2020, BofA Securities and its affiliates derived aggregate revenues from Buyer and certain of its affiliates, including ProSieben, General Atlantic LLC and certain of their respective affiliates and/or portfolio companies, of approximately $3 million for investment and corporate banking services.

Certain Company Unaudited Prospective Financial Information

While the Company has from time to time provided limited financial guidance to investors, the Company has not, as a matter of course, otherwise publicly disclosed internal projections as to future performance, earnings or other results due to, among other reasons, the unpredictability of the underlying assumptions and estimates. However, in connection with the Merger, the Company’s management prepared certain non-public financial projections as to the potential future performance of the Company for the years 2020 through 2024 (referred to as the “Management Projections”), which were provided to the Company Board in connection with their evaluation of the Contemplated Transactions. At the direction of the Board, the Management Projections were also provided to BofA Securities in connection with its financial analyses, including BofA Securities’ financial analyses described in the section of this proxy statement captioned “The Merger Proposal — Opinion of The Meet Group’s Financial Advisor”.

The below summary of the Management Projections is included for the purpose of providing stockholders access to certain non-public information that was furnished to certain parties in connection with the Merger, and such information may not be appropriate for other purposes, and is not included to influence the voting decision of any stockholder or whether any stockholder should seek appraisal rights with respect to common stock. The inclusion of the Management Projections should not be regarded as an indication that the Company or anyone who received the Management Projections then considered, or now considers, them a reliable prediction of future events, and the Management Projections should not be relied upon as such.

The Management Projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”), or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. Neither the Company’s independent auditor nor any other independent accountant has compiled, examined, or performed any procedures with respect to the Management Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The Management Projections contain projections of adjusted EBITDA, adjusted EBIT and unlevered free cash flow, each of which are non-GAAP financial measures within the meaning of the applicable rules and regulations of the SEC, which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

Although the Management Projections are presented with numerical specificity, they reflect numerous estimates and assumptions made by the Company’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The Management Projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Management Projections constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Management Projections, including, but not limited to, the strength of the economy, changes in the overall level of consumer spending, the performance of the Company’s apps within the prevailing dating and social entertainment environments, implementation of the Company’s strategy, compliance with regulations, certifications and best practices with respect to the development, manufacture, sale and marketing of the Company’s products, management changes, changes in tax policy, disruptions of information systems, regulatory environment and other factors discussed in this proxy statement and in other reports filed by or furnished to the SEC by the Company. There can be no assurance that the Management Projections will be realized or that actual results will not be significantly higher or lower than forecast. The Management Projections cover several years and such information by its nature becomes less reliable with each successive year.

The Management Projections were developed by the Company’s management in October 2019 without giving effect to the Merger or the other Contemplated Transactions or any changes to the Company’s operations or strategy that may be implemented after the consummation of the Merger, including any costs incurred in connection with the Merger or costs related to other Contemplated Transactions. In addition, the Management Projections will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Management Projections reflect assumptions as to certain business decisions that are subject to change. The Management Projections cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such.

In addition, the Management Projections have not been updated or revised to reflect information, circumstances, events or results after the date they were prepared or as of the date of this proxy statement, and except as required by applicable securities laws, the Company does not intend to update or otherwise revise the Management Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.

The inclusion of the Management Projections herein should not be deemed an admission or representation by the Company that the Company views such Management Projections as material information, particularly in light of the inherent risks and uncertainties associated with such long-range forecasts. No representation is made by the Company or any other person regarding the Management Projections or the Company’s ultimate performance compared to such information. In light of the foregoing factors, and the uncertainties inherent in the Management Projections, stockholders are cautioned not to place undue, if any, reliance on the Management Projections. The Management Projections should be evaluated, if at all, in conjunction with the historical consolidated financial statements and other information contained in the Company public filings with the SEC.

Management Projections

The following is a summary of the Management Projections. The Management Projections were based on numerous variables and assumptions over the period of 2020 through 2024, including growth in video daily active users, video revenue and mobile advertising revenue and decreases in user acquisition spend as a percentage of revenue.

	For the Year Ending December 31
(dollars in millions)	2020E	2021E	2022E	2023E	2024E
Revenue	$247	$291	$308	$314	$319
% Growth	16.7%	17.6%	5.8%	2.0%	1.8%
Adjusted EBITDA(1)	$48	$58	$62	$63	$64
% Margin(2)	19.5%	20.0%	20.1%	20.0%	20.0%
Adjusted EBIT(3)	$24	$32	$37	$37	$37
% Margin(4)	9.5%	11.1%	12.0%	11.8%	11.5%
Net Income(5)	$21	$25	$26	$25	$25
% Margin(6)	8.5%	8.5%	8.4%	7.9%	7.7%

Selected Cash Flow Items
Depreciation & Amortization	$12	$11	$9	$8	$8
Capital Expenditures	$(4)	$(4)	$(5)	$(5)	$(6)
(Increase) / Decrease in NWC(7)	$(4)	$(4)	$1	$1	$0
Effective Tax rate	31.2%	31.2%	31.2%	31.2%	31.2%
Unlevered free cash flow(8)	$20	$26	$30	$29	$28

Certain amounts in the above table may reflect rounding adjustments.

(1)

Adjusted EBITDA is defined as net income (or loss) before interest expense, benefit from or provision for income taxes, depreciation and amortization expense, stock-based compensation expense, non-recurring acquisition, restructuring or other expenses.

(2)	Represents the ratio of adjusted EBITDA to Revenue.
(3)	Adjusted EBIT is defined as net income (or loss) before interest expense and benefit from or provision for income taxes.
(4)	Represents the ratio of adjusted EBIT to Revenue.
(5)	Net Income assumes an effective tax rate of 31.2% per the Management Projections.
(6)	Represents the ratio of Net Income to Revenue.
(7)	Inclusive of changes in accounts receivable, prepaid expenses and other current assets, accounts payable, deferred revenue, bad debt recovery and change in contingent consideration.
(8)	Unlevered free cash flow is defined as tax effected adjusted EBIT, plus depreciation & amortization, less capital expenditures, less change in net-working capital (“NWC”).

Equity Commitment Letters

Concurrently with the execution of the Merger Agreement, Buyer has delivered to the Company equity commitment letters (together, the “Equity Commitment Letters”) from each of (i) General Atlantic and (ii) ProSieben which, subject to the conditions contained in such Equity Commitment Letters, General Atlantic and ProSieben commit to provide $282,800,000.00 and $214,100,000.00, respectively, of equity financing to Buyer to enable it to consummate the Merger.

Interests of the Company’s Directors and Named Executive Officers in the Merger

In considering the recommendation of the Company Board that Company stockholders approve the Merger Proposal, Company stockholders should be aware that the directors and named executive officers of the Company have potential interests in the Contemplated Transactions that may be different from, or in addition to, the interests of Company stockholders generally, including, among others:

•

members of the Company Board and the named executive officers of the Company are entitled to new and continued rights of indemnification and advancement of expenses and insurance coverage under the Merger Agreement;

•

subject to continued employment on the payment date, each of the Company’s named executive officers, other than Mr. Cook, will receive on the closing of the Contemplated Transactions a transaction bonus equal to 50% of the officer’s base salary in effect as of the closing;

•

the treatment of the Company Stock Options, Company RSAs and Company PSUs held by the Company’s named executive officers as of the Effective Time and the Company RSAs held by the Company’s non-employee directors as described herein; and

•	severance payments upon a termination without cause or resignation with good reason.

The Company Board was aware of these interests and considered them, among other matters, in making its recommendation that Company stockholders vote in favor of the Merger Proposal.

For purposes of the disclosure below, our named executive officers are (i) Geoff Cook, Chief Executive Officer, (ii) James Bugden, Chief Financial Officer, (iii) Frederic Beckley, General Counsel and Executive Vice President Business Affairs, and (iv) Michael Johnson, Senior Vice President, Strategic Planning and Treasury.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the terms of the Merger Agreement, certain directors and officers of the Company will be entitled to certain new and ongoing indemnification and coverage under directors’ and officers’ liability and fiduciary liability insurance policies following the Merger. Such indemnification and insurance coverage is further described in the section of this proxy statement entitled “The Merger Agreement — Indemnification and Insurance.”

Transaction Bonuses

On the Closing Date, each of the Company’s named executive officers other than Mr. Cook will receive a transaction bonus equal to 50% of the named executive officer’s base salary in effect on the closing of the Contemplated Transactions, subject to applicable withholding, if the officer remains employed with the Company until the date the transaction bonuses are paid.

Treatment of Company Equity Awards

Except as otherwise agreed upon by the holder and the Buyer in writing, the following will apply to the Company’s equity awards:

Company Stock Options. At the Effective Time of the Contemplated Transactions, each Company Stock Option, whether or not then vested or exercisable, will be cancelled in exchange for a cash payment, without interest and less applicable tax withholding, equal to the product of (A) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock issuable upon the exercise of such Company Stock Option as of immediately prior to the Effective Time. Any Company Stock Option that has an exercise price per share that is greater than or equal to the Per Share Merger Consideration will be cancelled at the Effective Time without payment of any consideration.

Company RSAs. At the Effective Time of the Contemplated Transactions, each Company RSA will fully vest and become free of restrictions and repurchase rights and the holder thereof shall then become entitled to receive a cash payment, without interest and less applicable tax withholding, equal to the Per Share Merger Consideration.

Company PSUs. At the Effective Time of the Contemplated Transactions, each Company PSU will be cancelled in exchange for the right to receive a cash payment, without interest and less applicable tax withholding, equal to the product of (A) the Per Share Merger Consideration, multiplied by (B) the number of units that vest with respect to each Company PSU determined based on the achievement of the applicable performance goals through the date immediately preceding the Effective Time. Any restricted stock units underlying a Company PSU that do not vest will be forfeited and cancelled without payment of any consideration.

Estimated Value of Payments. For an estimate of the amounts that would be payable to each of the Company’s named executive officers in respect of their unvested Company Options, Company RSAs and Company PSUs see “The Merger Proposal — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” below.

Employment Agreements

Severance Payments. Each of the Company’s executive officers entered into an employment agreement at or around the time that he commenced employment with the Company (each, an “Employment Agreement”), which have been amended from time to time. The Employment Agreements provide for certain severance benefits which are quantified under “The Merger Proposal — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” below. In addition, in connection with the Contemplated Transactions, the Company amended each Employment Agreement other than Mr. Beckley’s Employment Agreement to provide that good reason shall not include the fact of the Company’s equity ceasing to be publicly traded following the consummation of the Contemplated Transactions or any attendant changes to the employee’s duties or responsibilities solely and directly resulting from the Company ceasing to be a publicly-traded company. Additionally, the definition of good reason in Mr. Cook’s employment agreement was amended to provide that good reason shall not include the fact of Mr. Cook reporting to the board of an entity other than Buyer.

Restrictive Covenants. Each executive officer is subject to restrictive covenants as set forth in his employment agreement. In connection with the Contemplated Transactions and subject to their consummation, the Company and Mr. Cook entered into an amendment to his Employment Agreement that provides that in the event Mr. Cook’s employment is terminated by the Company without cause or by Mr. Cook for good reason following the Contemplated Transactions, Mr. Cook will be subject to non-competition and non-solicitation covenants for 18 months following such termination. In the event Mr. Cook violates such covenants and does not cure any such violation, all severance payments under the employment agreement will cease and Mr. Cook will be required to repay any severance already paid to him. Pursuant to the employment agreements, each other named executive officer is subject to non-competition and non-solicitation covenants for a period of 12 months following the termination of his employment. In the event such named executive officer violates such covenants, all severance payments under the Employment Agreement will cease and the officer may be required to repay any severance already paid to him.

Additionally, in connection with the Contemplated Transactions and subject to their consummation, the Company and Mr. Cook entered into an amendment to his Company PSU agreements, which provides that during employment and in the event of any termination of employment within 12 months following the consummation of the Contemplated Transactions, Mr. Cook will be subject to non-competition and non-solicitation covenants for 18 months following such termination of employment. In the event Mr. Cook violates the covenants in the Company PSU agreement amendment and does not cure any such violation, any Company PSUs will be cancelled, and Mr. Cook will be required to repay any shares of stock or cash received in settlement of any such Company PSUs.

As consideration for Mr. Cook agreeing to the additional restrictions set forth in the amendments to his Employment Agreement and his Company PSU agreements described above, the Company will pay Mr. Cook an aggregate amount of $15,000, less applicable withholding.

Section 4999 of the Internal Revenue Code. None of the Company’s named executive officers is entitled to receive a tax gross-up. Mr. Cook’s employment agreement provides that any payment or benefit received by him that would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code as amended (referred to as the “Code”) and would subject him to the excise tax under Section 4999 of the Code will be reduced to the extent necessary so that no portion will be subject to any excise tax but only if, by reason of such reduction, the net after-tax benefit received by Mr. Cook exceeds the net after-tax benefit (after taking into account the excise tax, interest and penalties and any tax imposed by any comparable provision of state law and any applicable federal, state, and local income and employment taxes) that would be received by Mr. Cook if no reduction was made.

Estimated Value of Payments. For an estimate of the amounts that would be payable to each of the Company’s named executive officers under the Employment Agreements if they experience a severance-qualifying termination of employment, see “The Merger Proposal — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” below.

Quantification Of Potential Payments And Benefits To The Company’s Named Executive Officers In Connection With The Merger

The table below sets forth the information required by Item 402(t) of Regulation S-K regarding the amount of payments and benefits that each of the Company’s named executive officers may receive in connection with the Contemplated Transactions.

Assumptions

Unless otherwise noted, the estimates set forth in the table below assume the following:

•	the relevant per share price of Company Common Stock is $6.30, which equals the value of the Per Share Merger Consideration;

•	the Effective Time of the Contemplated Transactions occurs on March 31, 2020, which is the latest practicable date prior to the date of this filing;

•

each named executive officer experiences a termination without cause or resigns with good reason immediately following the completion of the Contemplated Transactions and executes and does not revoke a release and waiver of claims (a “Qualifying Termination”); and

•	each named executive officer’s base salary and annual target bonus amounts remain unchanged from those in place on March 31, 2020.

The amounts set forth in the table below are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described in footnotes to the table. The amounts below do not reflect certain compensation actions that may occur before the Effective Time and do not include the $15,000 payable to Mr. Cook as consideration for Mr. Cook agreeing to the additional restrictions set forth in the amendments to his Employment Agreement and his Company PSU agreements or the transaction bonuses quantified under “The Merger Proposal — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger — Transaction Bonuses” below. The actual amounts payable to the Company’s named executive officers, if any, will depend on whether the named executive officer incurs a Qualifying Termination, the date of such Qualifying Termination (if applicable), the closing date of the Contemplated Transactions and the terms of the plans or agreements in effect at such time.

Severance Payments

Name	Cash ($)(1)	Equity ($)(2)	Total ($)(3)
Geoff Cook	1,592,576	10,409,688	12,002,264
James Bugden	622,292	2,733,277	3,355,569
Frederic Beckley	616,172	3,594,975	4,211,147
Michael Johnson	387,072	857,590	1,244,662

(1)

The cash payments to each named executive officer are payable pursuant to the Employment Agreements and consist of (i) for Mr. Cook (a) a lump sum payment equal to two times the sum of Mr. Cook’s base salary and target annual bonus as in effect on the date of termination, and (b) 12 months of continued life, health, accident and disability coverage, assuming continued coverage following termination is permitted under the applicable plans, on the same cost-sharing basis as was applicable immediately before termination and (ii) for all other named executive officers, (a) one times the officer’s base salary, paid in installments, (b) a pro rata amount of the target bonus based on the number of days the officer was employed during the year of termination, paid in a lump sum, and (c) monthly reimbursement for the monthly COBRA costs, less the amount the officer would have paid for continued medical and dental coverage as an active employee, for the 12-month period following termination. All payments are subject to applicable tax withholding.

Name	Severance ($)	Bonus ($)	Pro-Rated Bonus ($)	Continued Benefits ($)
Geoff Cook	1,575,104	—	—	17,472
James Bugden	373,437	186,719	56,016	6,120
Frederic Beckley	373,437	186,719	56,016	—
Michael Johnson	231,000	115,500	23,100	17,472

For more information, please see “The Merger Proposal — Interests of the Company’s Directors and Named Executive Officers in the Merger — Employment Agreements” above.

(2)

The amounts in this column represent the cash payments to which each named executive officer will be entitled to receive based on the treatment of the officers outstanding Company Stock Options, Company RSAs and Company PSUs as described under “The Merger Proposal — Interests of the Company’s Directors and Named Executive Officers in the Merger — Treatment of Company Equity Awards” above.

(3)

None of the Company’s named executive officers participate in any non-qualified deferred compensation plans or defined benefit plans. Further, none of the Company’s named executive officers are entitled to a golden parachute excise tax gross-up.

Transaction Bonuses

Subject to the applicable officer’s continued employment until the date of the closing of the Contemplated Transactions, the transaction bonus amount payable to each of Messrs. Bugden and Beckley is $186,719 and to Mr. Johnson is $115,500.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Company Common Stock whose shares are exchanged for cash pursuant to the Merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (referred to as the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (referred to as the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any considerations under state, local or foreign tax laws or U.S. federal tax laws other than those pertaining to U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, the conclusions set forth in this discussion could be subject to challenge, which challenge could be sustained.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company Common Stock that is for U.S. federal income tax purposes:

•	a citizen or resident individual of the United States;

•

a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of Company Common Stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations or other pass-through entities or investors in such partnerships, S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of Company Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, a holder required to accelerate the recognition of any item of gross income with respect to shares of Company Common Stock as a result of such income being recognized on an applicable financial statement, and U.S. holders who acquired their shares of Company Common Stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address the U.S. federal income tax consequences to holders of shares of Company Common Stock who exercise appraisal rights in connection with the Merger under the DGCL.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of Company Common Stock, you should consult your tax advisor.

This discussion of material U.S. federal tax consequences is for general information purposes only and is not tax advice. Holders of Company Common Stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, state, local, foreign income or other tax laws.

The receipt of cash by U.S. holders in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Company Common Stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. holder’s adjusted tax basis in its shares of Company Common Stock.

Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of Company Common Stock surrendered in the Merger is greater than one year as of the date of the Merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company Common Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Common Stock.

Information Reporting and Backup Withholding

Payments made in exchange for shares of Company Common Stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded by the IRS or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Regulatory Approvals

Antitrust Clearance. Under the HSR Act and related rules and regulations, certain transactions, including the Merger, may not be completed until certain waiting period requirements have expired or been terminated. The HSR Act requires that each party must file a pre-merger notification with the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and the United States Federal Trade Commission (the “FTC”). A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification forms or the early termination of that waiting period. In certain circumstances the review period may be extended by either the parties or the Antitrust Division or FTC.

Completion of the Merger is conditioned on the expiration or early termination of the applicable waiting period under the HSR Act and approval from the Bundeswettbewerbsbehörde (Austria’s Federal Competition Authority) and Bundeskartellamt (Germany’s Federal Cartel Office). The Company and Buyer filed a Notification and Report Form with the Antitrust Division and the FTC on March 26, 2020. The Company and Buyer made all required filings to the Bundeswettbewerbsbehörde and the Bundeskartellamt on [            ], 2020 and [            ], 2020, respectively.

At any time before or after the expiration of the statutory waiting periods under the HSR Act, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the Merger, to rescind the Merger or to conditionally permit completion of the Merger subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Commitments to Obtain Antitrust Approval. Buyer is required to use its best efforts to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to resolve, avoid or eliminate each and every impediment under the HSR Act or any other antitrust laws asserted by any governmental authority with respect to the Merger so as to enable the Closing to occur as promptly as reasonably practicable, subject to certain limitations. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — Antitrust Matters.”

CFIUS Approval. Completion of the Merger is also conditioned on CFIUS (i) providing a written notice that it has determined that it has concluded action and there are no unresolved national security concerns with respect to the Contemplated Transactions, (ii) indicating it is not able to conclude action under applicable law with respect to the Contemplated Transactions on the basis of a declaration but has not requested the submission of a joint voluntary notice (and Buyer has determined not to submit a joint voluntary notice), or (iii) if CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the Contemplated Transactions, then (A) the President shall have announced a decision not to take any action to suspend or prohibit the Contemplated Transactions or (B) having received a report from CFIUS requesting the President’s decision, the President shall not have taken any action after fifteen days from the date the President received such report.

Commitments to Obtain CFIUS Approval. The Company must use its reasonable best efforts to cooperate in connection with any actions taken by Buyer in connection with obtaining CFIUS approval. The aforementioned obligation includes the submission of a joint voluntary notice to CFIUS if necessary, in accordance with the Merger Agreement and providing all such assurances as may be customarily and reasonably necessary to address national security, law enforcement, and public safety interests in relation to any services offered by the Company or its subsidiaries or facilities owned or leased by the Company or its subsidiaries, subject to certain limitations set forth in the Merger Agreement. The parties submitted the draft joint voluntary notice to CFIUS on March 19, 2020. The parties must cooperate in connection with resolving any investigation or other inquiry of CFIUS or any other governmental authority related to the CFIUS review process. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — CFIUS Approval.”

Filing Fees. Buyer has agreed to pay all filing fees payable to any governmental authority in connection with any filings made to obtain any required regulatory approval.

Delisting and Deregistration of the Company Common Stock

If the Merger is completed, the Company Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about the Company or modify, update or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to the Company. The Merger Agreement contains representations and warranties by, and covenants of, the Company, Buyer, Merger Sub and NuCom, and they were made only for purposes of the Merger Agreement and as of the specified dates set forth therein. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The representations, warranties and covenants in the Merger Agreement and any descriptions thereof should be read in conjunction with the disclosures in the Company’s periodic and current reports, proxy statements and other documents filed with the SEC. See the section of this proxy statement entitled “Where You Can Find Additional Information.” Moreover, the description of the Merger Agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein in its entirety.

Additional information about the Company may be found elsewhere in this proxy statement and the Company’s other public filings. See the section of this proxy statement entitled “Where You Can Find Additional Information.”

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Subject to the terms and conditions of the Merger Agreement, at the time the Merger becomes effective (the “Effective Time”), Merger Sub shall be merged with and into the Company. As a result of the Merger, at the Effective Time the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger. As a result of the Merger, the Surviving Corporation shall become a wholly owned subsidiary of Buyer. The certificate of incorporation of the Company immediately prior to the Effective Time shall be amended and restated in its entirety and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation. The bylaws of Merger Sub immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will become the initial directors of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time will become the initial officers of the Surviving Corporation.

When the Merger Becomes Effective

The closing of the Merger will take place (i) at the offices of Morgan, Lewis & Bockius LLP in Philadelphia, Pennsylvania, as promptly as practicable (but in no event later than the fifth business day) following the satisfaction or waiver of all of the applicable conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions at such time), or (ii) at another place, time and date as agreed to by the parties in writing. For purposes of the Merger Agreement, “business day” refers to any day, other than a Saturday, Sunday or other day, on which commercial banks in New York, New York or Munich, Germany are authorized or required by law to close.

On the Closing Date, the Company and Buyer will file a certificate of merger with the Secretary of State of the State of Delaware. The Merger will become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as may be agreed by the parties in writing and as specified in the certificate of merger.

Effect of the Merger on the Company Common Stock

At the Effective Time, (i) all shares of common stock, par value $0.001, of the Company (the “Company Common Stock”) that are owned, directly or indirectly, by Buyer, the Company or Merger Sub immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor, (ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with the terms of the Merger Agreement and shares owned by holders that have exercised their appraisal rights under Delaware law) shall, at the Effective Time, be converted into the right to receive $6.30 in cash, without interest (the “Per Share Merger Consideration”), payable to the holder in accordance with the terms of the Merger Agreement, less any required tax withholding, and (iii) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation. From and after the Effective Time, all shares of Company Common Stock converted into the right to receive the Per Share Merger Consideration shall cease to be outstanding and shall automatically be cancelled and retired.

Treatment of Company Equity Awards

Company Stock Options. At the Effective Time, each outstanding option to acquire shares of Company Common Stock, whether or not then vested or exercisable, will be cancelled in exchange for a cash payment, without interest and less applicable tax withholding, equal to the product of (A) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock issuable upon the exercise of such Company Stock Option as of immediately prior to the Effective Time. Any Company Stock Option that has an exercise price per share that is greater than or equal to the Per Share Merger Consideration will be cancelled at the Effective Time without payment of any consideration.

Company RSAs. At the Effective Time, each outstanding share of restricted stock of the Company will fully vest and become free of restrictions or repurchase rights and the holder thereof shall then become entitled to receive a cash payment, without interest and less applicable tax withholding, equal to the Per Share Merger Consideration.

Company PSUs. At the Effective Time, each outstanding restricted stock unit award that is subject to performance-based vesting will be cancelled in exchange for the right to receive a cash payment, without interest and less applicable tax withholding, equal to the product of (A) the Per Share Merger Consideration, multiplied by (B) the number of units that vest with respect to each Company PSU determined based on the achievement of the applicable performance goals through the date immediately preceding the Effective Time. Any restricted stock units underlying a Company PSU that do not vest will be forfeited and cancelled without payment of any consideration.

Payment for Company Common Stock in the Merger

At or prior to the Effective Time, Buyer will deposit, or cause to be deposited, with a Paying Agent in trust for the benefit of holders of shares of Company Common Stock, cash sufficient to pay the Per Share Merger Consideration.

As soon as reasonably practicable (and no later than three business days) after the Effective Time, Buyer will instruct the Paying Agent to mail to each holder of record of a certificate whose shares were converted into the right to receive the Per Share Merger Consideration (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Paying Agent (as defined in the Merger Agreement) and shall be in customary form and have such other provisions as Buyer may reasonably specify), and (B) instructions for use in effecting the surrender of the certificates in exchange for the Per Share Merger Consideration. Upon surrender of a certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such certificate shall be entitled to receive in exchange therefor, and Buyer shall cause the Paying Agent to pay and deliver in exchange thereof as promptly as practicable, the aggregate Per Share Merger Consideration in respect thereof, and the certificate so surrendered shall be cancelled.

If any cash deposited with the Paying Agent is not claimed within six months following the Effective Time, such cash will be returned to the Surviving Corporation upon demand (subject to abandoned property law, escheat law or similar law), and any Company stockholders as of immediately prior to the Merger who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Corporation for satisfaction of payment of the Per Share Merger Consideration (subject to abandoned property law, escheat law or similar law). None of Paying Agent, Buyer, the Surviving Corporation or any other party will be liable to any Company stockholder with respect to any cash amounts properly paid to a public official pursuant to any applicable abandoned property law, escheat law or similar law.

In the event that any stock certificates have been lost, stolen or destroyed, then the Paying Agent will issue the Per Share Merger Consideration to such holder upon the making by such holder of an affidavit, in form and substance reasonably acceptable to Buyer, for such lost, stolen or destroyed certificate. Buyer or the Paying Agent may, in its discretion and as a condition precedent to the payment of the Per Share Merger Consideration, require such Company stockholder to deliver a reasonable amount in bond.

Shares of outstanding Company common stock issued and outstanding immediately prior to the Effective Time that are owned by holders who have neither voted in favor of the Merger nor consented thereto in writing and who have properly exercised and perfected appraisal rights of such shares pursuant to and in accordance with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, “Dissenting Shares”) will not be converted into or represent the right to receive the Per Share Merger Consideration. Instead, at the Effective Time, the Dissenting Shares shall be converted into the right to receive amounts that are payable under Section 262 of the DGCL. If any such holder fails to properly perfect or otherwise effectively waives, withdraws or loses the right of appraisal under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under Section 262 of the DGCL will cease and such Dissenting Shares will be deemed to have been converted into, as of the Effective Time, the right to receive, without interest or duplication, and subject to any applicable tax withholding, the Per Share Merger Consideration for each share formerly represented thereby.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company, subject to certain exceptions in the Merger Agreement, in the Company’s confidential disclosure letter delivered in connection with the Merger Agreement and in the Company’s public filings, as to, among other things:

•	corporate existence and power;

•	corporate power and authority relating to the execution, delivery and performance of the Merger Agreement, subject to stockholder approval;

•	consents and approvals relating to the execution, delivery and performance of the Merger Agreement and consummation of the Merger and the absence of certain violations related thereto;

•	capitalization;

•	subsidiaries;

•	no conflicts with laws or other matters;

•	Board actions regarding the tax benefits plan;

•	governmental consents and approvals;

•	financial information;

•	the absence of certain changes or events;

•	litigation;

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the forms, documents and reports required to be filed or furnished with the SEC, accuracy of the consolidated financial statements of the Company included in such documents, the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting, the absence of material unresolved complaints, allegations, assertions or claims regarding the Company’s accounting or auditing practices;

•	the accuracy of the information supplied for the purposes of this proxy statement;

•	compliance with laws;

•	intellectual property and information technology;

•	real property matters;

•	employee benefit plans and other agreements, plans and policies with or concerning employees (United States and non-United States);

•	labor matters;

•	tax returns and other tax matters;

•	material contracts;

•	the absence of certain liabilities relating to, and violations of, environmental laws;

•	the absence of anti-takeover plans;

•	the opinion of the Company’s financial advisor;

•	broker’s fees;

•	title to assets;

•	insurance policies;

•	data privacy; and

•	affiliate transactions.

The Merger Agreement contains representations and warranties of each of Buyer and Merger Sub, subject to certain exceptions in the Merger Agreement and in Buyer’s confidential disclosure letter delivered in connection with the Merger Agreement, as to, among other things:

•	corporate existence and power;

•	corporate power and authority relating to the execution, delivery and performance of the Merger Agreement;

•	consents and approvals relating to the execution, delivery and performance of the Merger Agreement and the absence of certain violations with respect thereto;

•	governmental consents and approvals;

•	litigation;

•	the sufficiency of funds and equity financing;

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the enforceability of the executed Equity Commitment Letters providing for a commitment to provide equity financing to Buyer and the sufficiency of the proceeds to be disbursed under the Equity Commitment Letters to pay the aggregate Per Share Merger Consideration and all fees and expenses payable by Buyer or Merger Sub related to the Contemplated Transactions;

•	the accuracy of the information supplied for the purposes of this proxy statement;

•	the operations of Merger Sub and common ownership;

•	broker’s fees; and

•	interested stockholders and ownership of the Company Common Stock.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” or “Buyer Material Adverse Effect” qualification, as discussed below.

For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any event, circumstance, change in or effect on the Company and its subsidiaries that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to: (a) the business, assets, results of operations or the financial condition of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Merger, and the Contemplated Transactions on a timely basis; provided, however, that none of the following shall be or will be deemed to constitute and shall not be taken into account in determining the occurrence of a Company Material Adverse Effect:

•	changes generally affecting business, economic or political conditions (or changes therein) in the United States or in any other country or region in the world;

•	changes affecting the financial, credit or securities markets in the United States or in any other country or region in the world, including changes in interest rates or foreign exchange rates;

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the announcement, pendency or consummation of the Contemplated Transactions, including the impact thereof on relationships, contractual or otherwise, with the Company’s and its subsidiaries’ customers, suppliers, distributors, licensors, licensees and other persons with which they have business relations;

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(i) the failure by the Company and its subsidiaries to meet any internal or other estimates, expectations, forecasts, plans, performance measures, projections, budgets, operating statistics or revenue or earnings predictions for any period or (ii) any change in the Company’s stock price or trading volume;

•	any occurrence, outbreak, escalation or worsening of war or any act of terrorism;

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earthquakes, hurricanes, tsunamis, tornadoes, floods or other natural or man-made disasters, weather-related conditions, explosions or fires, or any force majeure events in any country or region in the world;

•	changes or effects that generally affect the conditions in the industries or segments thereof in which the Company and its subsidiaries operate, including legal and regulatory changes;

•	changes (or proposed changes) or modifications in GAAP; and

•	any other action taken by the Company or any of its subsidiaries at the written direction of Buyer or any Affiliate of Buyer or as expressly required by the terms of the Merger Agreement.

However, any event, change, and effect referred to in bullets 1, 2, 3, 5, 6, 7 or 8 immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change, or effect has a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its subsidiaries conduct their businesses.

For purposes of the Merger Agreement, a “Buyer Material Adverse Effect” means any event, circumstance, change in or effect that would prevent or materially delay, interfere with, impair or hinder the consummation by Buyer, or Merger Sub of the Merger and the other Contemplated Transactions in accordance with the terms of the Merger Agreement.

Conduct of Business Pending the Merger

The Merger Agreement provides that, from and after the date of the Merger Agreement and prior to the earlier of the Effective Time or date on which the Merger Agreement is terminated, except (a) as set forth in the Company’s confidential disclosure letter, (b) as contemplated by the Merger Agreement, (c) for actions required by applicable law and (d) as Buyer otherwise consents to in writing (such consent not to be unreasonably withheld, delayed or conditioned, except with respect to bullets 1, 2, 3, 4, 7, 9, 19 and 21 below as to which Buyer may grant and withhold its consent in its sole discretion), (A) the Company shall, and shall cause its subsidiaries to conduct its and their businesses in the ordinary course consistent with past practice in all material respects and use commercially reasonable efforts to preserve intact in all material respects the business organization and assets of their businesses, including by using commercially reasonable efforts to (1) keep available the services of the Company’s and its subsidiaries’ key employees and consultants and (2) preserve the goodwill and current relationships of the Company and its subsidiaries with customers, suppliers, distributors, licensors, licensees and other persons with which they have business relations and (B) the Company shall not, and shall cause its subsidiaries not to:

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(A) issue, sell or dispose of or (B) authorize the issuance, sale or disposition of any shares of Company Common Stock or any other class of capital stock, or other ownership interests, of the Company or any of its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of the Company or any of its subsidiaries, other than, as applicable, (1) any such issuance and sale of shares of capital stock of a directly or indirectly wholly owned subsidiary of the Company which remains a directly or indirectly wholly owned subsidiary of the Company after consummation of such transaction, (2) upon the exercise or settlement of, or as otherwise required by, any Company Stock Options, awards of Company RSAs or Company PSUs granted pursuant to the Company stock plans and, in each case, outstanding on the date of the Merger Agreement, in accordance with their terms in effect on the date of the Merger Agreement, (3) to the extent not inconsistent with the Merger Agreement, in accordance with the tax benefits plan or (4) as required by any Company employment or benefits plan in effect on the date of the Merger Agreement;

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(A) sell, pledge or dispose of, (B) grant a lien on or permit a lien to exist on or (C) authorize the sale, pledge or disposition of, or granting or placing of a lien on, any assets of the businesses of the Company and its subsidiaries, except (1) in the ordinary course of business and consistent with past practice, (2) dispositions of obsolete or worn-out assets that are no longer used or useful in the operation or conduct of the businesses of the Company or its subsidiaries, (3) liens that are permitted liens and (4) liens securing indebtedness that would not otherwise be prohibited by the Merger Agreement;

•	amend or restate their respective organizational documents;

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declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or property, with respect to any of its capital stock except for (A) dividends or distributions by any directly or indirectly wholly owned subsidiary of the Company and (B) to the extent not inconsistent with the Merger Agreement in accordance with the tax benefits plan;

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(A) acquire or dispose of (including by merger, consolidation or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or (B) make any loans or advances or capital contribution to, or investment in, any person other than the Company or a wholly owned subsidiary of the Company;

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(A) grant any increase in the base salaries, target bonus opportunity, or other benefits payable by the Company or its subsidiaries to any of its employees, (B) adopt, terminate, accelerate the timing of payments or vesting under, or otherwise materially amend or supplement, any Company employment or benefits plans, (C) adopt any collective bargaining agreements or similar labor agreements or arrangements or (D) enter into or amend any employment, consulting, change in control, transaction-related bonus, retention, severance or termination agreement with any Company employee except, in the case of clauses (A), (B), (C) and (D) above, (1) as required by applicable law, (2) as required by any Company employment or benefits plan in effect on the date hereof or pursuant to the terms of any union contract, or (3) solely in the case of clauses (A) and (D), in the ordinary course of business consistent with the past practices of the Company or its subsidiaries in the context of non-executive new hires or promotions based on job performance or workplace requirements and subject to the limitations set forth in the Company disclosure letter;

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change any method of accounting or accounting practice or policy used by the Company as it relates to the businesses of the Company and its subsidiaries, other than such changes as are required by GAAP, applicable law or a governmental authority;

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other than in the ordinary course of business and consistent with past practice or as required by applicable law, (A) make any change (or file any such change) in any method of tax accounting or any annual tax accounting period, (B) make, change or rescind any tax election, (C) settle or compromise any tax liability or consent to any claim or assessment relating to taxes, (D) file any amended tax return or claim for refund, (E) enter into any closing agreement or other binding agreement with a taxing authority relating to taxes or (F) waive or extend the statute of limitations in respect of taxes, in each case to the extent that doing so would reasonably be expected to result in a material incremental cost to Buyer, the Company or any of their respective subsidiaries;

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incur, guarantee or assume or otherwise become responsible for any indebtedness for borrowed money in an amount in excess of $500,000, in the aggregate, other than (A) indebtedness solely between or among the Company and its subsidiaries, (B) letters of credit or similar arrangements entered into in the ordinary course of business consistent with past practice, (C) purchase money indebtedness and capital leases entered into in the ordinary course of business consistent with past practice and that are otherwise permitted under the Merger Agreement and (D) guarantees made by any Company entity in respect of the obligations of any other Company entity;

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except in the ordinary course of business, cancel any material indebtedness for borrowed money (prior to the maturity date thereof, other than in connection with a refinancing or replacement with indebtedness permitted under the Merger Agreement) owed to it or waive any of its claims or rights of substantial value;

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settle any Proceeding involving the payment of monetary damages by the Company or any of its subsidiaries of any amount exceeding $500,000 in the aggregate, other than (A) any proceeding brought against Buyer or Merger Sub arising out of a breach or alleged breach of the Merger Agreement by Buyer or Merger Sub, and (B) the settlement of claims, liabilities, or obligations written off as bad debt or reserved against on the Company’s most recent audited balance sheet as of December 31, 2018; provided, that neither the Company nor any of its subsidiaries shall settle or agree to settle any proceeding which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;

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enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiration date), unless in the ordinary course and consistent with past practice, any material contract or any lease with respect to any material leased real property, as the case may be, or any other contract or lease that, if in effect as of the date of the Merger Agreement, would constitute a material contract or lease with respect to leased real property;

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fail to exercise any rights of renewal with respect to any material Company leased real property that by its terms would otherwise expire unless the Company (or, if the lessee is a subsidiary of the Company, such subsidiary) determines in good faith that a renewal would not be in the best interests of the Company;

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(A) abandon, disclaim, sell or assign any material Company intellectual property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and taxes, to maintain and protect its interest in any material Company intellectual property, (B) grant to any third party any license or other right to use, or enter into any covenant not to sue, or (C) disclose to any person any trade secret or confidential information, in the case of subclauses (B) and (C) with respect to any material Company intellectual property, in each case (subclauses (A) through (C)) except in the ordinary course of business and consistent with past practice;

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fail to use commercially reasonable efforts to maintain (with insurance companies substantially as financially responsible as their existing insurers) insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with the past practice of the businesses of the Company and its subsidiaries;

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make any capital expenditures or other expenditures with respect to property, plant or equipment, other than consistent with the Company’s financial plan provided to Buyer prior to the date of the Merger Agreement and not exceeding $3,000,000, individually or in the aggregate;

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waive any rights under or amend the tax benefits plan, approve any exemption requests under the tax benefits plan, or exempt any transactions or persons from the effects of the tax benefits plan, except as otherwise contemplated by the Merger Agreement;

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enter into any material new line of business or any new line of business in any jurisdiction that would reasonably be expected to require the receipt of additional consents or approvals of any governmental authority in connection with the consummation of the Merger or delay or impair the ability of the parties to consummate the Merger;

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adjust, split, combine, redeem, repurchase or otherwise acquire any shares of its capital stock (except in connection with cashless exercises or similar transactions pursuant to the exercise of Company Stock Options or settlement (including settlement of tax withholding obligations) of other awards or obligations outstanding as of the date hereof), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock;

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knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Merger not being satisfied in a timely manner, except (with prior notice to the other parties) as may be required by applicable law;

•	adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or dissolution, restructuring, recapitalization or reorganization; or

•	enter into any agreement to do any of the foregoing.

Access

Subject to certain exceptions and limitations, from and after the date of the Merger Agreement until the earlier of the Effective Time or the date on which the Merger Agreement is terminated, upon reasonable notice the Company shall use its reasonable best efforts to (i) afford Buyer and its authorized representatives reasonable access to the offices, properties and books and records of the Company and its subsidiaries and (ii) furnish to the authorized representatives of Buyer such reports, schedules and other documents filed or received by it pursuant to the requirements of applicable law and such additional accounting, financing, operating, and additional available information regarding the Company and its subsidiaries (or copies thereof), as Buyer may from time to time reasonably request.

The foregoing will not require the Company or its subsidiaries to permit access or disclose any information if such access or disclosure could reasonably be expected to (A) jeopardize, or result in a loss or waiver of, any attorney-client or other legal privilege, (B) contravene any applicable law, fiduciary or other duty or any agreement or (C) result in the loss of protection of any proprietary information or trade secrets of any Company entity, provided that in such instances the Company shall give notice to Buyer of the fact that it is withholding such access or information and thereafter Buyer and the Company shall use their respective commercially reasonable efforts to cause such access or information, as applicable, to be provided, or made available, in a manner that would not reasonably be expected to jeopardize such privilege, contravene such applicable law, fiduciary or other duty or agreement, or result in any loss of such protection of proprietary information.

All information provided by the Company shall be held in confidence in accordance with the confidentiality agreement between Buyer and the Company, which will remain in full force and effect until the Closing (and terminate upon Closing).

No Solicitation of Transactions

Pursuant to the Merger Agreement, from and after the date of the Merger Agreement until the earlier of the Effective Time or the date on which the Merger Agreement is terminated, the Company agrees that it will not, nor will it permit any of its subsidiaries to, and that it will instruct and cause its representatives not to, directly or indirectly:

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solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to the Company’s stockholders), with respect to any Competing Company Transaction (as described below);

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enter into, maintain, continue or otherwise engage or participate in any discussions or negotiations with any person in furtherance of such inquiries or to obtain a proposal or offer with respect to a Competing Company Transaction;

•	agree to, approve, endorse, recommend or consummate any Competing Company Transaction; or

•	enter into any Competing Company Transaction Agreement.

A “Competing Company Transaction” means any transaction or series of related transactions that constitutes:

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any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries, the assets of which constitute or represent more than 20% of the total revenue or fair market value of the assets of the Company and its subsidiaries, taken as a whole;

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any sale, lease, license, exchange, transfer or other disposition of, or joint venture involving, assets or businesses that constitute or represent more than 20% of the total revenue or fair market value of the assets of the Company and its subsidiaries, taken as a whole;

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any sale, exchange, transfer or other disposition to any person of more than 20% of any class of equity securities, or securities convertible into or exchangeable for equity securities, of the Company; or

•	any tender offer or exchange offer that, if consummated, would result in any person becoming the beneficial owner of more than 20% of any class of equity securities of the Company.

The Company shall promptly (and in any event within 24 hours after the Company attains knowledge thereof) notify Buyer, orally and in writing, after the receipt by the Company or any of its representatives of any proposal, inquiry, offer or request (or any amendment thereto) with respect to a Competing Company Transaction, including any request for discussions or negotiations and any request for information relating to the Company or any of its affiliates or for access to the business, properties, assets, books or records of the Company or any of its affiliates.

Notwithstanding anything to the contrary in the Merger Agreement, at any time prior to receipt of stockholder approval of the Merger, the Company may furnish information to, and enter into discussions and negotiations with, any person (or any of such person’s representatives) who has made a written bona fide proposal or offer with respect to a Competing Company Transaction that did not arise or result from any material breach of the Company’s non-solicitation obligations under the Merger Agreement if, prior to furnishing such information and entering into such discussions and negotiations, (A) the Company Board (or a committee thereof) has determined, in its good-faith judgment (after consulting with an outside financial advisor and outside legal counsel), that such proposal or offer constitutes, or is reasonably likely to lead to, a Superior Proposal (as described below), (B) the Company has provided written notice to Buyer of its intent to furnish information to, and enter into discussions and negotiations with, such person and (C) the Company has obtained (to the extent not already obtained) from such person an acceptable confidentiality agreement (it being understood that an acceptable confidentiality agreement and any related agreements shall not include any provision granting such person exclusive rights to negotiate with the Company or having the effect of prohibiting the Company from satisfying its obligations under the Merger Agreement) and, promptly upon its execution, delivered to Buyer a copy of such acceptable confidentiality agreement.

Change in the Company Board Recommendation

Except as otherwise provided in the Merger Agreement, neither the Company Board nor any committee thereof shall (x) change, withhold, withdraw, qualify, modify or amend in a manner adverse to Buyer, or fail to make, or propose publicly to withdraw, qualify, modify or amend in a manner adverse to Buyer, the Company Board Recommendation (or fail to include the Company Board Recommendation in the proxy statement), or (y) approve or adopt, or recommend the approval or adoption of, or publicly propose to approve or adopt, any Competing Company Transaction. Notwithstanding the foregoing, however, the Company Board may make a Change in the Company Board Recommendation if:

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other than in connection with or as a result of the making of a Competing Company Transaction, a material event, development or change in circumstances relating to the Company first occurring or arising after the date of the Merger Agreement and prior to the receipt of stockholder approval if and only if such event, development or change of circumstances was neither known nor reasonably foreseeable to the Company Board on the date of the Merger Agreement, which material event, development or change in circumstances becomes known to the Company Board prior to receipt of the stockholder approval (such event, an “Intervening Event”). In no event, however, shall (x) the receipt, existence or terms of a Competing Company Transaction, (y) changes in and of themselves in the market price or trading volume of Company Common Stock or (z) the fact that the Company meets or exceeds or fails to meet or exceed internal or published projections, forecasts or revenue or earnings predictions for any period constitute an Intervening Event;

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the Company Board (or a committee thereof) determines in its good-faith judgment, after consulting with its outside legal counsel, that an Intervening Event has occurred and a failure to make a change in the Company Board Recommendation would be inconsistent with the Company Board’s fiduciary duties to the Company or its stockholders under applicable law;

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Buyer does not, within three business days, or such shorter period in the event that the Company stockholders’ meeting is scheduled to occur in less than three business days, after Buyer receives written notice from the Company that the Company Board has determined that an Intervening Event requires the Company Board to effect a Change in the Company Board Recommendation and describing in reasonable detail the circumstances underlying such determination, make a written offer to amend the Merger Agreement in such a manner that obviates the need for the Company Board to effect a Change in the Company Board Recommendation; or

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during such applicable period, the Company engages in good-faith negotiations with Buyer (to the extent that Buyer desires to negotiate) to amend the Merger Agreement in such a manner that obviates the need for the Company Board to effect, or cause the Company to effect, a Change in the Company Board Recommendation.

The Company Board may effect a Change in the Company Board Recommendation and/or, in response to a Superior Proposal, terminate the Merger Agreement in order to enter into an acquisition agreement providing for such a Superior Proposal if the Company has received a Superior Proposal after the date of execution of the Merger Agreement that did not result from a breach of the Company’s non-solicitation obligations under the Merger Agreement (other than a breach that is both immaterial and unintentional), subject to the requirements that:

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the Company has provided written notice to Buyer advising Buyer that the Company Board has received a Superior Proposal promptly after the Company Board determines it has received a Superior Proposal, stating that the Company Board intends to make a Change in the Company Board Recommendation or terminate the Merger Agreement and describing in reasonable detail the terms and conditions of such Superior Proposal, including a copy of the offer or proposal that constitutes the Superior Proposal;

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Buyer does not, within five business days of receipt of the notice of a Superior Proposal, make a written offer or proposal to revise the terms of the Merger Agreement in a manner that the Company Board (or a committee thereof) determines in its good-faith judgment, after consulting with an outside financial advisor and outside legal counsel, to be at least as favorable to the Company’s stockholders as such Superior Proposal;

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the Company shall negotiate in good faith with Buyer (to the extent Buyer desires to negotiate) regarding any revisions to the Merger Agreement and, following the end of the five business day period, the Company Board shall have considered in good faith any revisions to the terms of the Merger Agreement proposed in writing by Buyer and shall have determined, after consultation with its outside financial advisor and outside legal counsel, that the Superior Proposal would continue to constitute a Superior Proposal if the revisions proposed by Buyer were to be given effect; and

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that any amendment to the material terms of such Superior Proposal shall require a new written notice of the material terms of such amended Superior Proposal from the Company and a new notice period shall commence.

A “Superior Proposal” means a written bona fide offer or proposal made by a third party with respect to a Competing Company Transaction on terms and conditions that the Company Board determines, in its good-faith judgment, after consulting with an outside financial advisor and outside legal counsel, and taking into account all legal, financial and regulatory (including the likelihood of timely receipt of CFIUS approval and expiration of the waiting period under the HSR Act and approval under all other applicable antitrust laws) and other aspects of the proposal, including availability of financing, and any changes to the terms of the Merger Agreement proposed by Buyer in response to such offer or proposal, or otherwise, to be (a) more favorable from a financial point of view, to the stockholders of the Company, than the Contemplated Transactions and (b) reasonably expected to be consummated. For purposes of the definition of “Superior Proposal,” each reference in the definition of “Competing Company Transaction” above to “20%” is replaced with “50%”.

Company Stockholders Meeting

The Company has agreed to take all action required under the DGCL and the Company’s certificate of incorporation and bylaws to duly call, give notice of and convene the special meeting promptly following the mailing of this proxy statement to consider and vote upon the approval of the Merger Proposal. Notwithstanding the foregoing:

•

if the Company reasonably determines in good faith that stockholder approval is unlikely to be obtained at the special meeting, including due to an absence of quorum, the Company may adjourn or postpone the special meeting once, for a period no longer than 30 calendar days, to solicit additional proxies in favor of the Merger Proposal; and

•

if Buyer reasonably determines in good faith that stockholder approval is unlikely to be obtained at the special meeting, Buyer may request on one occasion that the Company adjourn, delay or postpone the special meeting.

Subject to the Company Board’s right to make a Change in the Company Board Recommendation, as described in this proxy statement, the Company Board must include its recommendation regarding the Merger proposal in this proxy statement.

Equity Commitment Letters

Buyer and Merger Sub have obtained committed financing consisting of cash equity to be provided by ProSieben and General Atlantic. In connection with the Merger Agreement, Buyer and Merger Sub have delivered to the Company copies of the Equity Commitment Letters. Buyer shall use reasonable best efforts to take all actions, and do all things, necessary, proper or advisable to obtain the equity financing. Buyer shall not, and ensure that Merger Sub shall not, amend, alter, or waive, or agree to amend, alter or waive (in any case whether by action or inaction), any term of the Equity Commitment Letters without the prior written consent of the Company if such amendment, modification or waiver could or could reasonably be expected to adversely impact the Merger and the Contemplated Transactions. Additionally, the Equity Commitment Letters provide that the Company is a third party beneficiary thereof.

Notwithstanding anything in the Merger Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the financing contemplated by the Equity Commitment Letters) by or to Buyer or any of its affiliates or any other financing transaction be a condition to any of the obligations of Buyer or Merger Sub under the Merger Agreement.

Buyer Guarantor

NCG – NUCOM GROUP SE (“Buyer Guarantor”) guarantees to the Company the performance of Buyer’s and Merger Sub’s obligations under the Merger Agreement, including payment of Per Share Merger Consideration. The liability of Buyer Guarantor under its guarantee is absolute and unconditional. When the Company is pursuing its rights and remedies under the Merger Agreement against Buyer Guarantor, the Company shall be under no obligation to pursue any rights and remedies it may have against Buyer, Merger Sub or any other person. The guarantee by Buyer Guarantor shall remain in full force and effect and shall be binding on the Buyer Guarantor until (x) the deposit of the Per Share Merger Consideration at Closing, at which time the guarantee shall automatically terminate, shall have no further force and effect, and shall no longer be binding on Buyer Guarantor, or (y) in the event that the Merger Agreement is terminated prior to Closing, the later of (i) 90 days from the date of such termination and (ii) the final, non-appealable and conclusive resolution of any and all claims brought under the Merger Agreement.

Employee Matters

For one year following the Effective Time (or if earlier, the date of the employee’s termination of employment), Buyer will cause the Surviving Corporation and each of its subsidiaries, as applicable, to provide each continuing Company employee with (i) an annual base salary or wage level no less than the annual base salary or wage level provided by the Company and its subsidiaries as of the date immediately prior to the Effective Time, (ii) annual target bonus opportunities (excluding equity-based compensation) that are no less than the annual target bonus opportunities (excluding equity-based compensation) provided by the Company and its subsidiaries as of the date immediately prior to the Effective Time, (iii) severance benefits on terms and conditions agreed between Company and Buyer, which are generally consistent with levels of severance benefits as in effect immediately prior to the date of the Merger Agreement, and (iv) other employee benefits that are, in the aggregate, substantially comparable to the employee benefits provided by the Company and its subsidiaries as of the date immediately prior to the Effective Time.

Buyer will cause the Surviving Corporation to credit all service of the continuing employees with the Company or any of its subsidiaries or predecessors, as if such service were with Buyer, for purposes of eligibility to participate (but not for purposes of vesting or benefit accrual, except for vacation and severance benefits, if applicable) for full or partial years of service in any benefit plan maintained by Buyer or any of its subsidiaries (excluding any retiree health, defined benefit or equity compensation plans maintained by Buyer or any of its subsidiaries) (“Buyer Benefit Plan”) in which such continuing employees may be eligible to participate after the Effective Time. Such service, however, shall not be credited to the extent that: (i) such crediting would result in a duplication of benefits; or (ii) such service was not credited under the corresponding Company benefit plan.

In addition, (i) each continuing Company employee will be immediately eligible to participate in any and all Buyer Benefit Plans to the extent coverage under such plans is comparable to a Company benefit plan in which such continuing employee participated immediately before the Closing Date; and (ii) for purposes of each Buyer Benefit Plan providing medical, dental, pharmaceutical, vision, disability, life insurance and/or other welfare benefits to any continuing employee: (A) Buyer shall use commercially reasonable efforts to cause all pre-existing conditions, exclusions or limitations, eligibility waiting periods and actively-at-work requirements of such benefit plan to be waived for such continuing employee and his or her covered dependents; and (B) Buyer shall use commercially reasonable efforts to cause any eligible expenses incurred by each continuing Company employee and his or her covered dependents during the portion of the plan year of the Company benefit plan ending on the date such continuing employee’s participation in the corresponding Buyer Benefit Plan begins to be taken into account under such plan for purposes of satisfying all deductible, co-payment, coinsurance and maximum out-of-pocket requirements applicable to such continuing Company employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Buyer Benefit Plan.

Efforts to Complete the Merger

The Company, Buyer, and Merger Sub are each required to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Contemplated Transactions as soon as practicable, including to (i) prepare and file all forms, registration and notifications to or with any governmental authority required to be filed to consummate the Contemplated Transactions, (ii) use reasonable best efforts to satisfy the conditions to consummating the Contemplated Transactions, (iii) use reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period permit, order or approval of, waiver or any exemption by, any governmental authority (including furnishing all information and documentary material required under the HSR Act or other applicable antitrust laws) required to be obtained or made by Buyer, Merger Sub, the Company or any of their respective subsidiaries in connection with the transactions or the taking of any action contemplated by the Merger Agreement and (iv) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Contemplated Transactions.

The Company and Buyer shall (i) keep the other apprised of the status of matters relating to the completion of the Contemplated Transactions and work cooperatively in connection with obtaining all required consents, authorizations, orders or approvals of, or any exemptions by, any governmental authority reviewing the Contemplated Transactions, (ii) promptly consult with the other with respect to and provide any necessary information and assistance as the other may reasonably request with respect to all notices, submissions or filings made by or on behalf of such party with any governmental authority or any other information supplied by or on behalf of such party to, or correspondence with, any person in connection with the Merger Agreement or the Contemplated Transactions, (iii) promptly inform the other, and if in writing, furnish the other with copies of any communication from or to any governmental authority regarding the Contemplated Transactions, and permit the other to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication or submission with any such governmental authority and (iv) not participate in any meeting or substantive discussion with any governmental authority with respect to the Merger Agreement or the Contemplated Transactions unless it consults with the other in advance and, to the extent not prohibited by such governmental authority, gives the other the opportunity to attend and participate in such meeting or discussion. Materials required to be provided pursuant to the foregoing may be redacted to remove references concerning commercially or competitively sensitive information, as necessary to comply with contractual arrangements, and as necessary to address reasonable privilege concerns. In addition, outside counsel for any party may, as it deems advisable and necessary, reasonably designate such materials as “outside antitrust counsel — only material.”

Antitrust Matters and CFIUS Approval

Each party shall, and shall cause its affiliates to, use best efforts to (i) promptly obtain all authorizations, consents, orders and approvals of all governmental authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, the Merger Agreement, (ii) cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals and (iii) provide such other information to any governmental authority as such governmental authority may reasonably request in connection with the Merger Agreement and the Contemplated Transactions. Each party agrees to, and shall cause its affiliates to, make as promptly as reasonably practicable its respective legally applicable filings. Notwithstanding Buyer’s obligations under the Merger Agreement, antitrust filings in Austria and Germany will be made by Buyer in fulfillment of the filing obligations of all other parties, and in the case of filing of a declaration, or to the extent determined appropriate by Buyer, a joint voluntary notice with respect to the Contemplated Transactions to CFIUS, no more than 10 business days following the date hereof, and to supply as promptly as practicable to the appropriate governmental authorities any additional information and documentary material that may be requested by CFIUS or pursuant to the HSR Act or any other antitrust laws. Upon filing of the declaration with CFIUS, each party will cooperate fully with the other parties in promptly preparing the information necessary for the submission of a joint voluntary notice to CFIUS. In the event that (i) CFIUS requests that parties submit a joint voluntary notice after it concludes its review of the declaration or (ii) no more than five business days after CFIUS concludes its review of the declaration, Buyer reasonably decides after consultation with the Company to submit a joint voluntary notice after CFIUS has determined that it is not able to conclude action pursuant to the declaration, parties shall, and shall cause their affiliates to, submit a draft joint voluntary notice. The parties shall, and shall cause their affiliates to, submit a final joint voluntary notice no more than five business days after receiving comments to the draft joint voluntary notice from CFIUS. Buyer shall be responsible for all filing fees.

Without limiting the generality of the undertakings of the parties, and notwithstanding anything in the Merger Agreement to the contrary, Buyer shall use its best efforts to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to resolve, avoid or eliminate each and every impediment under the HSR Act or any other antitrust laws asserted by any governmental authority with respect to the Merger so as to enable the Closing to occur as promptly as reasonably practicable (and in any event, prior to the Termination Date). If such efforts fail to resolve, avoid or eliminate each and every impediment under the HSR Act or any other antitrust laws that may be asserted by any governmental authority with respect to the

Merger so as to enable the Closing to occur, then Buyer shall use its best efforts to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any governmental order (whether temporary, preliminary or permanent) that would prevent the Closing from occurring as promptly as reasonably practicable (and in any event, prior to the Termination Date). Notwithstanding the foregoing or any other provision of the Merger Agreement, none of Buyer, the Company or any of their respective subsidiaries shall be required to agree to any sale, transfer, license, separate holding, divestiture or other disposition of, or to any prohibition of or any limitation on the acquisition, ownership, operation, effective control or exercise of full rights of ownership, or other modification of rights in respect of, any assets, properties or businesses of Buyer or the Company or any of their respective subsidiaries that, in each case, is not conditioned on the consummation of the Contemplated Transactions.

Each party shall promptly notify the other parties of any substantive communication it or any of its representatives receives from any governmental authority relating to the ability to consummate the Contemplated Transactions and permit the other parties to review in advance any proposed substantive communication by such party to any governmental authority. Buyer shall be responsible for and entitled to direct the antitrust filings, in particular with regard to the overall strategy and the documents and information made available to the relevant governmental authorities by way of the filing or subsequent submissions. No other party is entitled to make any submission or to provide any information to the relevant governmental authorities in Austria and Germany without the explicit prior consent of Buyer, unless to the extent such other party is obliged by applicable law or enforceable order of any governmental authority to make available certain information to the relevant governmental authority. Buyer and the Company shall not agree to participate in any meeting or substantive discussion with any governmental authority in respect of any filings, investigation (including any settlement of an investigation), litigation or other inquiry relating to the Contemplated Transactions unless it consults with Buyer or the Company, as applicable, in advance. Each party shall, to the extent permitted by such governmental authority, give the other parties the opportunity to attend and participate in such meeting or substantive discussion. Each party shall, and shall cause its representatives to, coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing and in seeking early termination of the applicable waiting period under the HSR Act and with regard to antitrust filings in Austria and Germany as promptly as reasonably practicable. Each party shall, and shall cause its representatives to, provide each other with copies of all substantive correspondence, filings or substantive communications between them or any of their respective representatives, on the one hand, and any governmental authority or members of its staff, on the other hand, with respect to the Merger Agreement and the Contemplated Transactions.

Buyer and its affiliates shall use reasonable best efforts to take, or cause to be taken, all actions that are customarily and reasonably undertaken to obtain CFIUS approval so as to enable the Closing to occur, including submitting a draft and final joint voluntary notice, if necessary, and providing all such assurances as may be customarily and reasonably necessary to address national security (including entering into a mitigation agreement, letter of assurance, national security agreement, or other similar arrangement or agreement), law enforcement, and public safety interests in relation to any services offered by the Company or its subsidiaries or facilities owned or leased by the Company or its subsidiaries, provided that such actions (i) do not require Buyer or any of its affiliates to act or refrain from acting in a manner that would reasonably be expected to have a material adverse effect on Buyer’s ownership, management or control of the Company or any of its subsidiaries or result in any personal civil or criminal liability for the individual who is the ultimate beneficial owner of a controlling interest in Buyer, (ii) do not relate to the assets or businesses of Buyer or any of its affiliates that are held apart from the Company except insofar and to the extent that such assets or businesses of Buyer or any of its affiliates that are held apart from the Company would have contracts or understandings to use or hold assets (including information) or businesses of, the Company or any of its subsidiaries, and (iii) do not relate to the assets or business of the Company or its subsidiaries or Buyer or any of its affiliates to the extent those assets and businesses do not involve interstate commerce in the United States.

Indemnification and Insurance

For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the form of amended and restated certificate of incorporation of the Company, the existing bylaws of the Company or its subsidiaries, the existing certificates of incorporation of the Company’s subsidiaries or any indemnification contract as in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any current or former directors or officers of the Company and its subsidiaries; provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim.

Prior to the Effective Time, the Company shall purchase a six-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable to the insured persons than the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with the Merger Agreement and the Contemplated Transactions), and Buyer shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, provided that in no event shall the Company pay, or the Surviving Corporation be required to pay, with respect to such insurance policies, more than 250% of the most recent annual premium paid by the Company prior to the date of the Merger Agreement.

Coordination on Transaction Litigation

The parties have agreed to provide the other party with notice of any transaction litigation that is brought, or, to the knowledge of such party, threatened in writing, against such party and/or its directors, and to keep such other party reasonably informed on a current basis with respect to the status thereof. Subject to the fiduciary duties of the Company Board and except in any litigation or proceeding where the parties may be adverse to each other, the Company shall give Buyer the opportunity to participate, subject to a customary joint defense agreement, in (but not control) the defense or settlement of any litigation, and the Company shall not settle, agree to any undertakings or approve or otherwise agree to any waiver that may be sought in connection with such litigation, without the prior written consent of the Buyer.

Other Covenants and Agreements

The Merger Agreement also contains additional covenants, including covenants concerning (i) the filing of this proxy statement, (ii) public announcements with respect to the Contemplated Transactions, (iii) the resignations of existing directors, (iv) actions related to ensuring that antitakeover statutes are rendered inapplicable to the Merger Agreement and the Contemplated Transactions, (v) reporting requirements under Section 16 of the Exchange Act and (vi) the amendment of the Company’s tax benefits plan to (A) make it inapplicable to the approval, adoption, execution, delivery, and/or amendment of the Merger Agreement, the public announcement and/or public disclosure by any person of the Merger Agreement or the Contemplated Transactions, including, without limitation, the Merger, and the performance and/or consummation of the Contemplated Transactions, including the Merger, and (B) cause the preferred stock purchase rights issued under the Tax Benefits Plan to expire (to the extent they have not previously expired) immediately prior to the Effective Time, but only if the Effective Time shall occur.

Conditions to Completion of the Merger

Each party’s obligation to effect the Merger is subject to the satisfaction, or waiver in writing at or prior to the Closing of the following conditions:

•	stockholder approval shall have been obtained;

•

the waiting period applicable to consummation of the Merger under the HSR Act shall have expired or been subject to early termination and the required approvals from the German and Austrian antitrust authorities shall have been granted, or shall be deemed to have been granted, pursuant to the applicable laws in the relevant jurisdiction;

•

no applicable law or governmental order issued by a governmental authority of competent jurisdiction, shall be in effect which prohibits, restrains, enjoins or makes illegal the consummation of the Merger or any of the Contemplated Transactions; and

•	CFIUS approval.

The obligation of the Company to effect the Merger is subject to the satisfaction, or waiver in writing by the Company, at or prior to the Closing of the following conditions:

•

The representations and warranties of Buyer and Merger Sub contained in the Merger Agreement shall be true and correct in all respects both as of the date of the Merger Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date), and, in the case of this paragraph, interpreted without giving effect to any Buyer Material Adverse Effect or materiality qualifications, except where all failures of such representations and warranties referred to in this paragraph to be true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Buyer Material Adverse Effect;

•

Each of Buyer and Merger Sub shall have performed or complied, in all material respects, with each of its covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date; and

•	The Company shall have received a certificate of an executive officer of Buyer, dated the Closing Date, as to the satisfaction of these conditions.

The obligation of Buyer and Merger Sub to effect the Merger is subject to the satisfaction, or waiver in writing by Buyer, at or prior to the Closing of the following conditions:

•

The representations and warranties of the Company (A) regarding capitalization shall be true and correct in all respects (both as of the date of the Merger Agreement and as of the Closing Date as though made on and as of such date) except, regarding capitalization, for de minimis deviations and (B) regarding corporate existence and power, corporate authorization, no anti-takeover law, and brokers shall be true and correct in all respects both as of the date of the Merger Agreement and as of the Closing Date as though made on and as of such date;

•

The other representations and warranties of the Company (A) that are qualified by a Company Material Adverse Effect qualification shall be true and correct in all respects as so qualified both as of the date of the Merger Agreement and as of the Closing Date as though made on and as of such date and (B) that are not qualified by a Company Material Adverse Effect shall be true and correct in all respects both as of the date of the Merger Agreement and as of the Closing Date as though made on and as of such date, except where all failures of such representations and warranties to be true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect;

•

The Company shall have performed or complied, in all material respects, with each of its covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date;

•	Since the date of the Merger Agreement, there shall not have occurred any effect that, individually or in the aggregate, has had a Company Material Adverse Effect; and

•	Buyer and Merger Sub shall have received a certificate of an executive officer of the Company, dated the Closing Date, as to the satisfaction of these conditions.

Termination

The Merger Agreement may be terminated and the Contemplated Transactions may be abandoned at any time before or after receipt of stockholder approval, as follows:

•	at any time prior to the Effective Time by the mutual written consent of the Company, Buyer and Merger Sub;

•	at any time prior to the Effective Time by either the Company or Buyer:

•

if the Merger has not been consummated on or before the Termination Date, provided, however, that this right to terminate shall not be available to any party whose action or failure to fulfill any obligation under the Merger Agreement has been the primary cause of the failure of the Effective Time to occur on or prior to such date;

•

in the event that any governmental authority of competent jurisdiction has issued a governmental order that permanently enjoins the consummation of the Merger and such governmental order has become final and non-appealable; provided, however, that this right to terminate shall not be available to any party whose action or failure to fulfill any obligation under the Merger Agreement has been the primary cause of the issuance of such governmental order; or

•

if stockholder approval has not been obtained at the stockholders’ meeting (which convened and at which the polls were closed after a vote of the holders of Company Common Stock), or at any adjournment or postponement thereof taken in accordance with the Merger Agreement.

•	by the Company:

•

if a material breach of any representation, warranty, covenant or agreement on the part of Buyer or Merger Sub set forth in the Merger Agreement has occurred, and such breach is not cured, or is incapable of being cured, upon the earlier of (i) 30 days following the Company’s written notice to Buyer of such breach and the Company’s intent to terminate the Merger Agreement or (ii) the Termination Date; provided that this right to terminate the Merger Agreement shall not be available to the Company if the Company is then in material breach of its representations, warranties covenants or agreements in the Merger Agreement so as to cause such a condition not to be satisfied; or

•	prior to receipt of stockholder approval, in order for the Company to enter into a definitive agreement with respect to a Superior Proposal.

•	by Buyer:

•

if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement has occurred, and such breach is not cured, or is incapable of being cured, upon the earlier of (i) 30 days following Buyer’s written notice to the Company of such breach and Buyer’s intent to terminate the Merger Agreement or (ii) the Termination Date; provided that this right to terminate the Merger Agreement shall not be available to Buyer if Buyer or Merger Sub is then in material breach of its representations, warranties, covenants or agreements in the Merger Agreement so as to cause such a condition not to be satisfied; or

•

prior to obtaining stockholder approval, if (i) a Change in the Company Board Recommendation has occurred; or (ii) the Company has materially breached its obligations regarding non-solicitation of transactions.

Company Termination Fee

The Company will pay Buyer a termination fee in an amount equal to $18,631,945 if:

•	Buyer terminates the Merger Agreement pursuant to (i) a Change in the Company Board Recommendation or (ii) the Company’s material breach of its obligations regarding non-solicitation of transactions;

•	the Company terminates the Merger Agreement pursuant to the Company’s acceptance of a Superior Proposal; or

•	all three of the following conditions are satisfied:

•

(1) the Company or Buyer terminates the Merger Agreement because the Effective Time has not occurred or stockholder approval has not been received or (2) Buyer terminates the Merger Agreement pursuant to a breach of any representation, warranty, covenant or agreement on the part of the Company on the basis of a breach of a covenant or agreement;

•

following the date of the Merger Agreement and prior to the termination of the Merger Agreement, a Competing Company Transaction has been publicly announced or has been publicly known and, in either case, not publicly withdrawn; and

•	on or prior to the date that is 12 months after the date of such termination, the Company enters into a Competing Company Transaction Agreement (or consummates a Competing Company Transaction).

In no event will the Company be required to pay a termination fee on more than one occasion.

Limitation on Remedies

In the event of the termination of the Merger Agreement in accordance with the provisions described in this proxy statement, written notice thereof shall be given to the other parties, and the Merger Agreement shall forthwith become void, and there shall be no liability under the Merger Agreement on the part of any party or their respective representatives; provided that no party shall be relieved from liability for any willful breach prior to such termination of any of its covenants or agreements set forth in the Merger Agreement. Except in the case of a willful breach by the Company, the receipt by Buyer of the Company termination fee shall be deemed to be the sole and exclusive remedy for any and all losses or damages suffered or incurred by Buyer, Merger Sub, the Company or any of their respective affiliates, as applicable, in connection with the Merger Agreement and the Contemplated Transactions.

Expenses

Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the Contemplated Transactions will be paid by the party incurring the expenses, except that all filing fees payable to any governmental authority in connection with any filings made to obtain any required regulatory approval will be borne by Buyer.

Amendment and Modification

The Merger Agreement may be amended, modified and supplemented in any and all respects at any time prior to the Effective Time with respect to any of the terms of the Merger Agreement; provided, however, that (i) no such amendment, modification or supplement shall adversely affect the rights of the stockholders of the Company (other than Buyer, Merger Sub or their respective affiliates) under the Merger Agreement without the approval of such stockholders of the Company and (ii) no amendment shall be made to the Merger Agreement after the Effective Time. Any such amendment, modification or supplement shall be effective only if it is set forth in an instrument in writing executed by each party.

Jurisdiction; Specific Enforcement

Under the Merger Agreement, each of the parties has agreed that it will bring any claims, controversies, disputes or proceedings in connection with the Contemplated Transactions exclusively in the Court of Chancery of the State of Delaware, or if that court lacks or declines to accept jurisdiction, another federal or state court located in the State of Delaware.

The parties have agreed that irreparable damage would occur in the event that the parties do not perform or otherwise breach the provisions of the Merger Agreement (including failing to take such actions as are required of them in order to consummate the Merger and effect the Closing) in accordance with its specified terms. The parties have acknowledged and agreed that money damages would be both incalculable and an insufficient remedy for any breach of the Merger Agreement by such party and that any such breach would cause the other parties irreparable harm. Accordingly, each party also agrees that, in the event of any breach or threatened breach of the provisions of the Merger Agreement by such party, the other parties shall be entitled to equitable relief without the requirement of posting a bond or other security, and without proof of actual damages, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other parties at law or in equity. The parties agree that they will not contest the appropriateness of specific performance as a remedy.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is providing its stockholders with a separate advisory (non-binding) vote to approve the Compensation Proposal, as described in the table in the section of this proxy statement entitled “The Merger Proposal — Interests of the Company’s Directors and Named Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger,” including the footnotes to the table and related narrative discussion.

The Company Board unanimously recommends that the stockholders of the Company approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this proxy statement entitled “The Merger Proposal — Interests of the Company’s Directors and Named Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”

The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to adopt the Merger Agreement and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on either the Company or Buyer. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation may be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding advisory vote of the Company stockholders.

The above resolution approving the Merger-related compensation of the Company’s named executive officers on an advisory (non-binding) basis requires the affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE MEET GROUP VOTE “FOR” THE COMPENSATION PROPOSAL.

ADJOURNMENT PROPOSAL

The Company’s stockholders are being asked to approve the Adjournment Proposal. If the Adjournment Proposal is approved, the special meeting and any adjourned session of the special meeting could be adjourned by the Company Board to any date (subject to certain limitations in the Merger Agreement) to allow additional time to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal or in the absence of a quorum.

If the Company’s stockholders approve the Adjournment Proposal, the Company could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted, to approve the Merger Proposal. If the special meeting is adjourned for the purpose of soliciting additional proxies to approve the Merger Proposal, stockholders who have already submitted their proxies will be able to revoke them at any time before their use.

Any adjournment may be made without notice other than an announcement at the special meeting of the time, date and place of the adjourned meeting; provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Company may transact any business which might have been transacted at the original special meeting.

Pursuant to the Merger Agreement, the Company may not postpone or adjourn the special meeting without Buyer’s prior written consent. Notwithstanding the foregoing, (i) if the Company reasonably determines in good faith that Company Stockholder Approval is unlikely to be obtained at the special meeting, including due to an absence of quorum, then on no more than one occasion (for a period of not more than 30 calendar days) and prior to the vote contemplated having been taken, the Company may adjourn or postpone the special meeting once, for a period no longer than 30 calendar days, to solicit additional proxies in favor of the Merger Proposal, or (ii) if Buyer reasonably determines in good faith that Company Stockholder Approval is unlikely to be obtained, Buyer may request on one occasion that the Company adjourn, delay or postpone the special meeting.

The Company does not anticipate calling a vote on this proposal if the Merger Proposal is approved by the requisite number of shares of Company Common Stock at the special meeting.

If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the Merger Proposal but do not indicate a choice on the Adjournment Proposal, your shares of Company Common Stock will be voted in favor of the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Adjournment Proposal and vice versa.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE MEET GROUP VOTE “FOR” THE ADJOURNMENT PROPOSAL, IF A VOTE ON THE ADJOURNMENT PROPOSAL IS CALLED.

MARKET INFORMATION FOR THE COMPANY COMMON STOCK

Market Information

Shares of the Company Common Stock are traded on NASDAQ under the symbol “MEET.” Historical market price information is publicly available. On [            ], 2020, there were approximately [            ] holders of record of Company Common Stock. Certain shares of Company Common Stock are held in “street” name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number.

The closing sale price of shares of Company Common Stock on December 13, 2019, the last trading day prior to published market speculation regarding a potential transaction involving the Company, was $5.06 per share. On March 31, 2020, the most recent practicable date before the filing of this proxy statement, the closing price for shares of Company Common Stock was $5.87 per share. You are encouraged to obtain current market quotations for shares of Company Common Stock in connection with voting your shares of Company Common Stock.

Dividends

The Company has not paid any cash dividends on shares of Company Common Stock to date and does not intend to pay cash dividends prior to the completion of the Contemplated Transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of March 31, 2020, by:

•	each person or entity known by the Company to beneficially own more than 5% of its common stock;

•	each of the Company’s Named Executive Officers;

•	each of the Company’s directors; and

•	all of the Company’s executive officers and directors as a group.

The addresses of those listed below are the same as that of the Company unless otherwise provided.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned (1)
Frederic Beckley(2)	543,505	*
James Bugden(3)	384,242	*
Jean Clifton(4)	113,402	*
Geoffrey Cook(5)	2,164,386	3.0%
Christopher Fralic(6)	5,152	*
Michael Johnson(7)	98,041	*
Spencer Rhodes(8)	80,466	*
Keith Richman(9)	—	*
Bedi Singh(10)	26,353	*
Jason Whitt(11)	63,731	*

All directors and executive officers as a group (10 persons)(12)	3,479,278	4.9%

Luxor Capital Group, LP(13)	8,354,433	11.7%
Dimensional Fund Advisors LP(14)	5,825,407	8.2%
Magnetar Capital Partners LP(15)	5,250,673	7.4%
BlackRock, Inc.(16)	5,058,478	7.1%
Lawrence I. Rosen(17)	4,224,448	5.9%
Vanguard Group, Inc.(18)	3,568,098	5.0%

*	Less than 1%.
(1)

Applicable percentages are based on 71,185,493 shares of common stock outstanding as of March 31, 2020, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise. Shares subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, The Meet Group believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by them.

(2)	Mr. Beckley is an executive officer. Includes 406,594 shares issuable upon the exercise of vested stock options.
(3)	Mr. Bugden is an executive officer. Includes 250,000 shares issuable upon the exercise of vested stock options.

(4)	Ms. Clifton is a director. Includes 62,000 shares issuable upon the exercise of vested stock options.
(5)	Mr. Cook is a director and executive officer. Includes 1,491,985 shares issuable upon the exercise of vested stock options.
(6)	Mr. Fralic is a director.
(7)	Mr. Johnson is an executive officer. Includes 45,223 shares issuable upon the exercise of vested stock options.
(8)	Mr. Rhodes is a director.
(9)	Mr. Richman is a director.
(10)	Mr. Singh is a director.
(11)	Mr. Whitt is a director. Includes 25,000 shares issuable upon the exercise of vested stock options.
(12)	Includes all executive officers and directors of The Meet Group.
(13)

This information is based solely on a review of a Schedule 13G filed with the SEC on March 11, 2020 by Luxor Capital Group, LP, which beneficially owned 8,354,433 shares, and had shared voting power and shared dispositive power of 8,354,433 shares, respectively. The address of Luxor Capital Group, LP is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036.

(14)

This information is based solely on a review of a Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP, which beneficially owned 5,825,407 shares, and had sole voting power over 5,599,700 shares and had sole dispositive power over 5,825,407 shares. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(15)

This information is based solely on a review of a Schedule 13D filed with the SEC on March 19, 2020 by Magnetar Capital Partners LP, which beneficially owned 5,250,673 shares, and had shared voting power and shared dispositive power over 5,250,673 shares, respectively. The address of Magnetar Capital Partners LP is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(16)

This information is based solely on a review of a Schedule 13G filed with the SEC on February 6, 2020 by BlackRock, Inc., which beneficially owned 5,058,478 shares, and had sole voting power over 4,961,506 shares and sole dispositive power over 5,058,478 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(17)

This information is based solely on a review of a Schedule 13G filed with the SEC on February 7, 2020 by Lawrence I. Rosen, who beneficially owned 4,224,448 shares, and had sole voting power and sole dispositive power of 4,224,448 shares, respectively. The address of Lawrence I. Rosen is 1578 Sussex Turnpike (Building 5), Randolph, New Jersey 07869.

(18)

This information is based solely on a review of a Form 13F-HR filed with the SEC on February 14, 2020 by the Vanguard Group, Inc., which beneficially owned 3,568,098 shares, and had sole voting power over 110,181 shares and sole dispositive power over 3,460,412 shares. The address of Vanguard Group, Inc. is PO Box 2600 V26, Valley Forge, Pennsylvania 19482.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the Merger and to receive payment in cash for the fair value of your shares of Company Common Stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Company Common Stock unless otherwise indicated.

Beneficial owners of shares of Company Common Stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of Company Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if the shares of Company Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of Company Common Stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of Company Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of Company Common Stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of Company Common Stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders meeting to vote on the Merger in connection with which appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL and a copy of the full text of Section 262 of the DGCL is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the Merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the Merger Agreement and the Merger. Voting against or failing to vote for the Merger Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A stockholder’s failure to make a written demand before the vote with respect to the Merger is taken will constitute a waiver of appraisal rights.

•

You must not vote in favor of, or consent in writing to, the Merger Proposal. A vote in favor of the Merger Proposal, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Proposal or abstain from voting on the Merger Proposal.

•

You must continue to hold your shares of Company Common Stock from the date of making the demand through the effective date of the Merger. Therefore, a stockholder who is the record holder of shares of Company Common Stock on the date the written demand for appraisal is made but who thereafter transfers the shares before the effective date of the Merger will lose any right to appraisal with respect to such shares.

•	You must otherwise comply with the procedures set forth in Section 262 of the DGCL.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Per Share Merger Consideration (without interest and subject to any required tax withholding), but you will have no appraisal rights with respect to your shares of Company Common Stock.

All demands for appraisal pursuant to Section 262 of the DGCL should be addressed to the Company, in care of the Secretary, at 100 Union Square Drive, New Hope, Pennsylvania 18938, and must be delivered before the vote on the Merger Agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of Company Common Stock.

Within 10 days after the effective date of the Merger, the Company, as the surviving corporation, must give written notice that the Merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement and the Merger. At any time within 60 days after the effective date of the Merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the Per Share Merger Consideration (without interest and subject to any required tax withholding) specified by the Merger Agreement for his or her shares of Company Common Stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Company, as the surviving corporation. Within 120 days after the effective date of the Merger, any stockholder who has complied with Section 262 of the DGCL will, upon written request to the Company, as the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and the Merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Company Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the Effective Time, but not thereafter, either the Company, as the surviving corporation, or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Company Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Company, as the surviving corporation. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of shares who had previously demanded appraisal of their shares. The Company, as the surviving corporation, has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of the Company to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Company, as the surviving corporation, the Company will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified, a list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. If immediately before the Merger the shares of the class or series of stock as to which appraisal rights are available were listed on a national securities exchange, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million or (iii) the Merger was approved pursuant to Section 253 or 267 of the DGCL.

After determination of the stockholders entitled to appraisal of their shares of Company Common Stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Company, as the surviving corporation, may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (i) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. Upon application by the Company, as the surviving corporation, or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal before the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the Company, as the surviving corporation, and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the Company, as the surviving corporation, to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the Company of the certificates representing such stock.

In determining the fair value of the shares of Company Common Stock and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of Company Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement, and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL.

Moreover, we do not anticipate offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Company Common Stock is less than the Per Share Merger Consideration.

Costs of the appraisal proceeding may be imposed upon the Company, as the surviving corporation, and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of an order, each party bears its own expenses. Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the Effective Time; however, if no petition for appraisal is filed within 120 days after the effective date of the Merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the Merger within 60 days after the effective date of the Merger or thereafter with the written approval of the Company, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the Per Share Merger Consideration that such holder would have received (without interest and subject to any required tax withholding) pursuant to the Merger Agreement within 60 days after the effective date of the Merger.

In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to the Company, in care of the Secretary, at The Meet Group, Inc., 100 Union Square Drive, New Hope, Pennsylvania 18938, or by calling us at (215) 862-1162. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the Merger is completed, the Company does not expect to hold a 2020 annual meeting of stockholders. However, if the Merger is not completed, the Company will hold a 2020 annual meeting of stockholders.

As described in the Company’s annual meeting proxy statement for the 2019 annual meeting of stockholders filed on April 29, 2019, any stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2020 must have been received by us no later than January 4, 2020, if such proposals are to be included in the proxy statement and related proxy materials relating to that meeting pursuant to Rule 14a-8 of the Exchange Act. In addition, under the Company’s bylaws, any proposal for consideration at the annual meeting of stockholders to be held in 2020 submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it was received by the Company’s Secretary at our principal executive offices between the close of business on January 14, 2020, which is the 150th calendar day prior to the one-year anniversary date of the 2019 annual meeting, and not later than the close of business on February 13, 2020, which is the 120th calendar day prior to the one-year anniversary date of the 2019 annual meeting. However, in the event that the 2020 annual meeting is held earlier than May 13, 2020 or later than August 11, 2020, such proposal will also be considered timely if it is received by the Company’s Secretary at our principal executive offices not later than the later of (i) the close of business on the 90th calendar day prior to such annual meeting or (ii) the close of business on the 10th calendar day following the day on which public disclosure of the date of such annual meeting was first made (or if that day is not a business day for the Company, on the next succeeding business day).

Additional information regarding the procedures to submit a stockholder proposal at the 2020 annual meeting, if one will be held, is included in the Company’s proxy statement for its 2019 annual meeting of stockholders, filed on April 29, 2019.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s public filings are available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The Company will make available a copy of its public reports, without charge, on the “Investors” page of its website at http://www.TheMeetGroup.com as soon as reasonably practicable after the Company files the reports electronically with the SEC. The information provided on our website is not part of this proxy statement and is not incorporated by reference herein. In addition, you may obtain a copy of the reports, without charge, by contacting the Company at The Meet Group, Inc., Attn: Secretary, 100 Union Square Drive, New Hope, Pennsylvania 18938, or by calling us at (215) 862-1162. In order to ensure timely delivery of the documents before the special meeting, any request should be made promptly to the Company.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	The Meet Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020; and

•	The Meet Group’s Current Report on Form 8-K, filed with the SEC on March 5, 2020.

Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE MERGER OR THE SPECIAL MEETING OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED [ ], 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT AND WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

Agreement and Plan of Merger

Dated as of

March 5, 2020

By and Among

The Meet Group, Inc.,

eHarmony Holding, Inc.,

Holly Merger Sub, Inc.,

and,

solely for purposes of Section 10.17,

NCG – NUCOM GROUP SE

-i-

(continued)

-ii-

(continued)

-iii-

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (together with the Disclosure Letters and Exhibits hereto, this “Agreement”) is made as of the 5th day of March, 2020, by and among The Meet Group, Inc., a Delaware corporation (the “Company”), eHarmony Holding, Inc., a Delaware corporation (“Parent”), Holly Merger Sub, Inc., a Delaware corporation and direct, wholly owned Subsidiary of Parent (“Merger Sub”), and NCG – NUCOM GROUP SE, a European stock corporation (“Parent Guarantor”), solely for purposes of Section 10.17 of this Agreement. Each of Parent, Merger Sub and the Company is sometimes referred to herein individually as a “Party” and collectively they are sometimes referred to herein as the “Parties.”

RECITALS

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the parties intend that Merger Sub shall merge with and into the Company (the “Merger”), on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 251 of the General Corporation Law of the State of Delaware (“DGCL”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger (the “Contemplated Transactions”), are in the best interests of the Company and its stockholders, (b) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, (c) resolved to recommend adoption of this Agreement by the stockholders of the Company, and (d) directed that this Agreement be submitted to the stockholders of the Company for their adoption;

WHEREAS, the Board of Directors of Parent has determined that it is advisable and in the best interests of Parent and its stockholders for Parent to acquire the Company by means of the Merger, on the terms and subject to the conditions set forth in this Agreement, and accordingly have approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions;

WHEREAS, the Board of Directors of Merger Sub has (a) determined that this Agreement and the Contemplated Transactions are in the best interests of Merger Sub and its stockholder, (b) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, and (c) the stockholder of Merger Sub intends to adopt a resolution approving this Agreement and the Contemplated Transactions; and

WHEREAS, concurrently with the execution and delivery of this Agreement, ProSiebenSat.1 Media SE and General Atlantic Coöperatief U.A. (collectively, the “Equity Investors”), the Company and Parent have entered into equity commitment letters, dated as of the date hereof (collectively, the “Equity Commitment Letter”).

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.01 Definitions. Capitalized terms used in this Agreement have the meanings specified in the body of this Agreement or otherwise as specified in Exhibit A.

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ARTICLE II

THE MERGER

Section 2.01 The Merger. Upon the terms and subject to the satisfaction or written waiver (where permissible under Applicable Law) of the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, at the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation shall become a wholly owned Subsidiary of Parent.

Section 2.02 Effective Time of the Merger. Subject to the provisions of this Agreement, immediately prior to the Closing, the parties shall file a Certificate of Merger with respect to the Merger as contemplated by Section 251 of the DGCL, together with any required related certificates, filings or recordings with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as the Company and Parent may agree upon and as is set forth in such Certificate of Merger in accordance with the DGCL. The time when the Merger becomes effective is hereinafter referred to as the “Effective Time”.

Section 2.03 Closing. Unless this Agreement shall have been terminated in accordance with Section 9.01, the closing of the Merger (the “Closing”) shall take place at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, at 10:00 a.m. Philadelphia time, as promptly as practicable (but in no event later than the fifth (5th) Business Day) after all of the conditions set forth in Article VIII shall have been satisfied or waived by the Party entitled to the benefit of the same (other than conditions which by their nature are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions in accordance with this Agreement), or at such other place, time and date as agreed to by the parties in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date”.

Section 2.04 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

Section 2.05 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or any holder of any securities of the Company or Merger Sub:

(a) All shares of Company Common Stock that are owned, directly or indirectly, by Parent, the Company (including shares held as treasury stock or otherwise) or Merger Sub immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (each, a “Share”) (other than (i) shares to be cancelled in accordance with Section 2.05(a), (ii) as expressly set forth in Section 3.02 and (iii) subject to the provisions of Section 2.09) shall, at the Effective Time, be converted into the right to receive $6.30 in cash, without interest (the “Per Share Merger Consideration”), payable to the holder in accordance with this Article II, less any withholding in accordance with Section 3.01(h). From and after the Effective Time, all Shares converted into the right to receive the Per Share Merger Consideration pursuant to this Section 2.05(b) shall cease to be outstanding and shall automatically be cancelled and retired, and each holder of (i) a certificate that immediately prior to the Effective Time represented any such Shares (a “Certificate”) or (ii) Shares held in book-entry form (“Book-Entry Shares”) of such Share(s) shall thereafter cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration in consideration for each such Share in accordance with this Article II upon compliance with the applicable procedures set forth in this Article II.

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(c) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of securities of the Company or Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

Section 2.06 Charter and Bylaws of Surviving Corporation.

(a) The certificate of incorporation of the Company immediately prior to the Effective Time shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Company Common Stock, amended and restated in its entirety as set forth in Exhibit C hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with such certificate of incorporation and Applicable Law.

(b) The bylaws of Merger Sub immediately prior to the Effective Time shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Company Common Stock, the bylaws of the Surviving Corporation until thereafter duly amended in accordance with such bylaws and Applicable Law.

Section 2.07 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the charter and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified or until such director’s or officer’s earlier death, resignation or removal.

Section 2.08 Certain Adjustments. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the earlier of (i) the Effective Time or (ii) any termination of this Agreement in accordance with Article IX, the Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a stock dividend thereon shall be declared with a record date within said period, then the Per Share Merger Consideration shall be appropriately adjusted to provide the holders of Shares (including Company Stock Options exercisable for Company Common Stock) the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.08 shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

Section 2.09 Dissenting Shares; Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares (other than Shares cancelled in accordance with Section 2.05(a)) owned by holders who have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly exercised and perfected appraisal rights of such Shares pursuant to and in accordance with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, “Dissenting Shares”) shall not be converted into or represent the right to receive the Per Share Merger Consideration as provided in Section 2.05(b). Holders of Dissenting Shares shall be entitled to receive only the payment and rights granted by Section 262 of the DGCL. If, after the Effective Time, any such holder fails to properly perfect or otherwise effectively waives, withdraws or loses the right to appraisal under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under Section 262 of the DGCL shall cease and such Dissenting Shares shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Per Share Merger Consideration for each Share formerly represented thereby, without interest and less any required Tax withholding as provided in Section 3.01(h), upon surrender of the Certificate representing such Shares, other reasonable steps with respect to Book-Entry Shares or delivery of an “agent’s message”, as applicable, in accordance with Section 3.01. The Company shall give Parent prompt written notice of any notice or demand for appraisal or payment for Shares received by the Company prior to the Effective Time, any withdrawal of any

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such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and shall give Parent the opportunity to participate in any and all negotiations and actions with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle, or settle, any such demands.

Section 2.10 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall determine that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE III

DELIVERY OF MERGER CONSIDERATION; CONVERSION OF EQUITY AWARDS

Section 3.01 Payment of Merger Consideration.

(a) Paying Agent. Prior to the Effective Time, Parent shall enter into a customary paying agent agreement with a nationally recognized financial institution designated by Parent and reasonably acceptable to the Company (the “Paying Agent”), and shall deposit with the Paying Agent for the benefit of the holders of shares of Company Common Stock cash in an aggregate amount necessary to pay the Per Share Merger Consideration (such cash provided to the Paying Agent, hereinafter referred to as the “Merger Fund”). The Paying Agent shall deliver the Per Share Merger Consideration to be issued pursuant to Section 2.05 out of the Merger Fund. Except as provided in Section 3.01(g), the Merger Fund shall not be used for any other purpose.

(b) Payment Procedures.

(i) Certificates. Parent shall instruct the Paying Agent to mail, as soon as reasonably practicable after the Effective Time and in any event not later than the third (3rd) Business Day following the Closing Date, to each holder of record of a Certificate whose Shares were converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.05, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as Parent may reasonably specify), and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver in exchange thereof as promptly as practicable, the aggregate Per Share Merger Consideration in respect thereof, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

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(ii) Book-Entry Shares. As soon as reasonably practical after the Effective Time and in any event no later than the third (3rd) Business Day following the Closing Date, Parent shall cause the Paying Agent to mail or otherwise provide to each holder of Book-Entry Shares whose Shares were converted into a right to receive the Per Share Merger Consideration pursuant to Section 2.05, (A) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title shall pass, with respect to each Book-Entry Share, only upon delivery of an “agent’s message” regarding the book-entry transfer of the Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request) and (B) instructions for use in effecting the surrender of the Book-Entry Shares in exchange for the Per Share Merger Consideration. Upon surrender to the Paying Agent of the Book-Entry Shares by book-receipt of an “agent’s message” in accordance with the terms of such letter of transmittal, and such other documents as may reasonably be required by the Paying Agent, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver in exchange thereof as promptly as practicable, the aggregate Per Share Merger Consideration in respect thereof. No interest shall be paid or accrue on any cash payable upon conversion of any Book-Entry Shares.

(c) The Per Share Merger Consideration paid in accordance with the terms of this Article III upon the surrender of the Certificates (or in accordance with Section 3.01(b)(ii) in the case of the Book-Entry Shares) shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, (i) all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of the Company other than the right to receive the Per Share Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.01(b) and (ii) the stock transfer books of the Company shall be closed with respect to all Shares outstanding immediately prior to the Effective Time. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Shares. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing Shares are presented to the Surviving Corporation or the Paying Agent for any reason (including, without limitation, with respect to any Dissenting Shares that cease to be Dissenting Shares in accordance with Section 2.09), they shall be cancelled and exchanged as provided in this Article III.

(d) Any portion of the Merger Fund (including proceeds of any investment thereof) that remains undistributed to the former holders of Shares on the sixth-month anniversary of the Effective Time shall, subject to any abandoned property, escheat or similar Applicable Law, be delivered to the Surviving Corporation, upon demand, and any former holders of Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for payment of its claim for the Per Share Merger Consideration.

(e) None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law. Any Per Share Merger Consideration remaining unclaimed by former holders of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the fullest extent permitted by Applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in reasonable amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue the Per Share Merger Consideration in exchange for such lost, stolen or destroyed Certificate.

(g) The Paying Agent shall invest the Merger Fund as directed by Parent; provided, however, that no such investment income or gain or loss thereon shall affect the amounts payable to holders of Shares. Any

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interest, gains and other income resulting from such investments shall be the sole and exclusive property of Parent payable to Parent upon its request, and no part of such interest, gains and other income shall accrue to the benefit of holders of Shares; provided, further, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Shares pursuant to this Article III. If for any reason (including losses) the cash in the Merger Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder, Parent shall promptly deposit cash into the Merger Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.

(h) Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of Shares pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of Applicable Law. Any amount deducted or withheld pursuant to this Section 3.01(h) and paid over to the relevant Taxing Authority shall be treated as having been paid to the holder of Shares in respect of which such deduction or withholding was made. Parent shall pay, or shall cause to be paid, all amounts so deducted or withheld to the appropriate Taxing Authority within the period required under Applicable Law.

Section 3.02 Treatment of Company Equity Awards. Except as otherwise agreed upon by the holder and Parent in writing, the following treatment shall apply to the Company’s equity compensation:

(a) Company Stock Options. At the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall, automatically and without any required action on the part of the holder thereof, be cancelled, and the holder thereof shall then become entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such Company Stock Option, multiplied by (ii) the number of Shares issuable upon the exercise of such Company Stock Option as of immediately prior to the Effective Time, less any amount required to be withheld as provided in Section 3.01(h), which amount shall be payable in accordance with the Company’s standard payroll procedures as soon as reasonably practicable following the Effective Time. For the avoidance of doubt, if the exercise price per share of a Company Stock Option exceeds the Per Share Merger Consideration, such Company Stock Option shall be cancelled at the Effective Time without payment of any consideration.

(b) Company Restricted Stock. At the Effective Time, each share of Company Restricted Stock that is outstanding immediately prior to the Effective Time shall vest in full and become free of restrictions and any repurchase rights applicable thereto shall lapse, and the holder thereof shall then become entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the Per Share Merger Consideration, less any amount required to be withheld as provided in Section 3.01(h), which amount shall be payable in accordance with the Company’s standard payroll procedures as soon as reasonably practicable following the Effective Time.

(c) Company PSUs. At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time shall be canceled, and the holder thereof shall then become entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the product of (i) the Per Share Merger Consideration, multiplied by (ii) the PSU Amount, less any amount required to be withheld as provided in Section 3.01(h), which amount shall be payable in accordance with the Company’s standard payroll procedures as soon as reasonably practicable following the Effective Time. For purposes of this Agreement, “PSU Amount” means, with respect to any Company PSU outstanding immediately prior to the Effective Time, the number of units determined based on the actual attainment of the applicable performance goals through the

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date immediately preceding the Effective Time, and the Per Share Merger Consideration shall be the value of a share of Company Common Stock for purposes of such calculation.

(d) Company Actions. As soon as practicable after the date hereof, and in any event prior to the Effective Time, the Company and the Company Board (or applicable committee thereof) shall adopt resolutions to (i) terminate the Company Stock Plans on the Closing Date; and (ii) effectuate treatment of the Company’s equity compensation awards, as contemplated by this Section 3.02, and ensure that, after the Effective Time, (A) no former or current holder of a Company equity compensation award or any current or former participant in any Company Stock Plan or Company Plan shall have any right thereunder to acquire any securities of the Company, the Surviving Corporation or Parent and (B) no holder of a Company equity compensation award shall have any right to receive any payment or benefit with respect to such Company equity compensation award, except as provided in this Section 3.02; provided that no such action shall terminate, cancel or otherwise affect any restrictive covenant binding on the holder of any Company Stock Option, Company Restricted Stock, and/or Company PSU that is contained in the Company Stock Plans or the corresponding award agreement(s), to the extent such restrictive covenant would otherwise survive such action.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise disclosed or identified in (i) the Company SEC Documents filed with or furnished to the SEC pursuant to section 13(a), 13(c), 14, or 15(d) of the Exchange Act at least two (2) Business Days prior to the date of this Agreement, but excluding any risk factor disclosure and disclosure of risks included in any “forward looking statements” disclaimer or in any other section to the extent such disclosures are forward looking statements or cautionary, predictive or forward-looking in nature, or (ii) with respect to a specific section or subsection of this Agreement, the corresponding section of the Company Disclosure Letter and any other section of the Company Disclosure Letter to the extent it is reasonably apparent on the face of such disclosure that such disclosure in such other section or subsection of the Company Disclosure Letter is applicable to such specific section or subsection, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the corporation laws of the State of Delaware and has all corporate power and authority to own its properties and carry on its business as conducted. Each of the Company’s Subsidiaries is duly incorporated or formed, validly existing and in good standing (to the extent such concept is recognized in the relevant jurisdiction of organization) under the Applicable Laws of its respective jurisdiction of organization and has all corporate power and authority to own its properties and carry on its business as conducted.

Section 4.02 Corporate Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Contemplated Transactions. The execution, delivery and performance of this Agreement and any other agreement contemplated hereby and the consummation by the Company of the Merger and the Contemplated Transactions have been duly and validly authorized by all requisite corporate action on the part of the Company and no other proceedings on the part of the Company or its stockholders are necessary to authorize the execution and delivery of this Agreement or the consummation of the Merger and the Contemplated Transactions, other than, as of the date of this Agreement with respect to the Merger, (i) the adoption of this Agreement and the approval of the Merger by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon voting together as a single class (the “Company Stockholder Approval”) and (ii) the filing of the Certificate of Merger as required by the DGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal,

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valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Applicable Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, regardless of whether enforcement is sought in a proceeding at equity or law (the “Bankruptcy and Equity Exception”).

(b) The Company Board has unanimously adopted resolutions, prior to the execution of this Agreement, (i) determining that this Agreement, the Merger and the Contemplated Transactions are fair to, and in the best interests of, the Company and its stockholders, (ii) approving and declaring advisable to enter into this Agreement and approved the execution, delivery and performance of this Agreement and any other agreement contemplated hereby and the consummation of the Merger and the Contemplated Transactions, (iii) resolving to recommend that the holders of Company Common Stock adopt this Agreement and (iv) directing that this Agreement be submitted to the holders of Company Common Stock for their adoption, which resolutions have not been subsequently withdrawn or modified in any respect in violation of the provisions of this Agreement.

(c) The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement and to consummate the Merger and the Contemplated Transactions under the Applicable Laws of the State of Delaware, including the DGCL.

Section 4.03 Capitalization.

(a) The authorized capital stock of the Company consists of: 100,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock, 200,000 shares of which have been designated Series A Junior Preferred Stock. As of the close of business on March 3, 2020 (the “Company Capitalization Date”), 71,088,852 shares of Company Common Stock are issued and outstanding (not including shares held in treasury); no shares of Company Common Stock were issued and held by the Company in its treasury; no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury; 3,493,395 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options; an aggregate of 1,948,370 shares of Company PSUs were issued and outstanding (assuming maximum attainment of applicable performance goals); and an aggregate of 4,340,496 shares of Company Common Stock were reserved for issuance pursuant to outstanding awards and rights under the Company Stock Plans. Except as described in the preceding sentence, as of the Company Capitalization Date, (i) there are no options, warrants, convertible debt, other convertible instruments or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or (A) obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company, (B) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, convertible debt, other convertible instrument or other right, agreement, arrangement or commitment or (C) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of shares of the Company Common Stock and (ii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or register with the SEC, any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. Except as expressly contemplated by this Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or otherwise to the knowledge of the Company with respect to the voting of any Company Common Stock or other equity interests of the Company or any of its Subsidiaries. All outstanding shares of Company Common Stock are, and all such shares of Company Common Stock which may be issued prior to the Effective Time in accordance with the terms of this Agreement will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any applicable Contracts or any provision of the certificate of incorporation or the bylaws of the Company.

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(b) There are no outstanding bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of the Company may vote.

Section 4.04 Subsidiaries.

(a) As of the Effective Time, (i) the Company will own, directly or indirectly, all equity interests in each of its Subsidiaries as of the date hereof in substantially the manner set forth in Section 4.04(b) of the Company Disclosure Letter, in each case, free and clear of all Liens other than restrictions imposed by applicable securities laws and regulations, (ii) all equity interests in the Company’s Subsidiaries will have been duly authorized, validly issued, fully paid and non-assessable and (iii) there will be no outstanding options, warrants, convertible debt, other convertible instruments or other rights, agreements, arrangements or commitments of any character (A) relating to the equity interests in the Subsidiaries of the Company or (B) obligating any Subsidiary of the Company to issue, grant, extend or enter into any such option, warrant, convertible debt, other convertible instrument or other right, agreement, arrangement or commitment.

(b) Section 4.04(b) of the Company Disclosure Letter sets forth a list of all of the Subsidiaries of the Company as of the date hereof, each such Subsidiary’s jurisdiction of incorporation or formation and the Company’s respective (direct or indirect) ownership interest in each such Subsidiary. Except for its interests in the Subsidiaries set forth in Section 4.04(b) of the Company Disclosure Letter or in any Subsidiaries created or acquired as permitted by Section 6.01(a), as of the Effective Time, the Company will not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person.

Section 4.05 No Conflict; Board Actions.

(a) Assuming that all consents, approvals, authorizations and other actions described herein or set forth in Section 4.05 of the Company Disclosure Letter have been obtained, all filings and notifications listed in Section 4.06 or in Section 4.06 of the Company Disclosure Letter have been made, any applicable waiting period has expired or been terminated and any applicable approval or authorization has been obtained under the Antitrust Laws, and except as may result from any facts or circumstances relating solely to Parent or its Affiliates, the execution, delivery and performance by the Company of this Agreement does not, and will not, (i) contravene or conflict with the articles or certificate of incorporation or bylaws (or similar organizational documents) of the Company or any Subsidiary of the Company or (ii) (A) contravene or conflict with or violate any Applicable Law or Governmental Order applicable to the Company or any Subsidiary of the Company, (B) contravene, conflict with, result in any breach of, constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any Company Material Contract or (C) (1) result in the creation or the imposition of (y) any Lien upon any assets of the Company or any of its Subsidiaries (other than a Permitted Lien) or (z) any Lien upon any of the capital stock of the Company or any of its Subsidiaries or (2) result in the cancellation, modification, revocation or suspension of any material license or Permit, authorization or approval issued or granted by any Governmental Authority in respect of the Company or any of its Subsidiaries, except in the case of clauses (ii)(A), (ii)(B), (ii)(C)(1)(y) and (ii)(C)(2) as would not reasonably be expected to (I) materially and adversely affect the ability of the Company or any of its Subsidiaries to carry out its obligations under, and to consummate the Contemplated Transactions or (II) otherwise have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company Board has taken all necessary actions, including, but not limited to, to the extent necessary, amending the Tax Benefits Plan, to render the Tax Benefits Plan inapplicable to this Agreement, the Merger and the other Contemplated Transactions such that (i) none of the approval, execution or delivery of this Agreement, the public announcement or public disclosure by any Person of this Agreement, the Merger or the other Contemplated Transactions, the consummation of the Merger or the other Contemplated Transactions will result in (A) any of Parent or Merger Sub being deemed to be an Acquiring Person (as defined in the Tax

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Benefits Plan), (B) the occurrence of a Triggering Event (as defined in the Tax Benefits Plan), (C) the occurrence of a Distribution Date (as defined in the Tax Benefits Plan), (D) the occurrence of a Stock Acquisition Date (as defined in the Tax Benefits Plan), or (E) the occurrence of a Section 11(a)(ii) Event (as defined in the Tax Benefits Plan), and (ii) the Tax Benefits Plan will be terminated and of no further force and effect as of a time no later than immediately prior to the Effective Time.

Section 4.06 Governmental Consents and Approvals. Except as set forth in Section 4.06 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other Contemplated Transactions do not and will not require, on the part of the Company, any filing or registration with, notification to, or obtaining any authorization, permit, license, declaration, order, consent or approval of, or other action by or in respect of, any Governmental Authority or the Nasdaq Capital Market other than (i) as may be required by Antitrust Laws, (ii) the filing with the SEC of (A) the Proxy Statement and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the Contemplated Transactions, (iii) the filing of a declaration or, pursuant to Section 7.05(a), a joint voluntary notice with the Committee on Foreign Investment in the United States (“CFIUS”), pursuant to Section 721 of Title VII of the Defense Production Act of 1950, as amended (codified at 50 U.S.C. § 4565), and in regulations issued pursuant thereto, codified at 31 C.F.R. Parts 800, 801 and 802, as amended (“Section 721”), in accordance with the requirements of Section 721, (iv) such clearances, consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state or foreign securities laws or the applicable requirements of the Nasdaq Capital Market, (v) the filing of the Certificate of Merger or any other documents as required by the DGCL or (vi) as a result of any facts or circumstances relating to Parent or any of its Affiliates.

Section 4.07 Financial Information.

(a) Each of the consolidated financial statements (including, in each case, any notes thereto) contained (or incorporated by reference) in the Company SEC Documents (i) presented fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect), (ii) was prepared in accordance with GAAP consistently applied during the periods covered thereby (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and (iii) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates.

(b) The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002, as amended) with respect to all applicable Company SEC Documents. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are designed to provide assurances that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

(c) The Company has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient in all material respects to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP applied on a consistent basis, (ii) that receipts and expenditures of the Company are being made only in accordance with authorizations of management and the Company Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would have a material effect on the Company’s financial statements. To

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the knowledge of the Company, neither the Company nor the Company’s auditors have identified (x) any “significant deficiencies” or “material weaknesses” (as such terms are defined by the Public Company Accounting Oversight Board) in the design or operation of such internal controls that would reasonably be expected to be adverse in any material respect to the Company’s ability to record, process, summarize and report financial information or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(d) Except (i) as set forth in the consolidated financial statements contained (or incorporated by reference) in the Company SEC Documents or the notes thereto, (ii) fees and expenses arising out of or in connection with this Agreement, (iii) as specifically contemplated by this Agreement or (iv) as set forth in Section 4.07(d) of the Company Disclosure Letter, the Company and its Subsidiaries have no accrued, contingent or other Liabilities of any nature, either matured or unmatured, other than Liabilities incurred in the ordinary course of business or Liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to any material “off-balance sheet arrangement” as defined in Item 303(a)(4) of Regulation S-K.

(e) The Company has made available to Parent true, correct and complete copies of all material written correspondence between the SEC and the Company and any of its Subsidiaries occurring since December 31, 2018 and prior to the date hereof. There are no outstanding comments from the SEC with respect to any of the Company SEC Documents. None of its Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Section 4.08 Absence of Certain Changes. Since December 31, 2018 through the date of this Agreement, (i) there has not occurred any Company Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) except as contemplated by or permitted under this Agreement, the Company and its Subsidiaries have conducted their businesses in the ordinary course consistent with past practice. Since December 31, 2018 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of, or requires Parent’s consent pursuant to, Section 6.01.

Section 4.09 Litigation.

(a) As of the date hereof, except as set forth in Section 4.09(a) of the Company Disclosure Letter, there is no Proceeding by or against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened in writing that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation by the Company of the Contemplated Transactions.

(b) As of the date hereof, the Company and its Subsidiaries have not issued any cease-and-desist declarations or binding undertakings and are not subject to any cease-and-desist Governmental Orders that would prevent or materially restrict the operation of the business of the Company and its Subsidiaries as currently conducted.

Section 4.10 Disclosure Documents. None of (i) the information supplied by the Company in the forms, reports, statements, schedules or other documents filed by the Company with, or furnished by the Company to, the SEC since January 1, 2017 or (ii) the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement has contained or will contain, when filed with the SEC, or when distributed or disseminated to the Company’s stockholders, any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the Contemplated Transactions will

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comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing provisions of this Section 4.10, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement that relate to Parent and its Subsidiaries, including Merger Sub, or were not supplied by or on behalf of the Company.

Section 4.11 Compliance with Laws.

(a) Since December 31, 2016, the Company and its Subsidiaries (i) have conducted their businesses in all material respects in compliance with all Applicable Laws and Governmental Orders applicable to the businesses of the Company and its Subsidiaries, and their businesses are not in material violation of any such Applicable Law or Governmental Order and (ii) have not received written notice of any violation of Applicable Laws. The Company and each of its Subsidiaries has obtained and is, in all material respects, in compliance with all material Permits that are necessary to conduct its business or to own, lease or operate its facilities. This Section 4.11 does not apply with respect to the matters that are the subject of the representations and warranties set forth in Section 4.14, Section 4.15, Section 4.16 or Section 4.18.

(b) Since December 31, 2016, the Company and its Subsidiaries have not received any written or, to the Company’s knowledge, other notification from any Governmental Authority (i) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations, rules or ordinances that such Governmental Authority enforces, (ii) threatening to revoke any license, franchise, permit or authorization of a Governmental Authority, (iii) requiring it or any of its Subsidiaries to enter into or consent to the issuance of any written order, decree, agreement, memorandum of understanding or similar arrangement, commitment letter or similar submission, or extraordinary supervisory letter, or (iv) imposing or threatening to impose any monetary penalty, except, in each case, for regulatory violation letters and similar notifications from Governmental Authorities received by it and its Subsidiaries in the ordinary course of business consistent with past practice that, in each case, has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company and each of its Subsidiaries is not subject to any pending, or to the Company’s knowledge, threatened, investigation, review or disciplinary proceedings by any Governmental Authority against either of it or any of its Subsidiaries or any director or officer thereof in such capacity, except for such investigations, reviews and disciplinary proceedings instituted or conducted by Governmental Authorities against it and its Subsidiaries in the ordinary course of business consistent with past practice that are not material to it and its Subsidiaries, taken as a whole.

Section 4.12 Intellectual Property.

(a) Section 4.12(a) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement of all (i) registered Patents, Trademarks, and copyrights included in the Company Owned Intellectual Property that are the subject of an application or registration; (ii) all material unregistered and common law Trademarks; and (iii) all registered Domain Names included in the Company Owned Intellectual Property, indicating for each item, where applicable, the registration or application number, registration or application date and the applicable filing jurisdiction. All Company Owned Intellectual Property is subsisting and, to the knowledge of the Company, except with respect to applications, is valid and enforceable. To the knowledge of the Company, the conduct of, and the use of the Company Owned Intellectual Property in connection with, the respective businesses of the Company and its Subsidiaries as presently and previously conducted did not and does not conflict with, infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any other Persons, except to the extent that such conflict, infringement, misappropriation or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(b) The Company and the other Company Entities have taken reasonable measures, consistent with industry practices to protect the confidentiality of all such Company Owned Intellectual Property, and of all Intellectual Property of other Persons that is licensed by the Company and/or a Subsidiary, in each case that is considered confidential or proprietary by the Company as of the date of this Agreement (except for such Company Owned Intellectual Property whose value would not reasonably be expected to be impaired in any material respect by disclosure), including entering into appropriate confidentiality agreements with Persons with access to such Company Owned Intellectual Property.

(c) There is no (i) Proceeding initiated by any other Person pending or, to the knowledge of the Company, threatened in writing against the Company or any other Company Entity challenging the validity, enforceability or ownership of any material Company Owned Intellectual Property; provided, in each case, that any Proceeding that has been initiated but with respect to which process or other comparable notice has not been served on or delivered to the Company or any Company Entity shall be deemed to be “threatened” rather than “pending” or (ii) Governmental Order against the Company or any Company Entity or settlement agreement that a Company Entity is a party to or, to the knowledge of the Company, any other Governmental Order or settlement agreement restricting in any material respect the use or exploitation of any material Company Owned Intellectual Property.

(d) Each of the Company and its Subsidiaries have, since December 31, 2016, required each Person who is or was an officer, director, employee, consultant or contractor of the Company or any Subsidiary and who authors or has authored, co-authors or has co-authored, or otherwise contributes or contributed to or participates or participated in any way in the conception or development of any Intellectual Property on behalf of the Company or a Subsidiary, or who have or have had access to Trade Secrets (“IP Participant”) to execute and deliver to the Company or a Subsidiary a proprietary information and invention assignment agreement, pursuant to which, inter alia, such IP Participant has assigned any and all of such IP Participant’s rights in such Intellectual Property to Company or a Subsidiary and has agreed to keep such Intellectual Property and Trade Secrets confidential and not use such Intellectual Property or Trade Secrets for any purpose unrelated to his or her work for Company or a Subsidiary, and to the knowledge of the Company, no IP Participant is in default of any such agreement. No current or former IP Participant has filed or asserted or, to the knowledge of the Company, threatened in writing any claim against Company in connection with his or her involvement with such Intellectual Property. To the knowledge of the Company, no IP Participant has any ownership or other rights in any Patent for any invention of any kind that is material to the business of the Company and its Subsidiaries, which Patent has not been assigned to the Company or such applicable Subsidiary.

(e) The Company Owned Intellectual Property and the Intellectual Property licensed by the Company or a Subsidiary constitutes all the Intellectual Property used by the Company or a Subsidiary in the conduct of their respective businesses. The Company Owned Intellectual Property is exclusively owned by the Company or applicable Subsidiary, free and clear of all Liens except Permitted Liens. The Company and its Subsidiaries possess a valid and enforceable license to use all Intellectual Property owned by another Person to the extent necessary for the conduct of the business as currently conducted by the Company and its Subsidiaries.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Software, computer systems, servers, network equipment and other computer hardware owned, leased or licensed by the Company and its Subsidiaries are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted.

(g) To the knowledge of the Company and its Subsidiaries all Software used by the Company and its Subsidiaries and all computing and other information technology systems owned or controlled by the Company and its Subsidiaries (collectively, “Systems”), are free from any Malicious Code, including firewall protections and regular virus scans. As used herein, “Malicious Code” means any disabling mechanisms, protection features, program routine, device, code or instructions or other undisclosed feature, including any time bomb, virus, software lock, Trojan horse, software worm, or any malicious code, in each case, which are designed or that

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would reasonably be expected to disrupt, disable, harm or otherwise impede in any manner the operation of, or provide unauthorized access to, a computer system or network or other device on which any software is stored or installed or damage or destroy any data or file without the user’s consent or that is capable of accessing, modifying, deleting, damaging, disabling, corrupting, deactivating, interfering with or otherwise harming any software or other electronic information resources, computer communications facilities, applications, data, databases, operating systems, platforms, computers or other equipment with which the same interacts. To the knowledge of the Company, since December 31, 2016, there have been no unauthorized intrusions or breaches of security with respect to the Systems, including firewall protections and regular virus scans. The Company and its Subsidiaries have taken commercially reasonable steps designed to prevent the introduction of Malicious Code into the Systems or Products of the Company and its Subsidiaries, and designed to ensure that the Systems and Products are free from such Malicious Code. The Company and its Subsidiaries have taken commercially reasonable steps to back-up material Software at secure off-site locations and safeguard the security and the integrity of the Systems.

(h) Since December 31, 2016, there has been no unauthorized access to or disclosure of PII (as defined below) transmitted, stored, processed, or otherwise used by the business of the Company or its Subsidiaries and there have been no disruptions in any information technology systems that had a materially adverse effect on the business of the Company or its Subsidiaries.

(i) No Product contained in the Company Owned Intellectual Property or Software included in such Product, was integrated with, linked to, or was combined with any Open Source Materials in such a way that (i) requires or conditions the use or distribution of such Product or such Software or portion thereof on (A) the granting to licensees of the right to reverse engineer or make derivative works or other modifications to such Products or such Software or portions thereof, (B) licensing or otherwise distributing or making available such Product or such Software or any portion thereof for a nominal or otherwise limited fee or charge or (C) granting a license in any Company Owned Intellectual Property to any licensee or other third party, or (ii) would otherwise impose any limitation, restriction, or condition on the right or ability of the Company to use, distribute or charge for any Product or Software included in the Company Owned Intellectual Property. The Company and its Subsidiaries are in material compliance with all terms and conditions of any license for Free or Open Source Software that is contained in, incorporated into, linked or called by, distributed with, or otherwise used by any Product.

(j) Neither the Company, nor any Subsidiary, nor any other Person acting on behalf of the Company or any Subsidiary, has disclosed or delivered, or permitted the disclosure or delivery, without obligation of confidentiality, to any escrow agent or other Person of any Software’s source code or confidential specifications or designs, or any proprietary information or algorithm contained in or relating to any Software’s source code or confidential specifications or designs, of any Company Owned Intellectual Property.

(k) There is no material license under which a Company Entity is a licensee or a licensor or otherwise is granted, obtains or agrees to grant or provide rights to use any Intellectual Property, or is restricted in its right to use any Intellectual Property (excluding (i) licenses for commercially available software and hardware (including click wrap or shrink wrap licenses) which involved aggregate payments by the Company or any of its Subsidiaries that did not exceed $250,000 during the fiscal year ended December 31, 2019, or which are reasonably expected to involve aggregate payments by the Company or any of its Subsidiaries that will not exceed $250,000 during any future fiscal year, (ii) agreements with customers or end users, or (iii) confidentiality or non-disclosure agreements with employees or contractors) (each such license, “Company License”), for which the termination thereof or the restriction or loss of rights thereunder would reasonably be expected to have a Company Material Adverse Effect. Each Company License is valid and binding on the applicable Company Entity and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Applicable Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a Proceeding at law or in equity). To the knowledge of

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the Company, no Company Entity is in material breach of, or material default under, any Company License to which it is a party.

(l) Notwithstanding anything in this Agreement to the contrary, the representations and warranties contained in this Section 4.12, and Sections 4.11 and 4.24, are the only representations and warranties being made by the Company with respect to Intellectual Property, privacy, PII, or data rights.

Section 4.13 Real Property.

(a) Section 4.13(a) of the Company Disclosure Letter sets forth, with respect to each parcel of the Company Leased Real Property existing as of the date hereof, the Contracts which provide the Company with rights to lease, sublease, license, use or otherwise occupy such parcel of the Company Leased Real Property as of the date hereof, including any amendments or modifications thereto and any guaranties thereof (all such Contracts, together with the Contracts that provide the Company with rights to lease, sublease, license, use or otherwise occupy the Company Leased Real Property as of the Closing Date, including any amendments or modifications thereto and any guaranties thereof, collectively, the “Company Leases”), the address (or other identifying description) of such parcel and the identity of the lessor, lessee and current occupant (if different from lessee) of such parcel. True, correct and complete copies of all Company Leases existing as of the date hereof have been provided to Parent and true, correct and complete copies of all Company Leases existing as of the Closing Date to the extent not existing as of the date hereof will be provided to Parent at Closing. The Company (i) has a valid and binding leasehold interest in, and enjoys peaceful and undisturbed possession of, each parcel of the Company Leased Real Property existing as of the date of this Agreement and (ii) will have a valid and binding leasehold interest in each parcel of the Company Leased Real Property that will exist as of the Closing Date, in each case, free and clear of all Liens, other than Permitted Liens. The Company Leased Real Property constitutes all interests in real property currently used or held for use in connection with the business of the Company Entities. All Company Leases for Company Leased Real Property located in Germany are in compliance with the formal requirements of sec. 550, 126 of the German Civil Code (BGB).

(b) With respect to each Company Lease, neither the applicable Company Entity nor, to the knowledge of the Company, any counterparty thereto is in default thereunder in any material respect, and there are no events which with the passage of time or notice, or both, would constitute a material default thereunder on the part of such Company Entity, or, to the knowledge of the Company, any other party thereto. To the knowledge of the Company, no landlord, attorney, or other authorized Person has sought to confess judgment against the Company as tenant under any Company Lease. The Company Leased Real Property is in compliance in all material respects with all laws, rules, regulations and ordinances related to the business as it is currently conducted on such Company Leased Real Property. Except as otherwise indicated on Section 4.13(b) of the Company Disclosure Letter, no Company Entity has subleased or granted to a third party any right to use or occupy all or any portion of the Company Leased Real Property. True, correct and complete copies of all Contracts subleasing or granting to a third party any such rights existing as of the date hereof have been provided to Parent and true, correct and complete copies of all Contracts subleasing or granting to a third party any such rights existing as of the Closing Date to the extent not existing as of the date hereof will be provided to Parent at Closing.

(c) To the knowledge of the Company, there are no eminent domain or similar Proceedings pending or threatened in writing affecting all or any material portion of the Company Leased Real Property. To the knowledge of the Company, there is no writ, injunction, decree, order or judgment outstanding, nor any action claim, suit or other Proceeding pending or threatened in writing against any Company Entity or relating to the lease, use, occupancy or operation by any Company Entity of the Company Leased Real Property. The buildings, improvements and structures located on the Company Leased Real Property are in good operating condition and repair.

(d) Assuming that all consents, approvals, authorizations and other actions described herein or set forth in Section 4.13(d) of the Company Disclosure Letter have been obtained, the transactions contemplated by this

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Agreement do not require the consent of any other party to any Company Lease, will not result in a breach of or default under any Company Lease, or otherwise cause any Company Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing.

(e) No Company Entity owns any real property.

Section 4.14 Employee Benefit Matters.

(a) U.S. Company Plans and Material Documents. Section 4.14(a) of the Company Disclosure Letter lists, as of the date hereof, all material U.S. Company Plans. “U.S. Company Plans” means: (i) “employee benefit plans” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), (ii) bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other compensation or benefit plans, programs or arrangements, and (iii) employment, termination, severance, retention or other Contracts, to which the Company or any of its Subsidiaries is a party, with respect to which the Company or any of its Subsidiaries has any obligation or which are maintained, contributed to or sponsored by the Company or any of its Subsidiaries, in each case, for the benefit of any current or former U.S. director, U.S. independent contractor, or U.S. Company Employee or to which any such individual is a party but only to the extent that the Company or any of its Subsidiaries has any current Liabilities, but excluding any offer letter or employment agreement providing solely for base compensation, employment terminable “at will,” participation in broad-based benefit plans of the Company or its Subsidiaries, and the applicability of general Company policies and procedures. With respect to each U.S. Company Plan, the Company has made available to Parent (to the extent applicable) (i) a true and complete copy of the current plan document and any material amendments thereto, (ii) copies of (1) the most recent summary plan description and any summaries of material modifications thereto and (2) the most recent annual report on Form 5500 (including any applicable schedules and attachments thereto) filed with the Department of Labor and (iii) the most recent determination or opinion letter received from the IRS (if any).

(b) Non-U.S. Company Plans and Material Documents. Section 4.14(b) of the Company Disclosure Letter lists, as of the date hereof, all material Non-U.S. Company Plans. “Non-U.S. Company Plans” means (i) employee benefit plans, (ii) bonus, stock option (including virtual options and stock appreciation rights), stock purchase, restricted stock, incentive, deferred compensation, death or disability or retiree medical or life insurance, pension, retirement (including supplemental retirement), severance or other compensation or benefit plans, schemes, programs or arrangements, and (iii) all employment, bonus, termination, severance, loan or other Contracts, to which the Company or any of its Subsidiaries is a party, with respect to which the Company or any of its Subsidiaries has any obligation or which are maintained, contributed to or sponsored by the Company or any of its Subsidiaries, in each case, for the benefit of any current or former Non-U.S. Company Employee or to which any current or former Non-U.S. Company Employee is a party (other than statutory plans) but excluding any employee offer letter or employment agreement providing solely for base compensation, employment terminable without giving rise to liability other than accrued compensation, participation in broad-based benefit plans of the Company or its Subsidiaries, and the applicability of general Company policies and procedures (“Company Plans” means the U.S. Company Plans and Non-U.S. Company Plans). With respect to each Non-U.S. Company Plan, the Company has made available to Parent (to the extent available) (i) a true and complete copy of the current plan document and any material amendments thereto and (ii) copies of the most recent summary plan description and any summaries of material modifications thereto.

(c) Each Company Plan (and any related trust or other funding vehicle) has been administered in all material respects in accordance with its terms and as applicable is in compliance in all respects with ERISA, the Code and all other Applicable Laws, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since December 31, 2016, all employer and employee contributions required to have, in all material respects, been made by the Company to each Company Plan have been timely made. There is no material Proceeding pending, or to the knowledge of the Company threatened, with respect to any Company Plan, other than ordinary course claims for benefits. Each

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U.S. Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS, or an application for a favorable determination by the IRS has been timely filed and is currently pending, and, to the knowledge of the Company, nothing has occurred that would reasonably be expected to result in a loss of the Tax-qualified status of such U.S. Company Plan under Section 401(a) of the Code. The Company has, with respect to all German Subsidiaries of the Company, made available to Parent all audit reports and notices of the social security authorities issued within the past five years.

(d) Neither the Company, nor any Subsidiary nor any ERISA Affiliate maintains or contributes to or has at any time maintained or contributed to or been obligated to contribute to any plan, program or arrangement covered by subject to Title IV or Section 302 of ERISA and or any plan that is a “multiemployer plan” (as defined in Section 3(37) of ERISA).

(e) Since December 31, 2016, each Non-U.S. Company Plan has been administered in compliance in all material respects with its terms and operated in compliance in all material respects with Applicable Laws. Since December 31, 2016, each Non-U.S. Company Plan required to be registered or approved by a non-U.S. Governmental Authority has been so registered or approved and has been maintained in good standing with applicable regulatory authorities, and, to the knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Non-U.S. Company Plan that could reasonably be expected to affect any such approval relating thereto or increase the costs relating thereto in a manner material to the Company except in each case, as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Non-U.S. Company Plan is funded or insured in material compliance with Applicable Law.

(f) Except as set forth in Section 4.14(f) of the Company Disclosure Letter or otherwise provided for in this Agreement, none of the execution and delivery of this Agreement, the Company Stockholder Approval or the consummation of the Merger or any other Contemplated Transactions (alone or in conjunction with any other event, including any termination of employment) will entitle any current or former Company Employee, director, officer or independent contractor to any material compensation or benefit, (i) accelerate the time of payment, funding or vesting, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any Company Plan or (ii) result in any material breach or violation of or default under, or limit the Company’s right to amend, modify or terminate, any Company Plan, in each case, except as provided in this Agreement or pursuant to Applicable Law. Except as disclosed in Section 4.14(f) of the Company Disclosure Letter, no amounts payable under the Company Plans will fail to be deductible for federal or foreign income Tax purposes by virtue of Section 280G of the Code (or any foreign Applicable Laws regarding Taxes) as a result of the occurrence of the Contemplated Transactions, either alone or in combination with another event. Neither the Company nor any Subsidiary has any obligation to gross-up, indemnify or otherwise reimburse any individual with respect to any Tax, including under Sections 409A or 4999 of the Code.

(g) No Company Plan provides, or reflects or represents any liability of any of the Company and its Subsidiaries to provide, post termination or retiree life insurance, post termination or retiree health benefits or other post termination or retiree employee welfare benefits to any Person for any reason, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or other similar Applicable Law, and none of the Company, any of its Subsidiaries or any ERISA Affiliate has any material liability as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or similar Applicable Law.

Section 4.15 Labor Matters. Section 4.15 of the Company Disclosure Letter lists, as of the date hereof, each collective bargaining agreement or similar labor agreement (including, with respect to the German Subsidiaries of the Company, any labor custom and practice (Betriebliche Übungen) and overall commitment (Gesamtzusagen)) that is applicable to any Company Employee as of the date hereof including unionized Company Employees, to which the Company or any of its Subsidiaries is a party (or which is otherwise applicable to any of them), including arrangements with works councils and other similar employee representative bodies representing any

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employee of the Company and its Subsidiaries, and according to which the Company and its Subsidiaries will have outstanding rights or obligations on and following the Closing (together with such collective bargaining agreements, the “Company Union Contracts”). The Company has made available to Parent each Company Union Contract. As of the date hereof, (a) there are no material strikes or lockouts with respect to any unionized Company Employees pending or, to the Company’s knowledge, threatened in writing, (b) there is no material union organizing effort pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, (c) there is no material unfair labor practice, labor dispute or labor arbitration proceeding pending or, to the knowledge of the Company, threatened in writing affecting the Company or any of its Subsidiaries and (d) there is no material slowdown, or work stoppage in effect or, to the knowledge of the Company, threatened in writing with respect to the Company or any of its Subsidiaries, including any unionized Company Employees. Except in each case, as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (x) the Company and each of its Subsidiaries conducts, and since December 31, 2016 has conducted, its business, in all material respects, in compliance with all material Applicable Laws with respect to labor relations, social security, employment and employment practices, including occupational safety and health standards, minimum wage (Mindestlohn), fixed term employments (Befristungen) and lease-out of employees (Arbeitnehmerüberlassung) (y) to the knowledge of the Company, as of the date of this Agreement, no employee of the Company or any of its Subsidiaries is in violation of any term of any employment or nondisclosure agreement, fiduciary duty or restrictive covenant for the benefit of the Company or any of its Subsidiaries or a former employer of any such employee, and (z) to the knowledge of the Company, since December 31, 2016, no allegations of sexual harassment or sexual misconduct have been made against (i) any current or former director or officer of the Company or any of its Subsidiaries or (ii) any current employee of the Company or any of its Subsidiaries. Since December 31, 2016, neither the Company nor any of its Subsidiaries have entered into any material settlement agreements related to allegations of sexual harassment or sexual misconduct by any current or former director, officer, or employee of the Company or any of its Subsidiaries. The German Subsidiaries of the Company do not have works council (Betriebsrat) or similar employee representations body and there are no works council or shop agreements (Betriebsvereinbarungen) applicable to any German Non-U.S. Company Employee.

Section 4.16 Taxes. Except as has not had or would not reasonably be expected to have a Company Material Adverse Effect or as set forth in Section 4.16 of the Company Disclosure Letter,

(a) all material Tax Returns required to have been filed by, or with respect to, the Company and its Subsidiaries have been timely filed (taking into account any valid extension of time to file granted or obtained) and all such Tax Returns are true, correct and complete in all material respects;

(b) all material Taxes required to be paid by the Company and its Subsidiaries (whether or not reflected on such Tax Returns) have been paid in full or will be timely paid in full;

(c) no deficiency or other claim for any material amount of Tax has been asserted or assessed by a Governmental Authority in writing against the Company or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn;

(d) no Tax Return of the Company or any Subsidiary is currently under any audit, suit, proceeding, or examination by the IRS or any state, local or foreign Taxing Authority and neither the Company nor its Subsidiaries has received written notice from any Taxing Authority that an audit, suit, proceeding, examination or assessment in respect of such Tax Returns is pending or threatened;

(e) the Company and its Subsidiaries have withheld all material Taxes that any such person is obligated to withhold from amounts owing to any employee, creditor or third party and such amounts have been paid over to the proper Taxing Authority in a timely manner;

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(f) during the past five years, no claim has been made in writing against the Company or its Subsidiaries by any taxing authorities in a jurisdiction where any such entity does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction;

(g) none of the net operating loss carryforwards, tax credit carryforwards or interest expense carryforwards are subject to limitation under Section 382 of the Code or any similar provision of state, local or foreign law;

(h) there are no Tax liens on the assets of the Company or any of its Subsidiaries (other than Permitted Liens);

(i) neither the Company nor its Subsidiaries has distributed stock of another Person or had its stock distributed by another Person in a transaction that was intended to be governed in whole or in part by Section 355 of the Code in the two years prior to this Agreement;

(j) neither the Company nor its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4; and

(k) neither the Company nor its Subsidiaries is bound by any tax sharing, tax allocation or other similar agreement or arrangement the primary purpose of which relates to Taxes (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries).

Section 4.17 Company Material Contracts.

(a) Except as set forth in Section 4.17 of the Company Disclosure Letter, as of the date hereof, neither the Company nor any of its Subsidiaries are parties to or otherwise bound by or subject to (Contracts of the following types, the “Company Material Contracts”):

(i) Contracts providing for payments by or to the Company or any Subsidiary in each case in amounts in excess of $250,000 on an annual basis;

(ii) Contracts concerning the establishment or operation of a material partnership, joint venture, limited liability company, shareholders’, co-marketing or affiliate arrangement, or other Contract that involves a sharing of profits or revenue with other Persons or other similar Contracts with any Person (other than any such Contract between the Company or any of its Subsidiaries and another Subsidiary of the Company);

(iii) Contracts relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) with material obligations (other than in respect of fraud) extending beyond the date hereof;

(iv) Contracts containing (A) a covenant materially restricting the ability of the Company or any of its Subsidiaries to engage in any line of business in any geographic area or to compete with any Person, to market any product or to solicit customers, (B) a provision granting the other party exclusivity or similar rights or (C) a provision that requires the purchase of all or a material portion of any Company Entities’ requirements for a given product or service from a given third party and which Contract is not terminable by any Company Entity within one year of the date hereof without any required payment or other conditions (other than the condition of notice);

(v) material Contracts for the furnishing of products or services by the Company or any of its Subsidiaries to any Governmental Authority;

(vi) any material Company License;

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(vii) indentures, credit agreements, loan agreements and similar instruments pursuant to which the Company or any of its Subsidiaries has or will incur or assume any indebtedness for borrowed money or has or will guarantee or otherwise become liable for any indebtedness of any other Person for borrowed money in each case, in excess of $250,000, other than any indentures, credit agreements, loan agreements or similar instruments solely between or among the Company and any of its Subsidiaries;

(viii) Contracts with the Company’s top five marketing and advertising partners based on cost in the 12-month period prior to the date of this Agreement;

(ix) Contracts between or among the Company or any Subsidiary, on the one hand, and a Related Party of the Company or any Subsidiary, on the other hand;

(x) Contracts (including an exclusive license agreement) that prohibit or materially limit the right of the Company or any of its Subsidiaries to make, sell or distribute any products or services or use, transfer, license, distribute or enforce any Company Owned Intellectual Property:

(xi) Contracts pursuant to which a material license, covenant not to assert, or other right under Intellectual Property is granted by or to the Company or any Subsidiary (for the benefit of the Company or any Subsidiary with respect to the operation of the Company’s or any Subsidiary’s business) (excluding licenses included with the Company’s or any Subsidiary’s products in the ordinary course of business and Contracts pursuant to which the Company or any Subsidiary non-exclusively licenses off-the-shelf software commercially available on standard terms, with the exception of off-the shelf software that is linked to or is included in the Software);

(xii) Contracts under which the Company or any Subsidiary (for the benefit of the Company or the Subsidiaries with respect to the operation of the Company’s or any Subsidiary’s business) is a licensor of Intellectual Property that is material to the business of the Company and its Subsidiaries (other than licenses included with the Company’s or a Subsidiary’s products in the ordinary course of business), or provider of, or agrees to encumber, not assert, transfer or sell rights in or with respect to, any Intellectual Property that is material to the business of the Company and its Subsidiaries or to provide source code to any third party;

(xiii) Contracts with consultants, advisors, salesmen, distributors, dealers, manufacturer’s representatives, sales agencies, franchisees or customers that are material and not cancelable by the Company or the applicable Subsidiary or notice of not more than ninety (90) days and without liability, penalty or premium to the Company or any Subsidiary, and all Contracts providing for the payment of any bonus or commission based on sales or earnings;

(xiv) collective bargaining or similar labor Contracts; and

(xv) Contracts that (A) limit or contain restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire any of its classes of equity interests or securities (other than the Company’s articles or certificate of incorporation or bylaws (or similar organizational documents)), to incur indebtedness or to incur or suffer to exist any Lien or (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or liquidity.

(b) The Company has made available to Parent true, complete and correct copies of each Company Material Contract in effect on the date hereof. Each Company Material Contract is valid and binding on the Company or its Subsidiaries, as applicable, and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Applicable Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a Proceeding at law

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or in equity), except insofar as it has expired in accordance with its terms after the date hereof. Neither the Company nor any of its Subsidiaries is in material breach of, or material default under, any Company Material Contract to which it is a party.

Section 4.18 Environmental Matters.

(a) Except as disclosed on Section 4.18(a) of the Company Disclosure Letter or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the business of the Company and its Subsidiaries is in compliance with all applicable Environmental Laws and holds all Environmental Permits that are necessary to conduct its business or to own, lease or operate its facilities as currently operated.

(b) Except as disclosed on Section 4.18(b) of the Company Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened Proceedings under any Environmental Laws against or involving the Company or its Subsidiaries and, to the knowledge of the Company, there are no circumstances or conditions which would be reasonably expected to give rise to such a Proceeding, except in each case, for such Proceedings which have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Except as disclosed on Section 4.18(c) of the Company Disclosure Letter or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Hazardous Substances have been released at or from any Company Leased Real Property for which the Company or its Subsidiaries would reasonably be expected to be required to conduct any cleanup pursuant to Environmental Law.

(d) The Company has made available to Parent copies of all material environmental reports, assessments (including Phase I or II environmental assessments), pending written claims, pending written demands, notices of violation or other material documents in its possession or control relating to any non-compliance with Environmental Laws, unresolved Proceedings under Environmental Law or the presence of any Hazardous Substances on any property currently or formerly owned, operated or used by the Company or its Subsidiaries, in each case, that identifies or relates to a matter that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) The representations and warranties contained in this Section 4.18 are the sole and exclusive representations and warranties of the Company with respect to environmental, health and safety matters.

Section 4.19 No Anti-Takeover Law. Except for the Tax Benefits Plan, as of the date hereof, there is no stockholder rights plan, “poison pill,” anti-takeover plan or other similar device in effect to which the Company or any of its Subsidiaries is a party or otherwise is bound. Assuming that the representations of Parent and Merger Sub set forth in Section 5.11 are true and correct, the approval by the Company Board of this Agreement, the Merger and the other Contemplated Transactions represents all the action necessary to render inapplicable to this Agreement, the Merger and the other Contemplated Transactions the restrictions on “business combinations” that otherwise may be applicable under Section 203 of the DGCL, and, accordingly, no such restrictions nor other anti-takeover or similar statute or regulation applies or purports to apply to this Agreement, the Merger and the other Contemplated Transactions. No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover laws enacted under Applicable Law applies or purport to apply to this Agreement, the Merger or any of the other Contemplated Transactions.

Section 4.20 Opinion of Financial Advisor. The Company Board has received a written opinion (or an oral opinion to be confirmed in writing) of BofA Securities, Inc., dated on or about the date of this Agreement and based upon and subject to the qualifications, limitations, factors and assumptions set forth therein, as to the fairness, from a financial point of view, of the consideration to be received in the Merger by the holders of Company Common Stock.

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Section 4.21 Brokers. Except for BofA Securities, Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company shall be solely responsible for the fees and expenses of BofA Securities, Inc., in connection with the Contemplated Transactions.

Section 4.22 Title. The Company and its Subsidiaries have good and valid title to, or valid leases, licenses or rights to use, all assets reflected on the consolidated balance sheet as of September 30, 2019 in the Company SEC Documents or acquired after such date (other than any assets disposed of since such date in the ordinary course of business consistent with past practice), free and clear of all Liens, other than Permitted Liens (except with respect to the Company Leased Real Property, which is the subject of the representations and warranties set forth in Section 4.13).

Section 4.23 Insurance. Section 4.23 of the Company Disclosure Letter contains a complete list of all material insurance policies held by the Company and its Subsidiaries as of the date hereof (the “Insurance Policies”) and a complete list of all claims (outstanding and closed) under any such Insurance Policies since December 31, 2016. The Company and its Subsidiaries are in compliance in all material respects with the provisions of each of the Insurance Policies. Neither it nor its Subsidiaries has received any written notice of cancellation of any of the Insurance Policies, other than as set forth in Section 4.23 of the Company Disclosure Letter.

Section 4.24 Data Privacy. Since December 31, 2016, the Company and its Subsidiaries have maintained in connection with their operations, activity, conduct, and business on the internet and mobile applications, a written privacy statement or policy governing the collection, maintenance, processing, and use of data and information collected from users of mobile applications owned, operated, or maintained by, or on behalf of the Company or its Subsidiaries in connection with or related to the Company’s business or the business of any of the Subsidiaries (“Company Applications”). Since December 31, 2016, the Company’s or its Subsidiaries’ internet operations, activity, conduct, or business, the Company’s and its Subsidiaries’ privacy statements or policies have been made available to users of Company Applications (“Privacy Statements”). Since December 31, 2016, the Company and its Subsidiaries have materially complied with or otherwise met their obligations or promises under each such Privacy Statement. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) use and/or disposal of, whether generated or stored by the Company or any Subsidiary directly or by a third party on behalf of the Company or any Subsidiary, of information that could identify a specific user directly or indirectly and which information is subject to Applicable Laws regarding the collection, storage, transfer, use, disposal or other form of processing of personal information (“Privacy Laws”) (collectively, “PII”), each of the Company and the Subsidiaries is and since December 31, 2016 has been in compliance with such Privacy Laws. Each of the Company and the Subsidiaries has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all PII and the privacy of the data, Trade Secrets and other confidential or proprietary information, owned, processed, used or collected by it or on its behalf from and against unauthorized access, processing, use and/or disclosure. The Company and the Subsidiaries are and since December 31, 2016 have been in compliance in all material respects with such security measures. To the knowledge of the Company, since December 31, 2016 there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any PII maintained by or on behalf of the Company or any Subsidiaries. Neither the Company nor any Subsidiary has received written notice of any kind of proceeding, complaint, litigation, action, suit, investigation, claim, or arbitration brought by any Governmental Authority against the Company or the Subsidiaries. To the knowledge of the Company, since December 31, 2016, each of the Company and its Subsidiaries has made all necessary disclosures to, and obtained all necessary consents from, users, customers, employees, contractors and any other applicable persons required by the Privacy Laws, as well as, to the extent required under the Privacy Laws, have (i) assessed the proper legal basis for processing PII, (ii) appointed and maintained in office data protection officers, (iii) taken all required measures and safeguards in processing special categories of PII within the meaning of Art. 9 General Data Protection Regulation (EU) 2016/679 (“GDPR”), (iv) implemented adequate safeguards in accordance with Art. 46 GDPR in regard to

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transfers of PII from a location of the Company and/or the Subsidiaries in a member state of the European Union (“EU”) to outside the EU or European Economic Area, either directly or through any data processors acting under the instructions of the Company and/or the Subsidiaries, and (v) filed any required registrations or notifications with the competent data protection authorities. To the Company’s knowledge, the consummation of the transactions contemplated by this Agreement will not (x) violate the Company’s or the Subsidiaries’ terms of service or Privacy Statements, (y) require the Company or any of the Subsidiaries to provide any notice to, or seek any consent from, any user, employee, customer, supplier, service provider or other third party thereunder as it relates to PII, or (z) under applicable Laws and the Company’s and Subsidiaries’ Privacy Statements, restrict the ability of the Company or any of the Subsidiaries to use PII after the Closing.

Section 4.25 Affiliate Transactions. Since the date of its most recent Form 10-K (in the case of the Company, as amended) was filed with the SEC, there have been no transactions, agreements, arrangements or understandings between it or any of its Subsidiaries, on the one hand, and any of its Affiliates (other than its Subsidiaries), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 4.26 Disclaimer of the Company.

(a) EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV (INCLUDING IN THE RELATED PORTIONS OF THE COMPANY DISCLOSURE LETTER), NONE OF THE COMPANY, ITS SUBSIDIARIES OR ANY OF THEIR REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE CONTEMPLATED TRANSACTIONS OR ANY OF THEIR BUSINESSES OR THEIR SUBSIDIARIES.

(b) EXCEPT AS EXPRESSLY SET FORTH HEREIN, NONE OF THE COMPANY OR ITS REPRESENTATIVES MAKES ANY REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OR COMPLETENESS OF INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS, BUSINESS PLANS, OFFERING MATERIALS OR OTHER MATERIAL MADE AVAILABLE TO PARENT, ANY OF ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES OR POTENTIAL FINANCING SOURCES, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK-OUT” DISCUSSIONS, “EXPERT SESSIONS,” SITE TOURS OR VISITS, DILIGENCE CALLS OR MEETINGS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF PARENT OR ITS REPRESENTATIVES OR IN ANY OTHER FORM IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS.

(c) THE COMPANY ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE V OF THIS AGREEMENT, NONE OF PARENT OR MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON MAKES (AND THE COMPANY IS NOT RELYING ON) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE COMPANY IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Parent Disclosure Letter, Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

Section 5.01 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the corporation laws of the jurisdiction of its

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incorporation and has all corporate power and authority to own its properties and carry on its business as conducted.

Section 5.02 Corporate Authorization.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the Contemplated Transactions have been duly authorized by all requisite corporate action on the part of Parent and Merger Sub.

(b) This Agreement has been duly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) Merger Sub is a direct, wholly owned Subsidiary of Parent. The copies of the articles of incorporation and bylaws of Merger Sub that were previously furnished or made available to the Company are true, complete and correct copies of such documents as in effect on the date of this Agreement.

Section 5.03 No Conflict; Board Approval.

(a) Assuming that all consents, approvals, authorizations and other actions described herein or set forth in Section 5.03 of the Parent Disclosure Letter have been obtained, all filings and notifications listed in Section 5.04 or in Section 5.04 of the Parent Disclosure Letter have been made, any applicable waiting period has expired or been terminated and any applicable approval or authorization has been obtained under the Antitrust Laws, and except as may result from any facts or circumstances relating solely to the Company or its Affiliates, the execution, delivery and performance by Parent and Merger Sub of this Agreement does not, and will not, (i) contravene or conflict with the articles or certificate of incorporation or bylaws (or similar organizational documents) of Parent or Merger Sub or (ii) (A) contravene or conflict with or violate any Applicable Law or Governmental Order applicable to Parent or Merger Sub, (B) contravene, conflict with, result in any breach of, constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which Parent or any of its respective Subsidiaries is a party or by which any of their respective properties or assets is bound or (C) (1) result in the creation or the imposition of (y) any Lien upon any assets of Parent or any of its respective Subsidiaries (other than a Permitted Lien) or (z) any Lien upon any of the capital stock of Parent or Merger Sub or (2) result in the cancellation, modification, revocation or suspension of any material license or Permit, authorization or approval issued or granted by any Governmental Authority in respect of Parent or any of its Subsidiaries, except in the case of clauses (ii)(A), (ii)(B), (ii)(C)(1)(y) and (ii)(C)(2) as would not reasonably be expected to (I) materially and adversely affect the ability of Parent and Merger Sub to carry out its obligations under, and to consummate the Contemplated Transactions or (II) otherwise have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) The Board of Directors of Parent, by resolutions adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has determined the Merger, this Agreement and the Contemplated Transactions are advisable and has approved this Agreement and the Contemplated Transactions. The Board of Directors of Merger Sub, by resolutions adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has determined that the Merger, this Agreement and the Contemplated Transactions are advisable and has approved this Agreement and the Contemplated Transactions, and has resolved to recommend the approval by Parent, as the sole stockholder of Merger Sub, of the Merger, this Agreement and the Contemplated Transactions. Parent, as the sole stockholder of Merger Sub, has adopted this Agreement and approved the Merger.

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(c) The affirmative vote of the holders of a majority of the voting power of the shares of Merger Sub Common Stock is the only vote of the holders of any class or series of Parent’s or Merger Sub’s capital stock necessary to adopt this Agreement or consummate the Contemplated Transactions.

Section 5.04 Governmental Consents and Approvals. Except as set forth in Section 5.04 of the Parent Disclosure Letter, the execution, delivery and performance by Parent and Merger Sub of this Agreement do not require any consent, approval, authorization or other order or declaration of, action by, filing with or notification to, any Governmental Authority, other than (a) compliance with, and filings under, the HSR Act or the Antitrust Laws in Germany and Austria, (b) the filing of a declaration or, pursuant to Section 7.05(a), a joint voluntary notice with CFIUS in accordance with the requirements of Section 721, (c) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 2.02, (d) compliance with the Exchange Act and the Securities Act as may be required in connection with the Contemplated Transactions, (e) where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not reasonably be expected to prevent or materially delay the consummation by Parent or Merger Sub of the Contemplated Transactions or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (f) compliance with the rules and regulations of the Nasdaq Capital Market or other securities exchange as required in connection with the Contemplated Transactions or (g) as a result of any facts or circumstances relating to the Company or any of its Affiliates.

Section 5.05 Litigation. As of the date hereof, except as set forth in Section 5.05 of the Parent Disclosure Letter, there is no Proceeding by or against Parent or any of its respective Subsidiaries pending or, to the knowledge of Parent, threatened in writing that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation by Parent or Merger Sub of the Contemplated Transactions.

Section 5.06 Sufficient Funds

(a) Parent has delivered to the Company a true, correct and complete copy of the executed Equity Commitment Letter, relating to the commitment of the Equity Investors to provide cash equity in the aggregate amount set forth therein for the purpose of funding the Contemplated Transactions (the “Equity Financing”). The Equity Commitment Letter provides, and will continue to provide until such time as this Agreement and/or the Equity Commitment Letter is terminated, that the Company is a third party beneficiary thereof as set forth therein.

(b) As of the date hereof: (i) the Equity Commitment Letter is in full force and effect and has not been withdrawn, terminated or rescinded in any respect or otherwise amended, supplemented or modified in any respect; (ii) the Equity Commitment Letter is a legal, valid and binding obligation of Parent and each Equity Investor; (iii) except for the Equity Commitment Letter delivered to the Company, there are no side letters or other agreements, contracts or arrangements relating to the Equity Financing or the Equity Commitment Letter that could affect the amount, availability or conditionality of the Equity Financing, to which Merger Sub or Parent is a party; and (iv) assuming the satisfaction of the conditions to Merger Sub’s and Parent’s obligation to consummate the Merger (pursuant to Sections 8.01 and 8.03), no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to (A) constitute a default or breach on the part of Merger Sub or Parent with respect to the Equity Financing and the Equity Investors under any term of the Equity Commitment Letter, (B) result in a failure of any condition of the Equity Commitment Letter, or (C) result in any portion of the Equity Financing contemplated thereby to be unavailable. Assuming the satisfaction of the conditions to Parent’s obligation to consummate the Merger (pursuant to Sections 8.01 and 8.03), the aggregate proceeds of the Equity Financing, will be sufficient for the satisfaction of all of Merger Sub’s and Parent’s obligations under this Agreement, including payment of the Per Share Merger Consideration and all fees and expenses payable by Parent and Merger Sub related to the Contemplated Transactions. There are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full amount of the

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Equity Financing, other than as expressly set forth in the Equity Commitment Letter. As of the date hereof, assuming the satisfaction of the conditions to Merger Sub’s and Parent’s obligation to consummate the Merger (pursuant to Sections 8.01 and 8.03), neither Merger Sub nor Parent has any reason to believe that any of the conditions to the Equity Financing will not be satisfied or that the full amount of the Equity Financing will not be available to Merger Sub on the date of the Closing.

Section 5.07 Disclosure Documents. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their respective Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, when filed with the SEC, when distributed or disseminated to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 5.07, no representation or warranty is made by Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Proxy Statement that were not supplied by or on behalf of Parent or Merger Sub or any of their respective Subsidiaries.

Section 5.08 Operations of Merger Sub; Common Ownership. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share. All outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable. Parent owns directly all of the outstanding shares of capital stock of Merger Sub. Merger Sub was newly formed solely for the purpose of engaging in the Contemplated Transactions, and at no time prior to the Effective Time will Merger Sub have conducted any business activity or other operations of any kind other than those necessary to consummate the Merger as contemplated by this Agreement.

Section 5.09 Brokers. Except for Morgan Stanley Europe SE, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Parent and/or Merger Sub. Parent shall be solely responsible for the fees and expenses of Morgan Stanley Europe SE in connection with the Contemplated Transactions.

Section 5.10 Section 203 of DGCL; Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” is, or has been at any time during the last three (3) years, an “interested stockholder” of the Company (in each case as such terms are defined in Section 203 of the DGCL). Neither Parent nor Merger Sub nor any of their “affiliates” or “associates” (as defined in Section 203 of the DGCL) owns (within the meaning of Section 203 of the DGCL) any Company Common Stock or holds any rights to acquire any Company Common Stock except pursuant to this Agreement.

Section 5.11 Disclaimer of Parent and Merger Sub.

(a) EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V (INCLUDING IN THE RELATED PORTIONS OF THE PARENT DISCLOSURE LETTER), NONE OF PARENT OR MERGER SUB OR THEIR RESPECTIVE REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE CONTEMPLATED TRANSACTIONS OR ANY OF THEIR BUSINESSES OR THEIR SUBSIDIARIES.

(b) EXCEPT AS EXPRESSLY SET FORTH HEREIN, NONE OF PARENT, MERGER SUB, OR THEIR RESPECTIVE REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE COMPANY OR ITS REPRESENTATIVES OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO, OR USE BY, THE COMPANY OR ITS REPRESENTATIVES, OR THE COMPANY’S OR ITS REPRESENTATIVES’ USE OF, ANY INFORMATION RELATING TO THE BUSINESSES OF PARENT, MERGER SUB, AND THEIR RESPECTIVE SUBSIDIARIES.

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(c) PARENT AND MERGER SUB ACKNOWLEDGE THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV OF THIS AGREEMENT, NONE OF THE COMPANY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON MAKES (AND PARENT AND MERGER SUB ARE NOT RELYING ON) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO PARENT OR MERGER SUB IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.01 Conduct of Business by the Company Pending the Merger.

(a) From the date of this Agreement and until the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with Section 9.01, except, (w) as set forth in Section 6.01 of the Company Disclosure Letter, (x) as contemplated by this Agreement, (y) for actions required by Applicable Law and (z) as Parent otherwise shall consent to in writing (such consent not to be unreasonably withheld, delayed or conditioned, except with respect to clauses (i), (ii), (iii), (iv), (vii), (ix), (xix) and (xxi) as to which Parent may grant and withhold its consent in its sole discretion), (A) the Company shall, and shall cause its Subsidiaries to conduct its and their businesses in the ordinary course consistent with past practice in all material respects and use commercially reasonable efforts to preserve intact in all material respects the business organization and assets of their businesses, including by using commercially reasonable efforts to (1) keep available the services of the Company’s and its Subsidiaries’ key employees and consultants and (2) preserve the goodwill and current relationships of the Company and its Subsidiaries with customers, suppliers, distributors, licensors, licensees and other Persons with which they have business relations and (B) the Company shall not, and shall cause its Subsidiaries not to:

(i) (A) issue, sell or dispose of or (B) authorize the issuance, sale or disposition of any shares of Company Common Stock or any other class of capital stock, or other ownership interests, of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest) of the Company or any of its Subsidiaries, other than, as applicable, (1) any such issuance and sale of shares of capital stock of a directly or indirectly wholly owned Subsidiary of the Company which remains a directly or indirectly wholly owned Subsidiary of the Company after consummation of such transaction, (2) upon the exercise or settlement of, or as otherwise required by, any Company Stock Options, awards of Company Restricted Stock or Company PSUs granted pursuant to the Company Stock Plans and, in each case, outstanding on the date of this Agreement, in accordance with their terms in effect on the date of this Agreement, (3) to the extent not inconsistent with this Agreement, in accordance with the Tax Benefits Plan or (4) as required by any Company Plan in effect on the date hereof;

(ii) (A) sell, pledge or dispose of, (B) grant a Lien on or permit a Lien to exist on or (C) authorize the sale, pledge or disposition of, or granting or placing of a Lien on, any assets of the businesses of the Company and its Subsidiaries, except (1) in the ordinary course of business and consistent with past practice, (2) dispositions of obsolete or worn-out assets that are no longer used or useful in the operation or conduct of the businesses of the Company or its Subsidiaries, (3) Liens that are Permitted Liens and (4) Liens securing indebtedness that would not be prohibited by Section 6.01(a)(ix);

(iii) amend or restate (x) the articles or certificate of incorporation or bylaws (or similar organizational documents) of the Company or any of its Subsidiaries or (y) the terms of its outstanding equity interests or other securities, other than as contemplated by Section 4.05(b) in connection with causing the Tax Benefits Plan to be rendered inapplicable to this Agreement, the Merger and the other Contemplated Transactions

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and to be terminated and of no further force and effect as of a time no later than immediately prior to the Effective Time;

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or property, with respect to any of its capital stock except for (A) dividends or distributions by any directly or indirectly wholly owned Subsidiary of the Company and (B) to the extent not inconsistent with this Agreement in accordance with the Tax Benefits Plan;

(v) (A) acquire or dispose of (including by merger, consolidation or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or (B) make any loans or advances or capital contribution to, or investment in, any Person other than the Company or a wholly-owned Subsidiary of the Company;

(vi) (A) grant any increase in the base salaries, target bonus opportunity, or other benefits payable by the Company or its Subsidiaries to any of its employees, (B) adopt, terminate, accelerate the timing of payments or vesting under, or otherwise materially amend or supplement, any Company Plans, (C) adopt any collective bargaining agreements or similar labor agreements or arrangements or (D) enter into or amend any employment, consulting, change in control, transaction-related bonus, retention, severance or termination agreement with any Company Employee except, in the case of clauses (A), (B), (C) and (D) above, (1) as required by Applicable Law, (2) as required by any Company Plan in effect on the date hereof or pursuant to the terms of any Company Union Contract, (3) solely in the case of clauses (A) and (D), in the ordinary course of business consistent with the past practices of the Company or its Subsidiaries in the context of non-executive new hires or promotions based on job performance or workplace requirements and subject to the limitations set forth on Section 6.01(a)(vi) of the Company Disclosure Letter;

(vii) change any method of accounting or accounting practice or policy used by the Company as it relates to the businesses of the Company and its Subsidiaries, other than such changes as are required by GAAP, Applicable Law or a Governmental Authority;

(viii) other than in the ordinary course of business and consistent with past practice or as required by Applicable Law, (A) make any change (or file any such change) in any method of Tax accounting or any annual Tax accounting period, (B) make, change or rescind any Tax election, (C) settle or compromise any Tax Liability or consent to any claim or assessment relating to Taxes, (D) file any amended Tax Return or claim for refund, (E) enter into any closing agreement or other binding agreement with a Taxing Authority relating to Taxes or (F) waive or extend the statute of limitations in respect of Taxes, in each case, to the extent that doing so would reasonably be expected to result in a material incremental cost to Parent, the Company or any of their respective Subsidiaries;

(ix) incur, guarantee or assume or otherwise become responsible for any indebtedness for borrowed money in an amount in excess of $500,000, in the aggregate, other than (A) indebtedness solely between or among the Company and its Subsidiaries, (B) letters of credit or similar arrangements entered into in the ordinary course of business consistent with past practice, (C) purchase money indebtedness and capital leases entered into in the ordinary course of business consistent with past practice and that are permitted pursuant to Section 6.01(a)(xvi) and (D) guarantees made by any Company Entity in respect of the obligations of any other Company Entity;

(x) except in the ordinary course of business, cancel any material indebtedness for borrowed money (prior to the maturity date thereof, other than in connection with a refinancing or replacement with indebtedness permitted under this Agreement) owed to it or waive any of its claims or rights of substantial value;

(xi) settle any Proceeding involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $500,000 in the aggregate, other than (A) any Proceeding brought

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against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (B) the settlement of claims, liabilities, or obligations written off as bad debt or reserved against on the Company’s most recent audited balance sheet as of December 31, 2018; provided, that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Proceeding which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;

(xii) enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), unless in the ordinary course and consistent with past practice, any Company Material Contract or any Company Lease with respect to any material Company Leased Real Property, as the case may be, or any other Contract or Company Lease that, if in effect as of the date hereof, would constitute a Company Material Contract or Company Lease with respect to Company Leased Real Property;

(xiii) fail to exercise any rights of renewal with respect to any material Company Leased Real Property that by its terms would otherwise expire unless the Company (or, if the lessee is a Subsidiary of the Company, such Subsidiary) determines in good faith that a renewal would not be in the best interests of the Company;

(xiv) (A) abandon, disclaim, sell or assign any material Company Owned Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in any material Company Owned Intellectual Property, (B) grant to any third party any license or other right to use, or enter into any covenant not to sue, or (C) disclose to any Person any trade secret or confidential information, in the case of subclauses (B) and (C) with respect to any material Company Owned Intellectual Property, in each case (subclauses (A) through (C)), except in the ordinary course of business and consistent with past practice;

(xv) fail to use commercially reasonable efforts to maintain (with insurance companies substantially as financially responsible as their existing insurers) insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with the past practice of the businesses of the Company and its Subsidiaries;

(xvi) make any capital expenditures or other expenditures with respect to property, plant or equipment, other than consistent with the Company’s financial plan provided to Parent prior to the date hereof and not exceeding $3,000,000, individually or in the aggregate;

(xvii) waive any rights under or amend the Tax Benefits Plan, approve any exemption requests under the Tax Benefits Plan, or exempt any transactions or Persons from the effects of the Tax Benefits Plan, except as contemplated by Section 4.05(b) and Section 7.17;

(xviii) enter into any material new line of business or any new line of business in any jurisdiction that would reasonably be expected to require the receipt of additional consents or approvals of any Governmental Authority in connection with the consummation of the Merger or delay or impair the ability of the Parties to consummate the Merger;

(xix) adjust, split, combine, redeem, repurchase or otherwise acquire any shares of its capital stock (except in connection with cashless exercises or similar transactions pursuant to the exercise of Company Stock Options or settlement (including settlement of Tax withholding obligations) of other awards or obligations outstanding as of the date hereof), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock;

(xx) notwithstanding anything herein to the contrary, knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions set forth in Article VIII not being satisfied in a timely manner, except (with prior notice to the other Parties) as may be required by Applicable Law;

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(xxi) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or dissolution, restructuring, recapitalization or reorganization; or

(xxii) enter into any agreement to do any of the foregoing.

(b) From the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to (i) prepare and timely file all material Tax Returns that it is required to file, (ii) timely pay all material Taxes and (iii) promptly notify Parent of any notice of any material Proceeding or audit in respect of any Tax matters (or any significant developments with respect to ongoing Proceedings or audits in respect of such Tax matters).

ARTICLE VII

COVENANTS AND AGREEMENTS

Section 7.01 No Solicitation of Transactions.

(a) Except as expressly permitted by this Section 7.01, from the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with Article IX and the Effective Time, the Company agrees that it will not, nor will it permit any of its Subsidiaries to, and that it will instruct and cause its Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to the Company’s stockholders), with respect to any Competing Company Transaction, (ii) enter into, maintain, continue or otherwise engage or participate in any discussions or negotiations with any Person in furtherance of such inquiries or to obtain a proposal or offer with respect to a Competing Company Transaction, (iii) agree to, approve, endorse, recommend or consummate any Competing Company Transaction, (iv) enter into any Competing Company Transaction Agreement or (v) resolve, propose or agree, or authorize or permit any Representative, to do any of the foregoing. The Company shall, and shall cause its Subsidiaries to, and shall instruct and cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Persons (other than Parent and its Affiliates) conducted prior to the execution of this Agreement by the Company or any of its Subsidiaries or Representatives with respect to a Competing Company Transaction. The Company shall not, and shall cause its Subsidiaries not to, and the Company shall instruct and cause its Representatives not to, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it or one of its Affiliates is a party in connection with a Competing Company Transaction, unless the Company Board (or a committee thereof) determines in its good faith judgment, after consulting with outside legal counsel and outside financial advisors, that failure to take any such action would be inconsistent with the Company Board’s fiduciary duties to the Company or its stockholders under Applicable Law. The Company shall, and shall cause its Subsidiaries to, promptly request each Person (other than Parent and its Affiliates) that has heretofore executed a confidentiality agreement with the Company or any of its Subsidiaries in connection with such Person’s consideration of a Competing Company Transaction (whether by merger, acquisition of stock or assets or otherwise), to return (or if permitted by the applicable confidentiality agreement, destroy) all information required to be returned (or, if applicable, destroyed) by such Person under the terms of the applicable confidentiality agreement and, if requested by Parent, to seek to enforce such Person’s obligation to do so.

(b) The Company shall promptly (and in any event within twenty-four (24) hours after the Company attains knowledge thereof) notify Parent, orally and in writing, after the receipt by the Company or any of its Representatives of any proposal, inquiry, offer or request (or any amendment thereto) with respect to a Competing Company Transaction, including any request for discussions or negotiations and any request for information relating to the Company or any of its Affiliates or for access to the business, properties, assets, books or records of the Company or any of its Affiliates. Such notice shall include a description of such proposal,

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inquiry, offer or request, including in reasonable detail the material terms and conditions (if any) of such proposed Competing Company Transaction (including a copy of any written proposal relating thereto) and, unless restricted by a confidentiality agreement entered into prior to the date hereof, the identity of the Person making such proposal, inquiry, offer or request. The Company agrees that it shall keep Parent reasonably informed on a prompt basis of the status and reasonable details of (including discussions with respect thereto or amendments to) any such proposal, inquiry, offer or request. The Company agrees that it shall substantially simultaneously provide to Parent any nonpublic information concerning the Company that may be made available pursuant to Section 7.01(c) to any other Person in response to any such proposal, inquiry, offer or request (including discussions with respect thereto or any amendment to) unless such information has previously been provided or made available by the Company to Parent. The Company agrees that it and its Subsidiaries will not enter into any Contract with any Person subsequent to the date of this Agreement that prohibits the Company from providing any information to Parent in accordance with this Section 7.01(b).

(c) Notwithstanding anything to the contrary in this Section 7.01, at any time prior to receipt of the Company Stockholder Approval, the Company may furnish information to, and enter into discussions and negotiations with, any Person (or any of such Person’s Representatives) who has made a written, bona fide proposal or offer with respect to a Competing Company Transaction that did not arise or result from any material breach of Section 7.01(a) if, prior to furnishing such information and entering into such discussions and negotiations, (A) the Company Board (or a committee thereof) has determined, in its good faith judgment (after consulting with an outside financial advisor and outside legal counsel), that such proposal or offer constitutes, or is reasonably likely to lead to, a Superior Proposal, (B) the Company has provided written notice to Parent of its intent to furnish information to, and enter into discussions and negotiations with, such Person and (C) the Company has obtained (to the extent not already obtained) from such Person an Acceptable Confidentiality Agreement (it being understood that an Acceptable Confidentiality Agreement and any related agreements shall not include any provision granting such Person exclusive rights to negotiate with the Company or having the effect of prohibiting the Company from satisfying its obligations under this Agreement) and, promptly upon its execution, delivered to Parent a copy of such Acceptable Confidentiality Agreement.

(d) Except as set forth in this Section 7.01(d), neither the Company Board nor any committee thereof shall (x) change, withhold, withdraw, qualify, modify or amend in a manner adverse to Parent, or fail to make, or propose publicly to withdraw, qualify, modify or amend in a manner adverse to Parent, the Company Board Recommendation (or fail to include the Company Board Recommendation in the Proxy Statement), or (y) approve or adopt, or recommend the approval or adoption of, or publicly propose to approve or adopt, any Competing Company Transaction (any such actions, a “Change in the Company Board Recommendation”). Notwithstanding the foregoing:

(i) the Company Board may make a Change in the Company Board Recommendation if (A) other than in connection with or as a result of the making of a Competing Company Transaction, a material event, development or change in circumstances relating to the Company first occurring or arising after the date of this Agreement and prior to the receipt of Company Stockholder Approval if and only if such event, development or change of circumstances was neither known nor reasonably foreseeable to the Company Board on the date of this Agreement, which material event, development or change in circumstances becomes known to the Company Board prior to receipt of the Company Stockholder Approval (such material development or change in circumstances being referred to as an “Intervening Event”) (it being understood that in no event shall (x) the receipt, existence or terms of a Competing Company Transaction, (y) changes in and of themselves in the market price or trading volume of Company Common Stock or (z) the fact that the Company meets or exceeds or fails to meet or exceed internal or published projections, forecasts or revenue or earnings predictions for any period constitute an Intervening Event), (B) the Company Board (or a committee thereof) determines in its good faith judgment, after consulting with its outside legal counsel, that an Intervening Event has occurred and a failure to make a Change in the Company Board Recommendation would be inconsistent with the Company Board’s fiduciary duties to the Company or its stockholders under Applicable Law, (C) Parent does not, within three (3) Business Days, or such shorter period in the event that the Company Stockholders’ Meeting is scheduled to

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occur in less than three (3) Business Days, after Parent receives written notice from the Company that the Company Board has determined that an Intervening Event requires the Company Board to effect a Change in the Company Board Recommendation and describing in reasonable detail the circumstances underlying such determination, make a written offer to amend this Agreement in such a manner that obviates the need for the Company Board to effect a Change in the Company Board Recommendation, and (D) during such applicable period, the Company engages in good-faith negotiations with Parent (to the extent that Parent desires to negotiate) to amend this Agreement in such a manner that obviates the need for the Company Board to effect, or cause the Company to effect, a Change in the Company Board Recommendation; and

(ii) if at any time prior to receipt of the Company Stockholder Approval and in response to the receipt of an offer or proposal with respect to a Competing Company Transaction that did not arise or result from any material breach of this Section 7.01, the Company Board (or a committee thereof) determines in its good faith judgment (after consulting with an outside financial advisor and outside legal counsel) that such offer or proposal constitutes a Superior Proposal and determines in its good faith judgment, after consulting with its outside legal counsel, that a failure to make a Change in the Company Board Recommendation with respect to such Superior Proposal would be inconsistent with the Company Board’s fiduciary duties to the Company or its stockholders under Applicable Law, then the Company Board may, with respect to such Superior Proposal, (x) make a Change in the Company Board Recommendation or (y) cause the Company to terminate this Agreement pursuant to Section 9.01(g) in order to enter into a definitive agreement providing for such Superior Proposal if, in each case:

(1) the Company has provided written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company Board has received a Superior Proposal promptly after the Company Board determines it has received a Superior Proposal, stating that the Company Board intends to make a Change in the Company Board Recommendation or terminate this Agreement pursuant to Section 9.01(g) and describing in reasonable detail the terms and conditions of such Superior Proposal, including a copy of the offer or proposal that constitutes the Superior Proposal; and

(2) Parent does not, within five (5) Business Days of receipt of the Notice of Superior Proposal (the “Notice Period”), make a written offer or proposal to revise the terms of this Agreement (any such offer, a “Revised Transaction Proposal”) in a manner that the Company Board (or a committee thereof) determines in its good faith judgment, after consulting with an outside financial advisor and outside legal counsel, to be at least as favorable to the Company’s stockholders as such Superior Proposal; provided, however, that, during the Notice Period, the Company shall negotiate in good faith with Parent (to the extent Parent desires to negotiate) regarding any Revised Transaction Proposal and, following the end of the Notice Period, the Company Board shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Parent and shall have determined, after consultation with its outside financial advisor and outside legal counsel, that the Superior Proposal would continue to constitute a Superior Proposal if the revisions proposed by Parent were to be given effect; provided, further, that any amendment to the material terms of such Superior Proposal during the Notice Period shall require a new written notice of the material terms of such amended Superior Proposal from the Company and a new notice period shall commence, except that the five (5) Business Day period shall instead be equal to the longer of the three (3) Business Day Notice Period and the period remaining under the initial five (5) Business Day Notice Period, including with respect to the Company’s obligations to negotiate in good faith with Parent.

(e) Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, or (ii) making any disclosure to its stockholders if the Company Board determines in its good faith judgment, after consulting with its outside legal counsel, that a failure to make such disclosure would be inconsistent with the Company Board’s fiduciary duties to the Company or its stockholders under Applicable Law.

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Section 7.02 Preparation of Proxy Statement; Company Stockholders’ Meeting.

(a) As promptly as reasonably practicable after the execution of this Agreement (and in any event no later than twenty (20) Business Days after the date of this Agreement), the Company shall prepare and file with the SEC, a proxy statement, in preliminary form, relating to the Company Stockholders’ Meeting (as amended or supplemented from time to time, the “Proxy Statement”), which shall, subject to Section 7.01 (including a Change in the Company Board Recommendation), include a statement to the effect that the Company Board has recommended that the holders of Company Common Stock vote in favor of adoption of this Agreement at the Company Stockholders’ Meeting (the “Company Board Recommendation”). The Company shall use all reasonable best efforts to respond as promptly as practicable to any comments by the SEC staff in respect of the Proxy Statement. Parent and Merger Sub shall exercise reasonable best efforts to furnish all information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall provide Parent a reasonable opportunity to review and propose comments on the Proxy Statement prior to the filing thereof (and any amendments or supplements thereto) or any responses or other communications to the SEC or its staff and shall in good faith consider such comments reasonably proposed by Parent for inclusion therein. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. The Company shall use reasonable best efforts to cause the definitive Proxy Statement to be mailed to the holders of Company Common Stock as of the record date established for the Company Stockholders’ Meeting as promptly as practicable after the date on which the SEC confirms that it has no further comments on the Proxy Statement.

(b) If at any time prior to the Company Stockholders’ Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a party, which information should be set forth in an amendment or supplement to the Proxy Statement, the party that discovers such information shall promptly notify the other party and the Company shall use reasonable best efforts to prepare (with the assistance of Parent, if applicable) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by Applicable Law. The Company further agrees to use reasonable best efforts to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by Applicable Law.

(c) Subject to the other provisions of this Agreement, the Company shall (i) take all actions required under the DGCL and the certificate of incorporation and bylaws of the Company to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of the Proxy Statement (and in any event within forty-five (45) days of such mailing) for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders’ Meeting”), with the record date and meeting date of the Company Stockholders’ Meeting to be selected after reasonable consultation with Parent, and (ii) unless a Change in the Company Board Recommendation has been made, use all reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Contemplated Transactions.

(d) Notwithstanding anything to the contrary in this Agreement but subject to the DGCL, (i) if the Company reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained at the Company Stockholders’ Meeting, including due to an absence of quorum, then on no more than one occasion (for a period of not more than thirty (30) calendar days) and prior to the vote contemplated having been taken, the Company shall have the right to require an adjournment or postponement of the Company Stockholders’ Meeting for the purpose of soliciting additional votes in favor of this Agreement, and (ii) if requested by Parent on no more than one occasion, the Company shall adjourn, delay or postpone the Company Stockholders’ Meeting, if Parent reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained at the Company Stockholders’ Meeting. The Company shall keep Parent informed on a

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reasonably current basis regarding its solicitation efforts and proxy tallies following the dissemination of the Proxy Statement to the holders of Company Common Stock.

Section 7.03 Access to Information. From the date of this Agreement until the Closing, upon reasonable notice, the Company shall use its reasonable best efforts to (i) afford Parent and its authorized Representatives reasonable access to the offices, properties and books and records of the Company and its Subsidiaries and (ii) furnish to the authorized Representatives of Parent such reports, schedules and other documents filed or received by it pursuant to the requirements of Applicable Law and such additional accounting, financing, operating, and additional available information regarding the Company and its Subsidiaries (or copies thereof), as Parent may from time to time reasonably request; provided that (x) any such access or furnishing of information shall be conducted at Parent’s expense, during normal business hours, under the supervision of the personnel of the Company or its Subsidiaries and in such a manner as not to unreasonably interfere with the normal operations of the Company and its Subsidiaries, (y) all requests for access pursuant to this Section 7.03 shall be made in writing and shall be directed to and coordinated with a person or persons designated by the Company in writing and (z) Parent shall not, and shall cause their respective Representatives not to, contact any of the employees, customers, distributors or suppliers of any Company Entity, without the specific prior written authorization of the Company. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to provide any access or disclose any information to Parent or its respective Representatives if such disclosure could reasonably be expected to (A) jeopardize, or result in a loss or waiver of, any attorney-client or other legal privilege, (B) contravene any Applicable Law, fiduciary or other duty or any agreement or (C) result in the loss of protection of any proprietary information or Trade Secrets of any Company Entity; provided that the Company shall give notice to Parent of the fact that it is withholding such access or information pursuant to clauses (A), (B) or (C) of this Section 7.03 and thereafter Parent and the Company shall use their respective commercially reasonable efforts to cause such access or information, as applicable, to be provided, or made available, in a manner that would not reasonably be expected to jeopardize such privilege, contravene such Applicable Law, fiduciary or other duty or agreement, or result in any loss of such protection of proprietary information. Notwithstanding anything to the contrary in this Agreement, neither Parent nor any of its Representatives shall be allowed to conduct any invasive or subsurface sampling of any soil or groundwater or other environmental media, or any building material, without the prior written consent of the Company, which consent may be withheld in the sole discretion of the Company.

Section 7.04 Directors’ and Officers’ Indemnification.

(a) Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time in favor of the current or former directors or officers of the Company and its Subsidiaries (the “D&O Indemnified Parties”) as provided in the form of amended and restated certificate of incorporation of the Company set forth in Exhibit C hereto, the existing bylaws (or similar governing documents) of the Company or its Subsidiaries, the existing certificates of incorporation of the Company’s Subsidiaries or any indemnification Contract between such directors or officers and the Company and its Subsidiaries (in the case of any indemnification Contracts, to the extent made available to Parent prior to, the date hereof) shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the form of amended and restated certificate of incorporation of the Company set forth in Exhibit C hereto, the existing bylaws (or similar governing documents) of the Company or its Subsidiaries, the existing certificates of incorporation of the Company’s Subsidiaries or any indemnification Contract as in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Parties; provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Parent shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 7.04(a).

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(b) Prior to the Effective Time, the Company shall, or if the Company is unable to, Parent shall cause the Surviving Corporation as of or after the Effective Time to, purchase a six (6) year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable to the insured persons than the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the Contemplated Transactions), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation; provided that in no event shall the Company pay, or the Surviving Corporation be required to pay, with respect to such insurance policies, more than 250% of the most recent annual premium paid by the Company prior to the date of this Agreement (the “Maximum Amount”). If the Company or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies prior to, as of or after the Effective Time, Parent shall, for a period of six (6) years from the Effective Time, cause the Surviving Corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company with respect to matters arising on or before the Effective Time; provided that in no event shall Parent be required to pay annual premiums in excess of the Maximum Amount, but in such case shall purchase as much coverage as possible for the Maximum Amount.

(c) The covenants contained in this Section 7.04 are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties and their respective heirs and shall not be deemed exclusive of any other rights to which any such Person is entitled, whether pursuant to Applicable Law, contract or otherwise.

(d) In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.04.

Section 7.05 Regulatory and Other Authorizations; Notices and Consents.

(a) Each Party shall, and shall cause its Affiliates to, use best efforts to (i) promptly obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, (ii) cooperate fully with the other Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals and (iii) provide such other information to any Governmental Authority as such Governmental Authority may reasonably request in connection herewith. Each Party agrees to, and shall cause its Affiliates to, make as promptly as reasonably practicable its respective legally applicable filings, but in Austria and Germany in no event later than within thirty (30) Business Days following the date hereof, which can be extended upon agreement between the parties if the Austrian or German competition authority respectively proposes to have more time for pre-filing consultations, and in the United States within fifteen (15) Business Days following the date hereof, it being understood that notwithstanding Parent’s obligations pursuant under the Agreement, antitrust filings in Austria and Germany will be made by Parent in fulfillment of the filing obligations of all other Parties, and in the case of filing of a declaration, or to the extent determined appropriate by Parent, a joint voluntary notice with respect to the Contemplated Transactions to CFIUS, no more than ten (10) Business Days following the date hereof, and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested by CFIUS or pursuant to the HSR Act or any other Antitrust Laws. Upon filing of the declaration with CFIUS, each Party will cooperate fully with the other Parties in promptly preparing the information necessary for the submission of a joint voluntary notice to CFIUS. In the event that (i) CFIUS requests that Parties submit a joint voluntary notice after it concludes its review of the declaration or (ii) no more than five (5) Business Days after CFIUS concludes its review of the declaration, Parent reasonably decides after consultation with the Company to submit a joint voluntary notice after CFIUS has determined that it is not able to conclude action pursuant to the declaration, Parties shall, and

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shall cause their Affiliates to, submit a draft joint voluntary notice no more than ten (10) Business Days following CFIUS’s response to the Declaration. Parties shall, and shall cause their Affiliates to, submit a final joint voluntary notice no more than five (5) Business Days after receiving comments to the draft joint voluntary notice from CFIUS. Parent shall be responsible for all filing fees.

(b) Without limiting the generality of the undertakings of the Parties pursuant to Section 7.05(a), and notwithstanding anything in this Agreement to the contrary, Parent agrees to use its best efforts to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to resolve, avoid or eliminate each and every impediment under the HSR Act or any other Antitrust Laws asserted by any Governmental Authority with respect to the Merger so as to enable the Closing to occur as promptly as reasonably practicable (and in any event, prior to the Termination Date), including (i) proposing, negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, licensing or disposition of any assets, properties or businesses of Parent or the Company or any of their respective Subsidiaries or (ii) accepting any operational restrictions or otherwise taking or committing to take actions that limit Parent’s or any of its Subsidiary’s freedom of action with respect to, or its ability to retain, any of the assets, properties, licenses, rights, product lines, operations or businesses of Parent or the Company or any of their respective Subsidiaries in each case, as may be required in order to avoid the entry of, or to effect the lifting or dissolution of, any injunction, temporary restraining order, or other Governmental Order in any suit or Proceeding, which would otherwise have the effect of preventing the Closing, as applicable. If such efforts fail to resolve, avoid or eliminate each and every impediment under the HSR Act or any other Antitrust Laws that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Closing to occur, then Parent shall use its best efforts to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any Governmental Order (whether temporary, preliminary or permanent) that would prevent the Closing from occurring as promptly as reasonably practicable (and in any event, prior to the Termination Date). Notwithstanding the foregoing or any other provision of this Agreement, none of Parent, the Company or any of their respective Subsidiaries shall be required to agree to any sale, transfer, license, separate holding, divestiture or other disposition of, or to any prohibition of or any limitation on the acquisition, ownership, operation, effective control or exercise of full rights of ownership, or other modification of rights in respect of, any assets, properties or businesses of Parent or the Company or any of their respective Subsidiaries that, in each case, is not conditioned on the consummation of the Contemplated Transactions.

(c) Each Party shall promptly notify the other Parties of any substantive communication it or any of its Representatives receives from any Governmental Authority relating to the ability to consummate the Contemplated Transactions and permit the other Parties to review in advance any proposed substantive communication by such Party to any Governmental Authority, it being understood that (i) Parent, notwithstanding its obligations under this agreement, shall be responsible for and entitled to direct the antitrust filings, in particular with regard to the overall strategy and the documents and information made available to the relevant Governmental Authorities by way of the filing or subsequent submissions; and (ii) no other Party is entitled to make any submission or to provide any information to the relevant Governmental Authorities in Austria and Germany without the explicit prior consent of Parent, unless to the extent such other Party is obliged by Applicable Law or enforceable order of any Governmental Authority to make available certain information to the relevant Governmental Authority. The Party providing communications for review under the foregoing sentence shall consider, in good faith, the suggestions made by the other Parties. Parent and the Company shall not agree to participate in any meeting or substantive discussion with any Governmental Authority in respect of any filings, investigation (including any settlement of an investigation), litigation or other inquiry relating to the Contemplated Transactions unless it consults with Parent or the Company, as applicable, in advance. Each Party shall, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate in such meeting or substantive discussion. Each Party shall, and shall cause its Representatives to, coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing and in seeking early termination of the applicable waiting period under the HSR Act and with regard to antitrust filings in Austria and Germany as

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promptly as reasonably practicable. Each Party shall, and shall cause its Representatives to, provide each other with copies of all substantive correspondence, filings or substantive communications between them or any of their respective Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Contemplated Transactions; provided, however, that materials may be redacted (i) as necessary to comply with contractual arrangements or Applicable Law and (ii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns; provided, further, that a Party may designate information that it views to be commercially sensitive or competitively sensitive to be viewed only by outside antitrust counsel for the other Parties, and such designation shall be honored by the Parties receiving that information.

(d) Parent and its Affiliates shall use reasonable best efforts to take, or cause to be taken, all actions that are customarily and reasonably undertaken to obtain CFIUS Approval so as to enable the Closing to occur, including submitting a draft and final joint voluntary notice, if necessary, in accordance with Section 7.05(a) and providing all such assurances as may be customarily and reasonably necessary to address national security (including entering into a mitigation agreement, letter of assurance, national security agreement, or other similar arrangement or agreement), law enforcement, and public safety interests in relation to any services offered by the Company or its Subsidiaries or facilities owned or leased by the Company or its Subsidiaries, provided that such actions (i) do not require Parent or any of its Affiliates to act or refrain from acting in a manner that would reasonably be expected to have a material adverse effect on Parent’s ownership, management or control of the Company or any of its Subsidiaries or result in any personal civil or criminal liability for the individual who is the ultimate beneficial owner of a controlling interest in Parent, (ii) do not relate to the assets or businesses of Parent or any of its Affiliates that are held apart from the Company except insofar and to the extent that such assets or businesses of Parent or any of its Affiliates that are held apart from the Company would have Contracts or understandings to use or hold assets (including information) or businesses of, the Company or any of its Subsidiaries, and (iii) do not relate to the assets or business of the Company or its Subsidiaries or Parent or any of its Affiliates to the extent those assets and businesses do not involve interstate commerce in the United States.

Section 7.06 Control of the Company’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct any of the operations of the Company or its Subsidiaries prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 7.07 Section 16 Matters. Prior to the Effective Time, the Parties shall take all steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Contemplated Transactions by each officer or director who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.08 Confidentiality. The terms of the letter agreement, dated as of August 22, 2019 (the “Confidentiality Agreement”), between the Equity Investors and the Company shall continue in full force and effect until the Closing. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

Section 7.09 Further Actions. Except as otherwise expressly provided in this Agreement, the Parties shall, and shall cause their respective Affiliates to, use their respective best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under Applicable Law (other than with respect to the matters covered in Section 7.05, which shall be governed by the provisions of Section 7.05) to consummate and make effective the Merger and the other Contemplated Transactions as promptly as reasonably practicable (and in any event no later than the Termination Date).

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Section 7.10 Employee Matters.

(a) During the period commencing at the Effective Time and ending on the date which is one year from the Effective Time (or if earlier, the date of the employee’s termination of employment with Parent and its Subsidiaries) (the “Continuation Period”), Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide to each employee of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Continuing Employees”) with (i) annual base salary or wage level no less than the annual base salary or wage level provided by the Company and its Subsidiaries as of the date immediately prior to the Effective Time, (ii) annual target bonus opportunities (excluding equity-based compensation) that are no less than the annual target bonus opportunities (excluding equity-based compensation) provided by the Company and its Subsidiaries as of the date immediately prior to the Effective Time, (iii) severance benefits as described in Section 7.10(a) of the Company Disclosure Letter, and (iv) other employee benefits that are, in the aggregate, substantially comparable to the employee benefits provided by the Company and its Subsidiaries as of the date immediately prior to the Effective Time.

(b) With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries, excluding any retiree health plans or programs maintained by Parent or any of its Subsidiaries, any defined benefit retirement plans or programs maintained by Parent or any of its Subsidiaries, and any equity compensation arrangements maintained by Parent or any of its Subsidiaries (collectively, “Parent Benefit Plans”) in which any Continuing Employees will participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, credit all service of the Continuing Employees with the Company or any of its Subsidiaries or predecessors, as the case may be as if such service were with Parent, for purposes of eligibility to participate (but not for purposes of vesting or benefit accrual, except for vacation and severance benefits, if applicable) for full or partial years of service in any Parent Benefit Plan in which such Continuing Employees may be eligible to participate after the Effective Time; provided, that such service shall not be credited to the extent that: (i) such crediting would result in a duplication of benefits; or (ii) such service was not credited under the corresponding Company Plan. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all Parent Benefit Plans to the extent coverage under such Parent Benefit Plan is comparable to a Company Plan in which such Continuing Employee participated immediately before the Closing Date (provided that in the case of any insured arrangement such waivers shall be subject to the consent of the applicable insurer and Parent shall use commercially reasonable efforts to obtain such consent); and (ii) for purposes of each Parent Benefit Plan providing medical, dental, pharmaceutical, vision, disability, life insurance and/or other welfare benefits to any Continuing Employee (collectively, the “Parent Welfare Plans”): (A) Parent shall use commercially reasonable efforts to cause all pre-existing conditions, exclusions or limitations, eligibility waiting periods and actively-at-work requirements of such Parent Welfare Plan to be waived for such Continuing Employee and his or her covered dependents; and (B) Parent shall use commercially reasonable efforts to cause any eligible expenses incurred by each Continuing Employee and his or her covered dependents during the portion of the plan year of the Company Plan ending on the date such Continuing Employee’s participation in the corresponding Parent Welfare Plan begins to be taken into account under such Parent Welfare Plan for purposes of satisfying all deductible, co-payment, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Parent Welfare Plan.

(c) This Section 7.10 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 7.10, express or implied, shall confer upon any Company Employee, any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.10. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the Surviving Corporation, Parent, or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent, or any of their respective Affiliates from terminating the employment of any Continuing Employee following the Effective Time. The Parties hereto acknowledge and

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agree that the terms set forth in this Section 7.10 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any Company Employee and the Surviving Corporation.

(d) With respect to matters described in this Section 7.10, the Company will not send any written notices or other written communication materials to Company Employees without the prior written consent of Parent.

Section 7.11 Obligations of Merger Sub. Parent shall cause Merger Sub to perform when due its obligations under this Agreement and to consummate the Merger pursuant to the terms and subject to the conditions set forth in this Agreement.

Section 7.12 Stock Exchange De-listing; Exchange Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and shall use its commercially reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Applicable Laws and rules and policies of the Nasdaq Capital Market to enable the de-listing by the Surviving Corporation of the Company Common Stock from the Nasdaq Capital Market and the deregistration of the Company Common Stock and other securities of the Company under the Exchange Act as promptly as practicable after the Effective Time.

Section 7.13 Stockholder Litigation. Each Party hereto shall promptly notify the other Parties hereto in writing of any litigation related to this Agreement, the Merger or the other Contemplated Transactions that is brought, or, to the knowledge of such Party, threatened in writing, against such Party and/or its directors (any such litigation, a “Transaction Litigation”) and shall keep such other Party reasonably informed on a current basis with respect to the status thereof. Subject to the fiduciary duties of the Company Board and except in any litigation or Proceeding where the Parties may be adverse to each other, the Company shall give Parent the opportunity to participate, subject to a customary joint defense agreement, in (but not control) the defense or settlement of any Transaction Litigation, and the Company shall not settle, agree to any undertakings or approve or otherwise agree to any waiver that may be sought in connection with such Transaction Litigation, without the prior written consent of the Parent.

Section 7.14 Takeover Statutes. If any state takeover Applicable Law or state Applicable Law that applies or purports to apply to this Agreement or any of the Contemplated Transactions, including the Merger, or purports to limit or restrict business combinations or the ability to acquire or vote shares of Company Common Stock (including any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other similar takeover Applicable Law (“Takeover Law”), including Section 203 of the DGCL) becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger or any other Contemplated Transaction, then the Company and the Company Board, as applicable, shall use their reasonable best efforts to take such actions within their control as permitted under Applicable Law to (a) ensure that the Contemplated Transactions, including the Merger, may be consummated as promptly as practicable on the terms contemplated herein and (b) otherwise act to eliminate, or if not possible minimize to the maximum extent possible, the effects of such Applicable Law on this Agreement and the Contemplated Transactions, including the Merger.

Section 7.15 Resignations. The Company will use commercially reasonable efforts to cause any director or non-employee officer of the Company and its Subsidiaries, to the extent requested by Parent in writing to the Company not less than five (5) Business Days prior to the Closing Date, to submit at the Closing a letter of resignation in form reasonably satisfactory to Parent and the Company effectuating such resignation effective as of the Effective Time.

Section 7.16 FIRPTA Certificate. At or prior to the Effective Time the Company shall deliver to Parent a certificate and notice described in Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h), duly executed by the Company certifying that the Company is not a “United States real property holding corporation” within the meaning of Section 897 of the Code.

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Section 7.17 Tax Benefits Plan. The Company Board and the Company shall take all actions necessary to render the Tax Benefits Plan inapplicable to the Contemplated Transactions.

Section 7.18 Equity Financing Commitments.

(a) Parent shall use reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things, necessary, proper or advisable to obtain the Equity Financing, including using reasonable best efforts to (i) maintain in effect the Equity Commitment Letters, (ii) ensure the accuracy of all representations and warranties of Parent or Merger Sub, if any, set forth in the Equity Commitment Letters, (iii) comply with all covenants and agreements of Parent or Merger Sub set forth in the Equity Commitment Letters, (iv) satisfy on a timely basis all conditions applicable to Parent or Merger Sub set forth in the Equity Commitment Letters, and (v) consummate the Equity Financing contemplated by the Equity Commitment Letters (subject to the conditions set forth therein) at or prior to the Closing; provided, however, that nothing contained in this Section 7.18 shall require Parent, Merger Sub or their respective Affiliates to threaten or file any lawsuit against Equity Investors.

(b) Parent shall not, and ensure that Merger Sub shall not, amend, alter, or waive, or agree to amend, alter or waive (in any case whether by action or inaction), any term of the Equity Commitment Letters without the prior written consent of the Company if such amendment, modification or waiver could or could reasonably be expected to (i) delay or prevent the Closing, (ii) reduce the aggregate proceeds of the Equity Financing from that contemplated by the Equity Commitment Letters as in effect on the date hereof, (iii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing, (iv) make the funding of the Equity Financing (or satisfaction of the conditions thereto) less likely to occur at or prior to the Closing, or (v) adversely impact (A) the ability of Parent to consummate the transactions contemplated by this Agreement by the Closing Date or (B) the ability of any of Parent or Merger Sub to enforce its rights against other parties under the Equity Commitment Letters. Parent agrees to notify the Company promptly, and in any event within one Business Day, if at any time prior to the Closing Date (i) the Equity Commitment Letters expire or are terminated for any reason (or if any Person attempts or purports to terminate the Equity Commitment Letters, whether or not such attempted or purported termination is valid) or (ii) the Equity Investors refuse to provide the full Equity Financing on the terms set forth in the Equity Commitment Letters.

(c) Notwithstanding anything in this Agreement to the contrary, Parent expressly acknowledges and agrees that the availability of the Equity Financing is not a condition to the obligations of Parent and Merger Sub to consummate the Merger or the Contemplated Transactions.

ARTICLE VIII

CONDITIONS TO THE MERGER

Section 8.01 Conditions to the Obligations of Each Party. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Antitrust Waiting Periods. The waiting period (and any extensions thereof) applicable to consummation of the Merger under the HSR Act shall have expired or been subject to early termination and such of the approvals listed on Section 8.01(b) of the Company Disclosure Letter shall have been granted, or shall be deemed to have been granted, pursuant to the Applicable Laws in the relevant jurisdiction.

(c) No Injunctions or Restraints. No Applicable Law or Governmental Order (whether temporary, preliminary or permanent) issued by a Governmental Authority of competent jurisdiction, shall be in effect which prohibits, restrains, enjoins or makes illegal the consummation of the Merger or any of the other Contemplated Transactions.

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(d) CFIUS Approval. CFIUS shall have (i) provided a written notice that it has determined that it has concluded action and there are no unresolved national security concerns with respect to the Contemplated Transactions, (ii) indicated that CFIUS is not able to conclude action under Section 721 with respect to the Contemplated Transactions on the basis of a declaration but has not requested the submission of a joint voluntary notice, and Parent has determined not to submit a joint voluntary notice with CFIUS pursuant to Section 721, or (iii) if CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the transactions contemplated by this Agreement, then (A) the President shall have announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or (B) having received a report from CFIUS requesting the President’s decision, the President shall not have taken any action after fifteen (15) days from the date the President received such report from CFIUS (“CFIUS Approval”).

Section 8.02 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction, or waiver in writing by the Company, at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), and, in the case of this paragraph, interpreted without giving effect to any Parent Material Adverse Effect or materiality qualifications, except where all failures of such representations and warranties referred to in this paragraph to be true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied, in all material respects, with each of its covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate. The Company shall have received a certificate of an executive officer of Parent, dated the Closing Date, as to the satisfaction of the conditions set forth in Section 8.02(a) and Section 8.02(b).

Section 8.03 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction, or waiver in writing by Parent, at or prior to the Closing of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Company contained in (A) Section 4.03 shall be true and correct in all respects (both as of the date of this Agreement and as of the Closing Date as though made on and as of such date) except, in the case of Section 4.03, for de minimis deviations (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date except for de minimis deviations) and (B) Section 4.01, Section 4.02, Section 4.19, and Section 4.21 shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date).

(ii) The other representations and warranties of the Company set forth in Article IV (A) that are qualified by a Company Material Adverse Effect qualification shall be true and correct in all respects as so qualified both as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such

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representations and warranties shall be true and correct in all respects as so qualified as of such earlier date) and (B) that are not qualified by a Company Material Adverse Effect shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), except where all failures of such representations and warranties to be true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied, in all material respects, with each of its covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any effect that, individually or in the aggregate, has had a Company Material Adverse Effect.

(d) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of an executive officer of the Company, dated the Closing Date, as to the satisfaction of the conditions set forth in Section 8.03(a), Section 8.03(b) and Section 8.03(c).

ARTICLE IX

TERMINATION

Section 9.01 Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time before or after receipt of the Company Stockholder Approval, as follows:

(a) by either the Company or Parent, if the Effective Time shall not have occurred by 11:59 p.m. Philadelphia time on December 5, 2020 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 9.01(a) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement (and, in the case of Parent, Merger Sub’s action or failure to fulfill any obligation under this Agreement) shall have been the primary cause of the failure of the Effective Time to occur on or prior to such date; provided, further, that if the condition to the Closing set forth in Section 8.01(b) shall not have been satisfied by the Termination Date (as it may be extended as set forth below), then either the Company or Parent shall be entitled to extend the Termination Date by two successive three (3)-month periods by written notice to the other Party (the Termination Date may be so extended not more than twice), it being understood that (i) the second extension shall be available only if required to permit Parent to fulfill remedies imposed by a Governmental Authority pursuant to an approval required to satisfy the condition set forth in Section 8.01(b) if the fulfillment of such remedy is required under any of such approvals for the Closing to occur and (ii) in no event shall the Termination Date be so extended to a date that is later than the fifteen (15) months following the date of this Agreement;

(b) by either the Company or Parent, in the event that any Governmental Authority of competent jurisdiction shall have issued a Governmental Order that permanently enjoins the consummation of the Merger and such Governmental Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement (and, in the case of Parent, Merger Sub’s action or failure to fulfill any obligation under this Agreement) has been the primary cause of the issuance of such Governmental Order;

(c) by either the Company or Parent, if the Company Stockholder Approval shall not have been obtained at the Company Stockholders’ Meeting (which convened and at which the polls were closed after a vote of the holders of Company Common Stock), or at any adjournment or postponement thereof taken in accordance with this Agreement;

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(d) by Parent, if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred, that would give rise to the failure of a condition set forth in Section 8.03(a) or Section 8.03(b) and such breach is not cured, or is incapable of being cured, upon the earlier of (i) thirty (30) days following Parent’s written notice to the Company of such breach and Parent’s intent to terminate this Agreement or (ii) the Termination Date; provided that the right to terminate this Agreement under this Section 9.01(d) shall not be available to Parent if Parent or Merger Sub is then in material breach of its representations, warranties, covenants or agreements in this Agreement so as to cause a condition set forth in Section 8.02(a) or Section 8.02(b) not to be satisfied;

(e) by Parent, prior to obtaining the Company Stockholder Approval, if (i) a Change in the Company Board Recommendation has occurred or (ii) the Company shall have materially breached its obligations in Section 7.01;

(f) by the Company, if a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred, and such breach is not cured, or is incapable of being cured, upon the earlier of (i) thirty (30) days following the Company’s written notice to Parent of such breach and the Company’s intent to terminate this Agreement or (ii) the Termination Date; provided that the right to terminate this Agreement under this Section 9.01(f) shall not be available to the Company if the Company is then in material breach of its representations, warranties covenants or agreements in this Agreement so as to cause a condition set forth in Section 8.03(a) or Section 8.03(b) not to be satisfied;

(g) by the Company, prior to receipt of the Company Stockholder Approval, in order for the Company to enter into a definitive agreement with respect to a Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of, Section 7.01(d)(ii); provided that prior to or substantially concurrently with such termination, the Company pays or causes to be paid to Parent the Company Termination Fee; or

(h) by the written consent of all of the Parties.

Section 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, written notice thereof shall be given to the other Parties, and this Agreement shall forthwith become void, and there shall be no Liability under this Agreement on the part of any Party or their respective Representatives; provided that nothing in this Section 9.02 or Section 9.03 shall relieve any Party from Liability for any Willful Breach prior to such termination of any of its covenants or agreements set forth in this Agreement; and provided, further, that notwithstanding the foregoing, the provisions of Section 7.08, this Section 9.02, Section 9.03 and Article X shall survive any termination of this Agreement and remain in full force and effect.

Section 9.03 Fees and Expenses.

(a) The Parties agree that:

(i) if Parent terminates this Agreement pursuant to Section 9.01(e), then, no later than two (2) Business Days after the date of Parent’s notice of such termination, the Company shall pay or cause to be paid to Parent the Company Termination Fee in cash in immediately available funds;

(ii) if the Company terminates this Agreement pursuant to Section 9.01(g), then, prior to or substantially concurrently with the Company’s notice of such termination, the Company shall pay or cause to be paid to Parent the Company Termination Fee in cash in immediately available funds; and

(iii) if (A) (1) the Company or Parent terminates this Agreement pursuant to Section 9.01(a) or Section 9.01(c) or (2) Parent terminates this Agreement pursuant to Section 9.01(d) on the basis of a breach of a covenant or agreement, (B) following the date hereof and prior to the termination of this Agreement, a

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Competing Company Transaction shall have been publicly announced or shall have been publicly known and, in either case, not publicly withdrawn and (C) on or prior to the date that is twelve (12) months after the date of such termination, the Company enters into a Competing Company Transaction Agreement (or consummates a Competing Company Transaction), then, on the earlier of the date the Company enters into such Competing Company Transaction Agreement or consummates such Competing Company Transaction, the Company shall pay or cause to be paid to Parent the Company Termination Fee in cash in immediately available funds; provided that, solely for purposes of this Section 9.03(a)(iii), the references to “20%” in the definition of Competing Company Transaction shall be deemed to refer to “50%”.

(b) In no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(c) Except as expressly set forth in this Agreement, including this Section 9.03, all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, investment banking firms and other financial institutions, experts and consultants and commitment fees and any other financing fees and expenses) incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Merger or any other Contemplated Transaction is consummated; provided, that, for the avoidance of doubt, Parent shall pay all filing fees payable for filings required or otherwise made pursuant to the HSR Act or any other applicable Antitrust Laws and to CFIUS in order to obtain CFIUS Approval, and the Company shall not be required to pay any fees or other payments to any Governmental Authority in connection with any filings under the HSR Act or such other filings as may be required under applicable Antitrust Laws or to CFIUS in order to obtain CFIUS Approval in connection with the Contemplated Transactions.

(d) In the event Parent shall receive the Company Termination Fee, pursuant to this Section 9.03, except in the case of a Willful Breach by the Company, the receipt thereof shall be deemed to be the sole and exclusive remedy for any and all losses or damages suffered or incurred by Parent, Merger Sub, the Company or any of their respective Affiliates, as applicable, in connection with this Agreement and the Contemplated Transactions (and the termination thereof or any matter forming the basis for such termination), and none of Parent, Merger Sub, the Company nor any of their respective Affiliates, as applicable shall be entitled to bring or maintain any other Proceeding or seek any other remedy against the other parties or any of their respective direct or indirect Affiliates, equityholders, officers, directors, advisors or other representatives, or, in the case of Parent and Merger Sub, arising out of this Agreement, any of the Contemplated Transactions or any matters forming the basis for such termination.

(e) The Parties acknowledge that the agreements contained in this Section 9.03 are an integral part of the Contemplated Transactions. In the event that the Company shall fail to pay the Company Termination Fee, the amount of such payment shall be increased to include the costs and expenses incurred or accrued by or on behalf of Parent, on the one hand, or the Company, on the other hand, (in each case, including fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03, together with interest on such unpaid Company Termination Fee, commencing on the date that the Company Termination Fee became due, at a rate of interest equal to the Interest Rate.

ARTICLE X

GENERAL PROVISIONS

Section 10.01 Non-Survival of Representations and Warranties. The representations and warranties of the Company in this Agreement and in any instrument delivered pursuant hereto, and any covenant or agreement to be performed by the Company prior to the Effective Time, shall terminate at the Effective Time.

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Section 10.02 Notices.

All notices, requests and other communications to any Party hereunder shall be in writing (including email or similar writing) and shall be given,

if to Parent or Merger Sub:

c/o Parship Group GmbH

Speersort 10

Hamburg, Germany

Attention: Henning Rönneberg

Email: henning.roenneberg@parshipelite.com

with a copy (which shall not constitute notice) to:

Milbank LLP

2029 Century Park East, 33rd Floor

Los Angeles, CA 90067

Attention: Deborah Conrad

Email: DConrad@milbank.com

if to the Company:

The Meet Group, Inc.

100 Union Square Drive

New Hope, Pennsylvania 18938

Attention: General Counsel

Email: fred@themeetgroup.com

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attention: James W. McKenzie, Jr.; Michael N. Baxter

Email: james.mckenzie@morganlewis.com; michael.baxter@morganlewis.com or to such other address or email and with such other copies, as such Party may hereafter specify for that purpose by notice to the other Parties. Each such notice, request or other communication shall be effective (a) on the day delivered (or if that day is not a Business Day, on the first following day that is a Business Day) when (i) delivered personally against receipt or (ii) sent by overnight courier, (b) on the day when email is transmitted (or if that day is not a Business Day, on the first following day that is a Business Day) and (c) if given by any other means, upon delivery at the address specified in this Section 10.02 (or such other address as a Party hereafter may specify by notice to the other Parties).

Section 10.03 Amendments; Waivers.

(a) This Agreement may be amended, modified and supplemented in any and all respects any time prior to the Effective Time with respect to any of the terms of this Agreement; provided, however, that (i) no such amendment, modification or supplement shall adversely affect the rights of the stockholders of the Company (other than Parent, Merger Sub or their respective Affiliates) under this Agreement without the approval of such stockholders of the Company and (ii) no amendment shall be made to this Agreement after the Effective Time. Any such amendment, modification or supplement shall be effective only if it is set forth in an instrument in writing executed by each Party.

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(b) At any time prior to the Effective Time, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties in this Agreement or in any document delivered pursuant to this Agreement, (iii) subject to clause (a)(i) of this Section 10.03, waive compliance with any covenants and agreements in this Agreement or (iv) waive the satisfaction of any of the conditions in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by the Party against whom the waiver or extension is to be effective. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 10.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, delegate or otherwise transfer, directly or indirectly, in whole or in part, any of its rights or obligations under this Agreement without the prior written consent of Parent and the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, no assignment, delegation or other transfer of rights under this Agreement shall relieve the assignor of any Liability or obligation hereunder. Any attempted assignment, delegation or transfer in violation of this Section 10.04 shall be void.

Section 10.05 Construction. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. References in this Agreement to a Party or other Person include their respective successors and assigns. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits, Schedules, Disclosure Letters and Attachments shall be deemed references to Articles and Sections of, and Exhibits, Schedules, Disclosure Letters and Attachments to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision hereof. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” With regard to each and every term and condition of this Agreement, the Parties understand and agree that, if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement. All references in this Agreement to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. Where used with respect to information, the phrases “delivered” or “made available” shall mean that the information referred to is publicly available on the SEC’s website through its Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system or has been physically or electronically delivered to the relevant Parties or their respective Representatives, including, in the case of “made available” to Parent, material that has been posted in a “data room” (virtual or otherwise) established by or on behalf of the Company. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.

Section 10.06 Disclosure Letters. Notwithstanding anything to the contrary contained in the Disclosure Letters or in this Agreement, the information and disclosures contained in any Section of a Disclosure Letter shall be deemed to be disclosed and incorporated by reference in each other Section of such Disclosure Letter as though fully set forth in such other Section to the extent the relevance of such information to such other Section is reasonably apparent on its face notwithstanding the omission of a reference or a cross-reference with respect thereto and notwithstanding any reference to a Section of such Disclosure Letter in this Agreement. Certain items and matters are listed in the Disclosure Letters for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in a Disclosure Letter be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants and agreements contained in this Agreement. No reference to, or disclosure of, any item or matter in any Section of this Agreement or any Section of a Disclosure Letter shall be construed as an admission or indication that such item or matter is material or that such item or matter is required to be referred to or disclosed

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in this Agreement or in such Disclosure Letter. Without limiting the foregoing, no reference to, or disclosure of, a possible breach or violation of any Contract, Applicable Law or Governmental Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred.

Section 10.07 Public Announcements. None of the Parties (and in the case of Parent, any of Parent’s Affiliates) shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the Contemplated Transactions or otherwise communicate with any news media regarding this Agreement or the Contemplated Transactions without the prior written consent of the other Parties (such consent not to be unreasonably withheld, delayed or conditioned), unless such press release or public announcement is required by Applicable Law or applicable stock exchange regulation, in which case the Parties shall, to the extent practicable, consult with each other as to the timing and contents of any such press release, public announcement or communication; provided, however, that the prior written consent of the other Parties shall not be required hereunder with respect to any press release, public announcement or communication that is substantially similar to a press release, public announcement or communication previously issued with the prior written consent of the other Parties; provided, further, however, that the restrictions set forth in this Section 10.07 shall not apply to any release or announcement made or proposed to be made in connection with and related to a Change in the Company Board Recommendation or a Competing Company Transaction.

Section 10.08 Entire Agreement. This Agreement (including the Disclosure Letters) and any other agreements contemplated hereby, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof.

Section 10.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts (including by PDF), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.

Section 10.10 Governing Law. This Agreement shall be construed in accordance with and governed by federal law and by the laws of the State of Delaware (without regard to the choice of law provisions thereof).

Section 10.11 Dispute Resolution, Consent to Jurisdiction. Any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Contemplated Transactions shall be brought in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each of the Parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Process in any such Proceeding may be served on any Party anywhere in the world, whether within or without the State of Delaware. Without limiting the foregoing, each of the Parties agrees that service of process upon such Party at the address referred to in Section 10.02 (or such other address as may be specified in accordance with Section 10.02) shall be deemed effective service of process upon such Party. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE CONTEMPLATED TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 10.11.

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Section 10.12 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. The application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by Applicable Law. To the extent any provision of this Agreement is determined to be prohibited or unenforceable in any jurisdiction, or determined to be impermissible by any Governmental Authority, each of the Parties agrees to use reasonable commercial efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited, unenforceable, or impermissible provision.

Section 10.13 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 10.14 Specific Performance. Each Party acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such Party and that any such breach would cause the other Parties irreparable harm. Accordingly, each Party also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such Party, the other Parties shall be entitled to equitable relief without the requirement of posting a bond or other security, and without proof of actual damages, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other Parties at law or in equity. The Parties agree that they will not contest the appropriateness of specific performance as a remedy.

Section 10.15 No Third-Party Beneficiaries. Except (i) as provided in Section 7.04 as hereof (which shall be to the benefit of the parties referred to in such Section), (ii) the rights of the Company as an express third-party beneficiary of the Equity Commitment Letter, this Agreement is for the sole benefit of the Parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.16 Non-Parties. Notwithstanding anything to the contrary set forth herein or otherwise, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the Persons that are expressly identified as parties to this Agreement in their capacities as such and no Related Party of any party hereto, or any Related Party of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether at law or equity, in tort, contract or otherwise) based on, with respect to, or by reason of, the transactions contemplated hereby or with respect to any oral representations made or alleged to be made in connection herewith; provided, that, the foregoing will not limit the rights of the parties to the Equity Financing under the Equity Commitment Letter. Without limiting the rights of any party against the other parties, in no event shall the Company, Parent or any other party to this Agreement or any of their respective Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party; provided, that, the foregoing will not limit the rights of the parties to the Equity Financing under the Equity Commitment Letter.

Section 10.17 Parent Guarantor.

(a) Parent Guarantor hereby absolutely, irrevocably and unconditionally guarantees (the “Parent Guarantee”) to the Company the performance of Parent’s and Merger Sub’s obligations under this Agreement, including payment of the Purchase Price (the “Guaranteed Obligation”). The Parent Guarantee is one of payment, not collection, and a separate action, suit, claim, investigation or other legal proceeding to enforce the Parent Guarantee may be brought and prosecuted against Parent Guarantor, irrespective of whether any such action, suit, claim, investigation or other legal proceeding is brought against the Parent, Merger Sub or any other Person or whether Parent, Merger Sub and/or any other Person is joined in any such action, suit, claim, investigation or other

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legal proceeding. The liability of Parent Guarantor under the Parent Guarantee shall, to the fullest extent permitted under Applicable Law, be absolute and unconditional, irrespective of: (i) the validity, legality or enforceability of this Agreement against Parent or Merger Sub; (ii) any release or discharge of any obligation of Parent or Merger Sub under this Agreement resulting from any change in the corporate existence, structure or ownership of Parent, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or any of its assets; (iii) any amendment or modification of this Agreement, or any change in the manner, place or terms of payment or performance of the Guaranteed Obligation or any other obligation of Parent or Merger Sub hereunder, any liability incurred directly or indirectly in respect thereof, or any amendment or waiver of, or any consent to, any departure from the terms of this Agreement or the documents entered into in connection herewith; or (iv) any other act or omission that may or might in any manner or to any extent vary the risk of Parent Guarantor or otherwise operate as a discharge of Parent Guarantor as a matter of law or equity, other than any defenses under this Agreement available to Parent or Merger Sub; provided, however, that Parent Guarantor shall in all events have the benefit of any rights (including defenses) to which Parent or Merger Sub would be entitled under this Agreement, other than those described in clause (ii) above. The Guaranteed Obligation under the Parent Guarantee shall conclusively be deemed to have been created, contracted or incurred in reliance upon the Parent Guarantee. When the Company is pursuing its rights and remedies hereunder against Parent Guarantor, the Company shall be under no obligation to pursue any rights and remedies it may have against Parent, Merger Sub or any other Person for the Guaranteed Obligation , and any failure by the Company to pursue such other rights or remedies or to collect any payments from Parent, Merger Sub or any other Person shall not relieve Parent Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies of the Company, whether express, implied or available as a matter of law. The Company shall not be obligated to file any claim relating to the Guaranteed Obligation in the event that Parent, Merger Sub or Parent Guarantor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Parent Guarantor’s obligations hereunder. In the event that any payment to the Company in respect of the Guaranteed Obligation is rescinded or must otherwise be returned in the event of any insolvency proceeding, the Parent Guarantor shall remain liable hereunder with respect to the Guaranteed Obligation as if such payment has not been made. The Parent Guarantor irrevocably waives acceptance, presentment, demand, protest and any notice in respect of the Parent Guarantee not provided for herein. So long as the Parent Guarantee remains in full force and effect, in the event the Parent Guarantor or any of its successors or assigns (x) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (y) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Parent Guarantor shall assume the obligations set forth in this Section 10.17. The Parent Guarantor has the requisite power and authority to execute and deliver this Agreement and to perform its obligation hereunder to pay, when and if due, the Guaranteed Obligation. The execution, and delivery of this Agreement, and the performance by the Parent Guarantor of its obligation to pay, when and if due, the Guaranteed Obligation, have been duly authorized by all necessary action on the part of the Parent Guarantor, and no other action is necessary on the part of the Parent Guarantor to authorize this Agreement or the payment, when due, of the Guaranteed Obligations. This Agreement has been duly executed and delivered by the Parent Guarantor and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a legal, valid and binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms, except as limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors’ rights generally and (2) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

(b) The Parent Guarantee shall remain in full force and effect and shall be binding on the Parent Guarantor until (x) the deposit of the Per Share Merger Consideration at Closing pursuant to Section 3.01 hereof at which time the Parent Guarantee shall automatically terminate and shall have no further force and effect, and shall no longer be binding on Parent Guarantor or (y) in the event that this Agreement is terminated prior to Closing pursuant to Section 9.01, the later of (i) ninety (90) days from the date of such termination and (ii) the final, non-appealable and conclusive resolution of any and all claims brought under this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed under seal by their respective authorized representatives on the day and year first above written.

eHarmony Holding, Inc.

By:	/s/ Stefan Schulze
Name: Stefan Schulze Title: Chief Financial Officer and Treasurer

By:	/s/ Carlos Robles
Name: Carlos Robles Title: Chief Customer Officer and Managing Director

Holly Merger Sub, Inc.

By:	/s/ Tim Schiffers
Name: Tim Schiffers Title: President and Managing Director

By:	/s/ Marc Schachtel
Name: Marc Schachtel Title: Treasurer and Managing Director

NCG – NUCOM GROUP SE (Solely for purposes of the obligations set forth Section 10.17 of this Agreement)

By:	/s/ Claas van Delden
Name: Claas van Delden Title: Member of the Executive Board

By:	/s/ Florian Tappeiner
Name: Florian Tappeiner Title: Member of the Executive Board

The Meet Group, Inc.

By:	/s/ Geoff Cook
Name: Geoff Cook Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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Exhibit A

(a) The following terms have the following meanings:

“Acceptable Confidentiality Agreement” means an executed confidentiality agreement between the Company and a Person with confidentiality terms as to the Company’s information that are, in the aggregate, no less favorable to the Company than those in the Confidentiality Agreement; provided that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 7.01.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person; provided, that with respect to Parent and Merger Sub, the term “Affiliate” shall only include Persons directly or indirectly controlled by NCG – NUCOM GROUP SE and its Subsidiaries. For purposes of determining whether a Person is an Affiliate, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, Contract or otherwise.

“Antitrust Laws” means all United States federal and state, and any foreign, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including the HSR Act, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, and the Federal Trade Commission Act of 1914.

“Applicable Law” means, with respect to any Person, any federal, state, county, municipal, local, multinational or foreign statute, treaty, law, executive order, common law, ordinance, rule, regulation, administrative order, writ, injunction, judicial decision, decree, permit or other legally binding requirement of any Governmental Authority applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person).

“Beneficial Owner” has the meaning given to such term under Rule 13d-3 of the Exchange Act.

“Business Day” means a day, other than a Saturday, Sunday or other day, on which commercial banks in New York, New York or Munich, Germany are authorized or required by law to close.

“Certificate of Merger” means a certificate of merger, in the form set forth as Exhibit B.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company Disclosure Letter” means the confidential disclosure letter delivered by the Company to Parent and Merger Sub immediately prior to the date hereof.

“Company Employee” means any employee of the Company or any of its Subsidiaries.

“Company Entity” means any of the Company or any of its Subsidiaries.

“Company Leased Real Property” means real property leased, subleased or licensed by the Company or its Subsidiaries, as tenant, subtenant or licensee.

“Company Material Adverse Effect” means any event, circumstance, change in or effect on the Company and its Subsidiaries that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to: (a) the business, assets, results of operations or the financial condition of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Merger, and the other transactions contemplated hereby on a timely basis; provided, however, that none of the following shall be or will be deemed to constitute and shall not be taken into account in determining the occurrence of a Company Material Adverse Effect: (i) changes generally affecting business, economic or political conditions (or changes therein) in the United States or in any other country or region in the world; (ii) changes affecting the financial, credit or securities markets in the United States or in any other country or region in the world, including changes in interest rates or foreign exchange rates; (iii) the announcement, pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with the Company’s and its Subsidiaries’ customers, suppliers, distributors, licensors, licensees and other Persons with which they have business relations; (iv) (1) the failure by the Company and its Subsidiaries to meet any internal or other estimates, expectations, forecasts, plans, performance measures, projections, budgets, operating statistics or revenue or earnings predictions for any period or (2) any change in the Company’s stock price or trading volume (it being understood in the case of each of clauses (1) and (2) that the underlying cause of, or factors contributing to, such failure or change may be taken into account in determining whether a Company Material Adverse Effect has occurred); (v) any occurrence, outbreak, escalation or worsening of war or any act of terrorism; (vi) earthquakes, hurricanes, tsunamis, tornadoes, floods or other natural or man-made disasters, weather-related conditions, explosions or fires, or any force majeure events in any country or region in the world; (vii) changes or effects that generally affect the conditions in the industries or segments thereof in which the Company and its Subsidiaries operate, including legal and regulatory changes; (viii) changes (or proposed changes) or modifications in GAAP, other applicable accounting standards or Applicable Law or the interpretation or enforcement thereof after the date of this Agreement; or (ix) any other action taken by the Company or any of its Subsidiaries at the written direction of Parent or any Affiliate of Parent or as expressly required by the terms of this Agreement; provided further, however, that any event, change, and effect referred to in clauses (i), (ii), (iii), (v), (vi), (vii) or (viii) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change, or effect has a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses.

“Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Preferred Stock” means the preferred stock, par value $0.10 per share, of the Company.

“Company PSUs” means all restricted stock units payable in shares of Company Common Stock or whose value is determined with reference to the value of shares of Company Common Stock, in each case, that are subject to performance-based vesting criteria, whether granted pursuant to the Company Stock Plans or otherwise.

“Company Restricted Stock” means all shares of Company Common Stock, subject to vesting or other restrictions, whether granted pursuant to the Company Stock Plans or otherwise.

“Company SEC Documents” means all forms, reports, statements, schedules and other documents filed by the Company with, or furnished by the Company to, the SEC since September 30, 2016.

“Company Stock Options” means all options to acquire shares of Company Common Stock from the Company, whether granted pursuant to the Company Stock Plans or otherwise.

“Company Stock Plans” means the The Meet Group, Inc. 2018 Omnibus Incentive Plan, the MeetMe, Inc. 2016 Inducement Omnibus Incentive Plan, the MeetMe, Inc. 2012 Omnibus Incentive Plan, the Quepasa Corporation 2006 Stock Incentive Plan and the MeetMe, Inc. Management Bonus Plan in each case as amended and/or restated (as applicable).

“Company Termination Fee” means $18,631,945.

“Competing Company Transaction” means any transaction or series of related transactions (other than the Contemplated Transactions) that constitutes (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries, the assets of which constitute or represent more than 20% of the total revenue or fair market value of the assets of the Company and its Subsidiaries, taken as a whole, (ii) any sale, lease, license, exchange, transfer or other disposition of, or joint venture involving, assets or businesses that constitute or represent more than 20% of the total revenue or fair market value of the assets of the Company and its Subsidiaries, taken as a whole, (iii) any sale, exchange, transfer or other disposition to any Person of more than 20% of any class of equity securities, or securities convertible into or exchangeable for equity securities, of the Company, (iv) any tender offer or exchange offer that, if consummated, would result in any Person becoming the Beneficial Owner of more than 20% of any class of equity securities of the Company or (v) any combination of the foregoing.

“Competing Company Transaction Agreement” means a letter of intent, agreement in principle, term sheet, merger agreement, acquisition agreement, option agreement or other Contract relating to any Competing Company Transaction (other than an Acceptable Confidentiality Agreement).

“Contract” means all legally binding contracts, agreements, arrangements, leases and subleases (including leases and subleases of real property), licenses, commitments, notes, bonds, mortgages, indentures, sales and purchase orders, other instruments and other undertakings of any kind, whether written or oral.

“Disclosure Letter” means, as the context requires, the Company Disclosure Letter and/or the Parent Disclosure Letter.

“Domain Names” means all URLs, social media accounts, short codes, hash tags in internet web sites and internet domain names.

“Environmental Laws” means any and all Applicable Laws that relate to protection of health, safety or the environment or that impose Liability for, or standards of conduct concerning, the manufacture, processing, generation, distribution, use, treatment, storage, disposal, discharge, release, emission, cleanup, transport or handling of Hazardous Substances, including the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1984, the Toxic Substances Control Act, and the Occupational Safety and Health Act of 1970 and similar state laws.

“Environmental Permit” means any Permit, identification number or registration required pursuant to any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each entity that is treated as a single employer the Company for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Company Credit Agreement” means that Credit Agreement, dated as of August 29, 2019, among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent and as a lender, and the several banks and other financial institutions party thereto, as amended, restated, supplemented or otherwise modified from time to time prior to the date of, or otherwise in a manner not prohibited by, this Agreement.

“Free or Open Source Software” means any software (in source or object code form) that is subject to (a) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement); or (b) any other license or other agreement that requires, as a condition of the sue, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (i) disclosed, distributed, made available, offered, licensed or delivered in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind, or (iv) redistributable at no charge, including any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.

“GAAP” means United States Generally Accepted Accounting Principles as in effect on the date of this Agreement.

“Governmental Authority” means any multinational, foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, arbitral panel, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Substances” means (i) substances defined as “hazardous substances” or “hazardous waste” pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or the Resource Conservation and Recovery Act of 1976, (ii) substances defined as “hazardous substances” or “hazardous waste” in the regulations adopted pursuant to any of said laws, (iii) substances defined as “toxic substances” in the Toxic Substances Control Act, (iv) any hazardous or toxic other wastes, substances or materials, including polychlorinated biphenyls, petroleum, petroleum derivatives, petroleum products, asbestos and asbestos-containing materials and (v) any contaminants, pollutants or other wastes, substances or materials as regulated as hazardous or toxic or words of similar import pursuant to any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means all (i) all Trademarks; (ii) Patents; (iii) Trade Secrets; (iv) published and unpublished works of authorship, whether copyrightable or not (including Software), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (v) rights in Software; (vi) Domain Names; and (vii) rights to exclude others from appropriating any of such Intellectual Property, including the right to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein and any other proprietary intellectual property.

“Interest Rate” means, on any given day, the rate per annum equal to the “prime” rate as published on such day in the Wall Street Journal, Eastern Edition.

“IRS” means the United States Internal Revenue Service.

“Liabilities” means all liabilities and obligations of any kind, character or description, whether liquidated or unliquidated, known or unknown, fixed, variable or contingent, accrued or unaccrued, absolute, determined, determinable or indeterminable, or otherwise, including those arising under any Applicable Law, Proceeding or Contract.

“Lien” means, (i) with respect to any asset, any mortgage, lien, claim, pledge, hypothecation, charge, security interest or other encumbrance or restriction on title or transfer of any kind in respect of such asset and (ii) with respect to real property, any title defects, encumbrances, easements and restrictions, invalidities or irregularities.

“Non-U.S. Company Employee” means any Company Employee (or any director or officer of the Company or any of its Subsidiaries) who is employed primarily outside (or, in the case of any expatriate Company Employee, whose home country is outside) the United States immediately prior to the Closing.

“Open Source Materials” means any Software or other materials obtained pursuant to a license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including but not limited to any copyleft license or any license approved by the Open Source Initiative, or any Creative Commons License. “Open Source Materials” includes, without limitation, Software distributed under the GNU General Public License, GNU Lesser General Public License, Mozilla Public License, BSD licenses, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License, the Apache License and other like licenses.

“Parent Disclosure Letter” means the confidential letter delivered by Parent to the Company immediately prior to the execution of this Agreement.

“Parent Material Adverse Effect” means any event, circumstance, change in or effect that would prevent or materially delay, interfere with, impair or hinder the consummation by Parent, or Merger Sub of the Merger and the other Contemplated Transactions in accordance with the terms of this Agreement.

“Patents” means inventions, whether patentable or not, and all patents, invention disclosures, and design registrations, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues, and applications for any of the foregoing.

“Permits” means all federal, state, local or foreign permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, certificates or Governmental Orders of or issued by any Governmental Authority that are required for a Party to own its assets or conduct its business as it is being conducted on the date of this Agreement or as of the Closing Date.

“Permitted Liens” means (a) statutory Liens for current Taxes not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate Proceedings and for which adequate accruals or reserves have been established in accordance with GAAP on the applicable financial statements; (b) mechanics’, materialmens’, carriers’, workers’, repairers’ and other similar Liens or security obligations incurred in the ordinary course of business and arising by operation of law with respect to any amounts not yet delinquent or the validity or amount of which is being contested in good faith by appropriate Proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (c) Liens arising under workers’ compensation, unemployment insurance or other social security legislation; (d) Liens and other imperfections of title that do not materially detract from the value or materially impair the use or occupancy of the property to which they relate in the conduct of the business of the Company and its Subsidiaries, as the case may be, as currently conducted; (e) zoning, entitlement, building, and other land use regulations imposed by Governmental Authorities having jurisdiction over such Person’s leased real property, which are not violated in any material respect by the current use and operation of such real property; (f) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s leased real property, which do not, individually or in the aggregate, materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (g) any right of way or easement related to public roads and highways, which do not, individually or in the aggregate, materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such

Person’s businesses; (h) mortgages, deeds of trusts and other security interests under the Existing Company Credit Agreement; and (i) any other Liens that, individually or in the aggregate, do not materially impair the value or the continued use and operations of the assets or properties to which they relate.

“Person” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, a joint venture, an association, a trust or any other entity or organization, including a Governmental Authority.

“Proceeding” means any proceeding (public or private), litigation, suit, arbitration, dispute, demand, claim, charge, action, cause of action, subpoena, inquiry, governmental audit or investigation before any court, grand jury, Governmental Authority or any arbitration or mediation tribunal or authority.

“Product” means any product (including Software) or service currently developed, marketed, licensed, sold, performed, distributed or otherwise made available by the Company or any of its Subsidiaries.

“Related Party” of a Person means such Person’s former and current direct or indirect equity holders, controlling persons, directors, officers, employees, agents, advisors, attorneys, Representatives, Affiliates, members, financing sources, incorporators, managers, general or limited partners or successors or assignees.

“Representatives” means, with respect to a Person, each of its respective directors, officers, attorneys, accountants, employees, advisors, agents or financing sources.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means any and all: (a) computer programs, including any and all software implementations of algorithms, models and methodologies, compilers, tool sets, whether in source code, object code or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) any higher level or “proprietary” languages, (d) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens and screen displays, user interfaces, report formats, firmware, development tools, templates, menus, buttons, and icons, and (e) all documentation, including user manuals and other training documentation and notes related to any of the foregoing.

“Subsidiary” means, with respect to any Person, any other Person of which the specified Person, either directly or through or together with any other of its Subsidiaries, owns more than 50% of the voting power in the election of directors or their equivalents, other than as affected by events of default.

“Superior Proposal” means a written bona fide offer or proposal made by a third party with respect to a Competing Company Transaction on terms and conditions that the Company Board determines, in its good faith judgment, after consulting with an outside financial advisor and outside legal counsel, and taking into account all legal, financial and regulatory (including the likelihood of timely receipt of CFIUS Approval and expiration of the waiting period under the HSR Act and approval under all other applicable Antitrust laws) and other aspects of the proposal, including availability of financing, and any changes to the terms of this Agreement proposed by Parent in response to such offer or proposal, or otherwise, to be (a) more favorable from a financial point of view, to the stockholders of the Company than the Contemplated Transactions and (b) reasonably expected to be consummated. For purposes of the definition of “Superior Proposal,” each reference in the definition of “Competing Company Transaction” to “20%” shall be replaced with “50%”.

“Tax” means any tax, including any net income, gross income, gross receipts, recapture, alternative or add-on minimum, sales, use, business and occupation, business, professional and occupational license, value-

added, trade, goods and services, ad valorem, franchise, profits, license, business royalty, withholding, payroll, employment, capital, exercise, transfer, recording, severance, stamp, occupation, premium, property, asset, real estate acquisition, environmental, custom duty, impost, obligation, assessment, levy, tariff or other tax, governmental fee or other like assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by a Taxing Authority.

“Tax Benefits Plan” means the Section 382 Tax Benefits Preservation Plan, dated as of October 4, 2019, by and between the Company and Action Stock Transfer Corporation, as Rights Agent, as amended from time to time.

“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, or declaration of estimated Tax) filed with or required to be filed with a Taxing Authority in connection with the payment, determination, assessment or collection of any Tax or the administration of any Applicable Law relating to any Tax and any amended Tax return or claim for refund.

“Taxing Authority” means any Governmental Authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the U.S. Internal Revenue Service or any successor thereto, including its agents, representatives, and attorneys acting in their official capacity).

“Trade Secrets” means trade secrets, information that derives economic value from not being generally known and confidential or proprietary business information (including ideas, research and development, formulas, specifications, recipes, know-how, procedures, compositions, manufacturing and production processes and techniques, data or technical data, designs, drawings, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), and any other information that would constitute a trade secret as defined in the Uniform Trade Secrets Act and under corresponding applicable laws.

“Trademarks” means all trademarks, service marks, trade names, business names, corporate names, service names, trade dress, look and feel, product names, brand names, logos, slogans, taglines, 800 numbers, social media usernames, handles, hashtags and account names, titles, characters (including names, likenesses and images), symbols, emblems, insignia and monograms, and other distinctive identification and identifiers of source, whether or not registered, including all goodwill associated therewith, and any and all common law rights, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing.

“Treasury Regulations” means the regulations promulgated under the Code.

“U.S. Company Employee” means any Company Employee who is employed primarily in (or, in the case of any expatriate Company Employee, whose home country is) the United States immediately prior to the Closing.

“Willful Breach” shall mean intentional and willful material breach, or an intentional and willful material failure to perform, covenants or other agreements contained in, this Agreement, that is a consequence of an act or failure to act by the breaching or nonperforming Person with actual knowledge, or knowledge that a Person acting reasonably under the circumstances should have, that such Person’s act or failure to act would, or would be reasonably expected to, result in or constitute a material breach of or failure of performance under this Agreement. For the avoidance of doubt, failure by Parent or Merger Sub to consummate the Merger when all of the conditions thereto (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived shall constitute a “Willful Breach” for purposes of this Agreement.

(b) “To the knowledge,” “known by,” “known” or “aware of” (and any similar phrase) means (i) with respect to Parent and Merger Sub, to the actual knowledge of the individuals set forth on Appendix A of the

Parent Disclosure Letter and (ii) with respect to the Company, to the actual knowledge of the individuals set forth on Appendix A of the Company Disclosure Letter.

(c) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acceptable Confidentiality Agreement	Exhibit A
Affiliate	Exhibit A
Agreement	Preamble
Antitrust Laws	Exhibit A
Applicable Law	Exhibit A
Bankruptcy and Equity Exception	Section 4.02(a)
Beneficial Owner	Exhibit A
Book-Entry Shares	Section 2.05(b)
Business Day	Exhibit A
Certificate	Section 2.05(b)
Certificate of Merger	Exhibit A
CFIUS	Section 4.06
CFIUS Approval	Section 8.01(d)
Change in the Company Board Recommendation	Section 7.01(d)
Closing	Section 2.03
Closing Date	Section 2.03
COBRA	Section 4.14(g)
Code	Exhibit A
Company	Preamble
Company Applications	Section 4.24
Company Board	Recitals
Company Board Recommendation	Section 7.02(a)
Company Capitalization Date	Section 4.03(a)
Company Common Stock	Exhibit A
Company Disclosure Letter	Exhibit A
Company Employee	Exhibit A
Company Entity	Exhibit A
Company Leased Real Property	Exhibit A
Company Leases	Section 4.13(a)
Company License	Section 4.12(k)
Company Material Adverse Effect	Exhibit A
Company Material Contracts	Section 4.17(a)
Company Owned Intellectual Property	Exhibit A
Company Plans	Section 4.14(b)
Company Preferred Stock	Exhibit A
Company PSUs	Exhibit A
Company Restricted Stock	Exhibit A
Company SEC Documents	Exhibit A
Company Stock Options	Exhibit A
Company Stock Plans	Exhibit A
Company Stockholder Approval	Section 4.02(a)
Company Stockholders’ Meeting	Section 7.02(c)

Term	Section
Company Termination Fee	Exhibit A
Company Union Contracts	Section 4.15
Competing Company Transaction	Exhibit A
Competing Company Transaction Agreement	Exhibit A
Confidentiality Agreement	Section 7.08
Contemplated Transactions	Recitals
Continuation Period	Section 7.10(a)
Continuing Employees	Section 7.10(a)
Contract	Exhibit A
D&O Indemnified Parties	Section 7.04(a)
DGCL	Recitals
Disclosure Letter	Exhibit A
Dissenting Shares	Section 2.09
Domain Names	Exhibit A
Effective Time	Section 2.02
Environmental Laws	Exhibit A
Environmental Permit	Exhibit A
Equity Commitment Letter	Recitals
Equity Financing	Section 5.06(a)
Equity Investors	Recitals
ERISA	Exhibit A
ERISA Affiliate	Exhibit A
EU	Section 4.24
Exchange Act	Exhibit A
Existing Company Credit Agreement	Exhibit A
Free or Open Source Software	Exhibit A
GAAP	Exhibit A
GDPR	Section 4.24
Governmental Authority	Exhibit A
Governmental Order	Exhibit A
Guaranteed Obligation	Section 10.17(a)
Hazardous Substances	Exhibit A
HSR Act	Exhibit A
Insurance Policies	Section 4.23
Intellectual Property	Exhibit A
Interest Rate	Exhibit A
Intervening Event	Section 7.01(d)(i)
IP Participant	Section 4.12(d)
IRS	Exhibit A
Liabilities	Exhibit A
Lien	Exhibit A
Malicious Code	Section 4.12(g)
Maximum Amount	Section 7.04(b)
Merger	Recitals
Merger Fund	Section 3.01(a)
Merger Sub	Preamble

Term	Section
Merger Sub Common Stock	Section 2.05(c)
Non-Recourse Party	Section 10.16
Non-U.S. Company Employee	Exhibit A
Non-U.S. Company Plans	Section 4.14(b)
Notice of Superior Proposal	Section 7.01(d)(ii)(1)
Notice Period	Section 7.01(d)(ii)(2)
Open Source Materials	Exhibit A
Parent	Preamble
Parent Benefit Plans	Section 7.10(b)
Parent Disclosure Letter	Exhibit A
Parent Guarantee	Section 10.17(a)
Parent Guarantor	Preamble
Parent Material Adverse Effect	Exhibit A
Parent Welfare Plans	Section 7.10(b)
Parties	Preamble
Party	Preamble
Patents	Exhibit A
Paying Agent	Section 3.01(a)
Per Share Merger Consideration	Section 2.05(b)
Permits	Exhibit A
Permitted Liens	Exhibit A
Person	Exhibit A
PII	Section 4.24
Privacy Laws	Section 4.24
Privacy Statements	Section 4.24
Proceeding	Exhibit A
Product	Exhibit A
Proxy Statement	Section 7.02(a)
PSU Amount	Section 3.02(c)
Related Party	Exhibit A
Representatives	Exhibit A
Revised Transaction Proposal	Section 7.01(d)(ii)(2)
SEC	Exhibit A
Section 721	Section 4.06
Securities Act	Exhibit A
Share	Section 2.05(b)
Software	Exhibit A
Subsidiary	Exhibit A
Superior Proposal	Exhibit A
Surviving Corporation	Section 2.01
Systems	Section 4.12(g)
Takeover Law	Section 7.14
Tax	Exhibit A
Tax Benefits Plan	Exhibit A
Tax Return	Exhibit A
Taxing Authority	Exhibit A

Term	Section
Termination Date	Section 9.01(a)
Trademarks	Exhibit A
Trade Secrets	Exhibit A
Transaction Litigation	Section 7.13
Treasury Regulations	Exhibit A
U.S. Company Employee	Exhibit A
U.S. Company Plans	Section 4.14(a)
Willful Breach	Exhibit A

Exhibit B

FORM OF CERTIFICATE OF MERGER

OF

HOLLY MERGER SUB, INC.,

a Delaware corporation

WITH AND INTO

THE MEET GROUP, INC.,

a Delaware corporation

[                ,     ], 2020

Pursuant to Title 8, Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned corporation executed the following Certificate of Merger:

FIRST: The name and state of incorporation of each of the constituent corporations (the “Constituent Corporations”) participating in the Merger (as defined below) is as follows:

Name	State of Incorporation
Holly Merger Sub, Inc.	Delaware
The Meet Group, Inc.	Delaware

SECOND: The Agreement and Plan of Merger, dated March 5, 2020 (the “Merger Agreement”), by and among The Meet Group, Inc., a Delaware corporation, Holly Merger Sub, Inc., a Delaware corporation, eHarmony Holding, Inc., a Delaware corporation, and, solely for purposes of Section 10.17 of the Agreement, NCG – NUCOM GROUP SE, a European stock corporation, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the Title 8, Section 251 of the DGCL.

THIRD: The name of the surviving corporation of the Merger is The Meet Group, Inc., a Delaware corporation (the “Surviving Corporation”).

FOURTH: The certificate of incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as set forth in Exhibit A attached hereto upon the effective time of the Merger as specified in Article FIFTH of this Certificate of Merger.

FIFTH: The Merger is to become effective at such time as this Certificate of Merger is duly filed with the Secretary of State of the State of Delaware.

SIXTH: The executed Merger Agreement is on file at [•], the place of business of the Surviving Corporation.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation on request, without cost, to any stockholder of either of the Constituent Corporations.

[Signature Page Follows]

IN WITNESS WHEREOF, The Meet Group, Inc. has caused this Certificate of Merger to be signed by an authorized officer on the date first above written.

The Meet Group, Inc.

By:
Name:
Title:

[Signature Page to Certificate of Merger]

Exhibit A

(See attached)

Exhibit C

FORM OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE MEET GROUP, INC.

ARTICLE I

The name of the corporation is The Meet Group, Inc..

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.001 per share.

ARTICLE V

The corporation is to have perpetual existence.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation.

ARTICLE VII

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

ARTICLE VIII

The corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the corporation or (ii) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the corporation or elects to continue to serve as a director or officer of the corporation while this Article VIII is in effect. Any repeal or amendment of this Article VIII shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article VIII. Such right shall include the right to be paid by the corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise. As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction in which the director derived an improper personal benefit. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

The corporation may additionally indemnify any employee or agent of the corporation to the fullest extent permitted by law.

Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article VIII shall extend to proceedings involving the negligence of such person.

ARTICLE IX

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE X

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

* * * * *

Annex B

GLOBAL CORPORATE &

INVESTMENT BANKING

March 4, 2020

The Board of Directors

The Meet Group, Inc.

100 Union Square Drive

New Hope, PA 18938

Members of the Board of Directors:

We understand that The Meet Group, Inc. (“Meet”) proposes to enter into an Agreement and Plan of Merger, dated as of March 5, 2020 (the “Agreement”), among Meet, eHarmony Holding, Inc. (“Parent”), NCG NuCom Group SE (“Parent Guarantor”) and Holly Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Meet (the “Merger”) and each outstanding share of the common stock, par value $0.001 per share, of Meet (“Meet Common Stock”) will be converted into the right to receive $6.30 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Meet Common Stock of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to Meet;

(2)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of Meet furnished to or discussed with us by the management of Meet, including certain financial forecasts relating to Meet prepared by the management of Meet (such forecasts, “Meet Forecasts”);

(3)	reviewed the estimated net operating loss tax attributes of Meet prepared by the management of Meet (collectively, the “NOLs”);

(4)	discussed the past and current business, operations, financial condition and prospects of Meet with members of senior management of Meet;

(5)	reviewed the trading history for Meet Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(6)	compared certain financial and stock market information of Meet with similar information of other companies we deemed relevant;

(7)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(8)	considered the results of our efforts on behalf of Meet to solicit, at the direction of Meet, indications of interest from third parties with respect to a possible acquisition of Meet;

(9)	reviewed a draft, dated March 3, 2020, of the Agreement (the “Draft Agreement”); and

(10)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise

The Board of Directors

The Meet Group, Inc.

reviewed by or discussed with us and have relied upon the assurances of the management of Meet that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Meet Forecasts and the NOLs, we have been advised by Meet, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Meet as to the future financial performance of Meet and the other matters covered thereby. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Meet, nor have we made any physical inspection of the properties or assets of Meet. We have not evaluated the solvency or fair value of Meet, Parent or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Meet, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Meet or the contemplated benefits of the Merger. We have also assumed, at the direction of Meet, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, the form or structure, or financial or other terms, aspects or implications of any related transactions, or any terms, aspects or implications of any voting or support agreements or any governance or other arrangements, agreements or understandings entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Meet Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Meet or in which Meet might engage or as to the underlying business decision of Meet to proceed with or effect the Merger. We also are not expressing any view or opinion with respect to, and have relied, with your consent, upon the assessments of representatives of Meet regarding, legal, regulatory, accounting, tax and similar matters relating to Meet and the Merger (including the contemplated benefits thereof) as to which we understand that Meet obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

We have acted as financial advisor to Meet in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Meet has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial

The Board of Directors

The Meet Group, Inc.

instruments (including derivatives, bank loans or other obligations) of Meet, certain of its affiliates, Parent and certain of its affiliates (including ProSiebenSat.1 Media SE (“ProSieben”), General Atlantic LLC (“General Atlantic”) and certain of their respective affiliates and/or portfolio companies).

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Meet and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as an administrative agent, bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Meet and/or certain of its affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and certain of its affiliates, including ProSieben, General Atlantic and certain of their respective affiliates and/or portfolio companies, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to certain affiliates and portfolio companies of General Atlantic in connection with certain M&A transactions, (ii) having acted or acting as a bookrunner, global coordinator and/or underwriter for certain equity offerings of certain affiliates and portfolio companies of General Atlantic, (iii) having acted or acting as a lender under certain letters of credit and credit facilities of Parent and/or certain of its affiliates, including ProSieben, General Atlantic and/or certain of their respective affiliates and/or portfolio companies (including acquisition financing), (iv) having provided or providing certain derivatives, foreign exchange and other trading services to Parent and/or certain of its affiliates, including ProSieben, General Atlantic and/or certain of their respective affiliates and/or portfolio companies, and (v) having provided or providing certain treasury management products and services to Parent and/or certain of its affiliates, including ProSieben, General Atlantic and/or certain of their respective affiliates and/or portfolio companies. In addition, a member of the Board of Directors of Bank of America Corporation, our parent company, also is a Senior Advisor of General Atlantic.

It is understood that this letter is for the benefit and use of the Board of Directors of Meet (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Parent, Meet or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Meet Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

BOFA SECURITIES, INC.

Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the Buyer immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

THE MEET GROUP 0000000 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:00 A.M. ET on [ ]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. The Meet Group, Inc. New 100 Union Square Drive Hope, PA 18938-1365 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1 2 3 4 A N Y W H E R E S T R E E T A N Y C I T Y , O N A 1 A 1 A 1 1 1 1 OF 2 VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 8:00 A.M. ET on [ ]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # â†’ NAME THE COMPANY NAME INC.—COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 02 0000000000 1. To (a) adopt the Agreement and Plan of Merger (as amended, modified or supplemented from time to time, the Merger Agreement), dated as of March 5, 2020, by and among The Meet Group, Inc., a Delaware corporation (the “Company”), eharmony Holding, Inc., a Delaware corporation (“Buyer”), Holly Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), and NCG NuCom Group SE, solely for the purpose of guaranteeing Buyers obligations under the Merger Agreement as set forth therein, and (b) approve the transactions by the Merger Agreement (the “Contemplated Transactions”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub shall merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Buyer. 2. To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger. 3. To approve the adjournment of the special meeting and any adjourned session of the special meeting, if necessary or appropriate, including to allow additional time to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement and approve the Contemplated Transactions or in the absence of a quorum. 0 0 0 0 0 0 0 0 0 NOTE: To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof. 0000452983_1 R1.0.1.18 For address change/comments, mark here. 0 (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. W hen signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. JOB # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE #

0000452983_2 R1.0.1.18 The undersigned stockholder(s) hereby appoint(s) Geoffrey Cook and James Bugden, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, and otherwise act on behalf of the undersigned with all powers that the undersigned would have if personally present all of the shares of the common stock of The Meet Group, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders(s) to be held at 10:00 a.m., local time on [•], 2020, at the offices of Morgan, Lewis & Bockius LLP located at 1701 Market Street, Philadelphia, PA 19103 and at any adjournment or postponement thereof (the “Special Meeting”). The undersigned acknowledges receipt of the Notice of the Special Meeting and Proxy Statement dated [•], 2020. By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or internet. This proxy, when properly executed and returned, will be voted in the manner as directed on the reverse side of this card. If this card is properly executed and returned without direction, this proxy will be voted “FOR” Proposal 1, “FOR’ Proposal 2 and “FOR” Proposal 3. In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holders are authorized to act upon all matters incident to the conduct of the Special Meeting and upon other matters that properly come before the Special Meeting. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION DATED [•], 2020 THE MEET GROUP, INC. Special Meeting of Stockholders [•] 10:00 AM This proxy is solicited by the Board of Directors Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Special Meeting Proxy Statement are available at www.proxyvote.com